As filed with the United States Securities and Exchange Commission on February 14, 2006

                                                      Registration No. _________

================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     ------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                     ------

           Nevada                   Nexicon, Inc.                 13-3389415
           ------                   -------------                 ----------
(State or Other Jurisdiction    (Name of Registrant in        (I.R.S. Employer
      of Incorporation               Our Charter)            Identification No.)
      or Organization)

   400 Gold SW, Suite 1000            7389               Corporation Trust
   Albuquerque, New Mexico            ----               Company of Nevada
           87102                    (Primary           6100 Neil Road, Suite 500
       (505) 248-0000               Standard             Reno, Nevada  89511
       --------------              Industrial              (206) 622-4511
   (Address and telephone        Classification            --------------
    number of Principal           Code Number)      (Name, address and telephone
   Executive Offices and                            number of agent for service)
Principal Place of Business)

                                   Copies to:
        Clayton E. Parker, Esq.                 Christopher J. DeLise, Esq.
        Kirkpatrick & Lockhart                     Kirkpatrick & Lockhart
         Nicholson Graham LLP                       Nicholson Graham LLP
 201 S. Biscayne Boulevard, Suite 2000     201 S. Biscayne Boulevard, Suite 2000
         Miami, Florida 33131                       Miami, Florida 33131
           (305) 539-3300                             (305) 539-3300
    Telecopier No.: (305) 358-7095             Telecopier No.: (305) 358-7095


      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_|

      If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                         CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                                                      Proposed Maximum
                                                                   Proposed Maximum      Aggregate         Amount Of
            Title Of Each Class Of            Amount To Be          Offering Price        Offering       Registration
         Securities To Be Registered           Registered           Per Share (1)        Price (1)            Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share   322,487,621 shares(2)        $0.035        $11,287,066.74       $1,207.72
---------------------------------------------------------------------------------------------------------------------
TOTAL                                      322,487,621 shares(2)        $0.035        $11,287,066.74       $1,207.72
=====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. For the purposes of this table, we have used the closing price on February 8, 2006.

(2) Of these shares, 301,659,125 shares are being registered to be issued upon the conversion of the November 2005 Debentures issued to Cornell Capital Partners, LP by Nexicon, 15,000,000 shares of common stock are registered under warrants and 5,828,496 shares are being registered on behalf of other selling shareholders as described herein.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                        Prospectus subject to completion, dated February__, 2006

                                   PROSPECTUS

                                  NEXICON, INC.
                       322,487,621 Shares of Common Stock

      This Prospectus relates to the sale of up to 322,487,621 shares of common stock of Nexicon, Inc. by certain persons who are, or will become, stockholders of Nexicon. The selling stockholders consist of:

      o Cornell Capital Partners, LP, which intends to sell up to an aggregate amount of 316,659,125 shares of Nexicon common stock, 301,659,125 shares of common stock issuable upon conversion of the November 2005 Debentures and 15,000,000 shares of common stock issuable upon the exercise of warrants.

      o Other selling stockholders, who intend to sell up to an aggregate amount of 5,828,496 shares of Nexicon common stock previously issued in various financing transactions with Nexicon.

      Please refer to "Selling Stockholders" beginning on Page 12 of this Prospectus.

      Nexicon is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by Nexicon.

      The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of our common stock. On February 8, 2006, the closing price of our common stock was $0.035 per share.

      Cornell Capital Partners is entitled, at its option, to convert at any time a portion or all amounts of principal and interest due and outstanding under the November 2005 Debentures into shares of the Company's common stock, $0.001 par value per share, at a price per share equal to 90% of the lowest price per share in the last reported trade of the Company's common stock on the Over-the-Counter Bulletin Board or on the exchange which the common stock is then listed as quoted by Bloomberg, LP, for the 10 trading days immediately preceding the conversion date as quoted by Bloomberg, LP., which conversion price may be adjusted from time-to-time pursuant to other terms of the November 2005 Debentures. The November 2005 Debentures are secured by substantially all of the Company's assets, have two-year maturity dates, and accrue interest at 10% per annum.

      Nexicon's common stock is dually quoted on the Over-the-Counter Bulletin Board and Pink Sheets under the symbol "NXCN.OB."

      These securities are speculative and involve a high degree of risk. Please refer to "Risk Factors" beginning on Page 6 of this Prospectus.

      Neither the United States Securities and Exchange Commission nor any state securities regulators have approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this Prospectus is February __, 2006.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1
THE OFFERING...................................................................2
SUMMARY FINANCIAL INFORMATION..................................................3
RISK FACTORS...................................................................6
FORWARD-LOOKING STATEMENTS....................................................11
SELLING STOCKHOLDERS..........................................................12
USE OF PROCEEDS...............................................................18
PLAN OF DISTRIBUTION..........................................................19
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................20
DESCRIPTION OF BUSINESS.......................................................28
MANAGEMENT....................................................................31
DESCRIPTION OF PROPERTY.......................................................34
LEGAL PROCEEDINGS.............................................................35
PRINCIPAL STOCKHOLDERS........................................................36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................37
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER
      SHAREHOLDER MATTERS.....................................................38
DESCRIPTION OF SECURITIES.....................................................42
EXPERTS.......................................................................45
LEGAL MATTERS.................................................................45
HOW TO GET MORE INFORMATION...................................................45
FINANCIAL STATEMENTS.........................................................F-i
PART II.....................................................................II-1

                               PROSPECTUS SUMMARY

History

      Nexicon, Inc., a Nevada corporation formerly known as Cyco.net, Inc. (the "Company" or "Nexicon"), is the successor corporation to AVE, Inc. The Company was an e-commerce business until July 2003 when it sold the assets of its cigarette e-tail business. The Company's current business consists of two operating segments: (i) billing software, and (ii) computer network and internet security software. The CHARON billing solution, a next-generation platform, combines network management modules for the integration, provisioning, invoicing, and maintenance of end-users, all via a convergent interface. We believe that the integrated billing system offers easy installation, low infrastructure costs, and value-added service, and enables service providers to innovate, streamline, and position for growth, while maintaining a cohesive, efficient billing and customer service management system. The ComSecure Controller is a comprehensive network management and security device that is often leveraged in consulting opportunities. We believe that Nexicon's cybercrime intelligence tool addresses network security. Serving customers in commercial and government markets, Nexicon combines its expertise and nexus of technologies to provide, in our opinion, a comprehensive solution that takes into consideration the entire value chain of customer environments. In addition, the CHARON billing system's core data extraction engine can be used as a stand-alone solution or in conjunction with the ComSecure security solutions, offering individual solutions for large and small corporations that facilitate a company's billing processes while maintaining network security.

Going Concern

      The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

      Our independent auditors added an explanatory paragraph to their audit opinions issued in connection with the financial statements for the years ended December 31, 2004, 2003 and 2002, which state that Nexicon has suffered recurring losses from operations and has working capital and stockholder deficits. These factors raise substantial doubt about the Company's ability to continue as a going concern.

      The Company has experienced losses from operations as a result of investments necessary to achieve its operating plan, which is long-range in nature. For the year ended December 31, 2004, the Company incurred a net loss of $5,929,891 and for the nine months ended September 30, 2005, the Company incurred a net loss of $2,549,700. At September 30, 2005, the Company had a working capital deficit of $1,434,581 and stockholders' deficit of $2,959,228. In addition, the Company is subject to legal action. Specifically, on January 28, 2003, the Company was named in a civil suit filed by the City of New York as one of approximately a dozen defendants who engaged in the business of Internet online cigarette sales. The suit alleges that the Company failed to report the names and addresses of its customers to taxing authorities. The extent of the City's damages is to be determined at trial. The Company's ability to continue as a going concern is contingent upon its ability to secure financing and attain profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates. The Company purchased a wholly-owned subsidiary, Pluto Communications International AS ("Pluto") and through its Charon Billing and Operational Support System sales, in conjunction with ComSecure(C) Controller sales, through its wholly-owned subsidiary Orion Security Systems, Inc. ("OSSI"), hopes to attain profitable operations.

      The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

      To attempt to address the issues underlying the going concern qualification in the auditor's report, we are pursuing new business opportunities. For example, on July 13, 2005, Nexicon signed a 6-month contract with the Motion Picture Association of America for the use of one of our security products. Nexicon believes that this contract will open the door to other contracts for this product. In addition, the Company has recently cut operating expenses.

About Us

      Our principal office is located at 400 Gold S.W., Suite 1000, Albuquerque, New Mexico 87102. Our telephone number is (505) 248-0000.

                                  THE OFFERING

      This offering relates to the sale of common stock by certain persons who are Nexicon stockholders. The selling stockholders consist of:

      o Cornell Capital Partners, LP ("Cornell"), which intends to sell up to an aggregate amount of 316,659,125 shares of Nexicon common stock, 301,659,125 shares of common stock registered to be issued upon the conversion of the November 2005 Debentures and 15,000,000 shares of common stock issuable upon the exercise of warrants.

      o Other selling stockholders, who intend to sell up to an aggregate amount of 5,828,496 shares of Nexicon common stock previously issued in various financing transactions with Nexicon.

      Please refer to "Selling Stockholders" beginning on Page 12 of this Prospectus.

Common Stock Offered            322,487,621 shares by selling  stockholders

Offering Price                  Market price

Common  Stock  Outstanding      160,410,122 shares (as of February 8, 2006)
Before the Offering

Use of Proceeds                 We will not receive  any  proceeds of the shares
                                offered by the selling stockholders. See "Use of Proceeds."

Risk Factors                    The  securities  offered  hereby  involve a high
                                degree   of  risk  and   immediate   substantial
                                dilution. See "Risk Factors" and "Dilution."

Over-the-Counter Bulletin       "NXCN.OB"
Board Symbol

                          SUMMARY FINANCIAL INFORMATION

      The following is a summary of Nexicon's financial statements, which are included elsewhere in this Prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this Prospectus as well as with Nexicon's financial statements and the notes thereto. Certain amounts presented in the previous years' financial statements have been reclassified to conform to the current year presentation.

                         CONSOLIDATED BALANCE SHEET DATA
                                FOR NEXICON, INC.

                                                                        September 30,
                                                       September 30,         2004        December 31,
                                                            2005         (Unaudited)         2004        December 31,
                                                        (Unaudited)      (Restated)       (Restated)         2003
                                                       -------------    -------------    ------------    ------------
CURRENT ASSETS
  Cash                                                 $      17,094    $     308,021    $      5,874    $      9,299
  Restricted cash                                                 --               --          23,688              --
  Receivables - trade                                            972               --          11,813              --
  Receivables - related parties                               33,656               --           8,325              --
  Receivable - AIC                                            54,674           78,767          64,036         139,752
  Interest receivable - AIC                                      382               --              --              --
  Receivables - Pluto                                             --           45,081              --              --
  Financing costs                                                 --               --         117,600              --
  Prepaid expense                                              2,939               --             269              --
                                                       -------------    -------------    ------------    ------------

      Total current assets                                   109,717          431,869         231,605         149,051
                                                       -------------    -------------    ------------    ------------

PROPERTY AND EQUIPMENT, net of accumulated
  depreciation of $131,021 as of September 30, 2005;
  $8,131 as of September 30, 2004; $127,196 as of
  December 31, 2004; and $1,269 as of December 31,
  2003                                                        40,983            2,933          24,628           1,600
                                                       -------------    -------------    ------------    ------------

OTHER ASSETS
  Financing cost, net                                             --               --          42,400              --
  Investment in Mercury                                      147,851          147,851         147,851              --
  Deposit                                                      2,422            1,930           7,087           1,905
                                                       -------------    -------------    ------------    ------------
    Total other assets                                       150,273          149,781         197,338              --
                                                       -------------    -------------    ------------    ------------
                                                       $     300,973    $     584,583    $    453,571    $    152,556
                                                       =============    =============    ============    ============

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
CURRENT LIABILITIES
  Accounts payable and accrued expenses                $     937,895    $     437,081    $    664,388    $    281,968
  Accrued expenses - shareholders                            242,918          375,086         399,337         301,000
  Deferred gain                                               37,563           61,555          46,925         122,641
  Net liabilities of discontinued operations                 325,922          213,458         379,171         208,337
                                                       -------------    -------------    ------------    ------------
    Total current liabilities                              1,544,298        1,087,180       1,489,821         913,946
                                                       -------------    -------------    ------------    ------------

DERIVATIVE FINANCIAL INSTRUMENTS                           1,715,903        1,003,228         827,402              --
                                                       -------------    -------------    ------------    ------------

STOCKHOLDERS' (DEFICIT)
  Common stock, $0.001 par value, 500,000,000 shares
    authorized, 122,306,945 shares issued and
    outstanding as of September 30, 2005;
    100,637,512 issued and outstanding as of
    September 30, 2004; 119,494,238 shares issued
    and outstanding as of December 31, 2004;
    85,715,931 shares issued and outstanding as of
    December 31, 2003                                        119,312          100,638         119,494          85,716
  Additional paid-in capital                              13,799,229       11,006,366      12,908,586       7,697,969
  Deferred stock compensation                                     --         (794,949)       (543,996)             --
  Stock subscription receivable                           (2,800,000)      (2,800,000)     (2,800,000)     (2,800,000)
  Accumulated (deficit)                                  (14,224,662)      (9,017,880)    (11,674,966)     (5,745,075)
                                                       -------------    -------------    ------------    ------------
                                                          (3,106,121)      (1,505,825)     (1,990,882)       (761,390)
  Other comprehensive income:
    Currency translation adjustment                          146,893               --         127,230              --
                                                       -------------    -------------    ------------    ------------
                                                          (2,959,228)      (1,505,825)     (1,863,652)       (761,390)
                                                       -------------    -------------    ------------    ------------
                                                       $     300,973    $     584,583    $    453,571    $    152,556
                                                       =============    =============    ============    ============

---------------------
(notes appear on the following page)

(1) Effective on July 1, 2003, the Company agreed to sell its Internet tobacco products business to American CigCo, LLC ("AIC"). In conjunction with this purchase, AIC agreed to purchase 2 million shares of the Company's common stock. The aggregate purchase price was $3 million, consisting of the following two notes payable: (i) payment for the assets of the business is in the form of a promissory note in the principal amount of $200,000 payable in 12 equal monthly installments of $16,667 commencing on August 1, 2003 (the balance of the note was $54,674 at September 30, 2005); and
      (ii) payment for the 2 million shares of common stock is in the form of a promissory note in the principal amount of $2.8 million with interest accruing at 7% per annum, and payments of interest due annually commencing on July 31, 2004 and the principal amount due in full on July 31, 2008. As of September 1, 2005, no interest has been paid. The note was not secured.

(2) Certain balances in the 2003 financial statements have been reclassified consistent with the 2004 presentation.

         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                                FOR NEXICON, INC.

                                                                               Nine Months
                                                              Nine Months         Ended        For the Year
                                                                 Ended        September 30,       Ended        For the Year
                                                             September 30,         2004          December         Ended
                                                                  2005         (unaudited)         2004          December
                                                              (unaudited)      (Restated)       (Restated)         2003
                                                             -------------    -------------    ------------    ------------

Revenues                                                     $     227,804    $     448,510    $    495,990    $         --
                                                             -------------    -------------    ------------    ------------
Cost of goods sold                                                 173,351          174,634         355,766              --
                                                             -------------    -------------    ------------    ------------
Gross Profit                                                        54,453          273,876         140,224              --
                                                             -------------    -------------    ------------    ------------

Other Costs and Expenses
  General and administrative expenses                            1,441,968        1,520,762       1,471,697         723,527
  Research and development                                              --           53,723          75,138              --
  Purchased research and development                                    --               --         601,260              --
  Non-cash stock compensation - general and administrative         581,996        1,492,658       1,850,105              --
  Loss on asset impairment                                              --               --         902,000       4,500,000
                                                             -------------    -------------    ------------    ------------
                                                                 2,023,964        3,067,143       4,900,200       5,223,527
                                                             -------------    -------------    ------------    ------------

Operating (loss)                                                (1,969,511)      (2,793,267)     (4,759,976)     (5,223,527)
                                                             -------------    -------------    ------------    ------------

Other income (expense):
  Interest income                                                    1,478            5,581           7,510           5,100
  Derivative instruments income                                   (338,457)        (372,690)       (441,436)             --
  Non-cash interest expense                                       (160,000)              --         (85,200)             --
  Interest expense                                                      --           (9,083)           (771)         (2,603)
                                                             -------------    -------------    ------------    ------------
                                                                  (496,979)        (376,192)       (519,897)          2,497
                                                             -------------    -------------    ------------    ------------
Net (loss) before income tax                                    (2,466,490)      (3,169,459)     (5,279,873)     (5,221,030)

Income taxes (benefit)                                             (23,000)         (56,000)       (247,000)         99,000
                                                             -------------    -------------    ------------    ------------
Loss before discontinued operations                             (2,443,490)      (3,113,459)     (5,032,873)     (5,320,030)

Discontinued operations
  Gain (loss) on sale of assets of discontinued operations         (14,110)          61,085          75,716          53,897
  Net income (loss) from discontinued operations, net of
    income taxes                                                   (92,100)        (220,431)       (972,734)        363,770
                                                             -------------    -------------    ------------    ------------
                                                                  (106,210)        (159,346)       (897,018)        417,667
                                                             -------------    -------------    ------------    ------------
    Net (loss)                                                  (2,549,700)      (3,272,805)     (5,929,891)     (4,902,363)

Other comprehensive income (loss)
  Foreign currency translation adjustment                           18,793               --          44,322              --
                                                             -------------    -------------    ------------    ------------
Net comprehensive (loss)                                     $  (2,530,907)   $  (3,272,805)   $ (5,885,569)   $ (4,902,363)
                                                             =============    =============    ============    ============

Weighted average shares outstanding (basic and diluted)        118,976,992       93,108,586      96,573,504      34,499,292
                                                             =============    =============    ============    ============

Net (loss) per common share - basic and diluted
  (Loss) from operations                                     $       (0.02)   $       (0.03)   $      (0.05)   $      (0.13)
  Income (loss) from discontinued operations                         (0.00)           (0.00)          (0.01)           0.01
  Foreign currency translation adjustment                               --               --              --              --
                                                             -------------    -------------    ------------    ------------
                                                             $       (0.02)   $       (0.03)   $      (0.06)   $      (0.12)
                                                             =============    =============    ============    ============

                                  RISK FACTORS

NEXICON IS SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM ITS BUSINESS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO PURCHASE NEXICON'S COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, NEXICON'S BUSINESS, FINANCIAL CONDITION, AND/OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF NEXICON'S COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

We Have Historically Lost Money and Losses May Continue In The Future, Which Could Have a Significant Negative Impact On Our Financial Conditions

      We have historically lost money. The Company has experienced losses from operations. For the nine months ended from operations September 30, 2005, we incurred a net loss of $2,549,700. In the years ended December 31, 2004 and 2003, we had net losses from operations of $5,929,891 and $4,902,363, respectively. In addition, in 2003, the Company was subject to legal action related to its or its subsidiary's sale of cigarettes online in the City of New York, and the States of California, Washington, Oregon, Vermont and Texas. All of the suits, except the civil action with the City of New York, were settled in 2004. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems because historically our operations have not been profitable. If we are not successful in reaching and maintaining profitable operations, we may not be able to attract sufficient capital to continue our operations. Our inability to obtain adequate financing will result in the need to curtail business operations and will likely result in a lower stock price.

We Have Been the Subject Of A Going Concern Opinion From Our Independent Auditors, Which Means That We May Not Be Able To Continue Operations Unless We Obtain Additional Funding

      Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the financial statements for the years ended December 31, 2004, 2003 and 2002, which state that Nexicon has suffered recurring losses from operations and has working capital and stockholder deficits. These factors raise substantial doubt about the Company's ability to continue as a going concern. Those conditions continued through the second quarter of 2005 resulting in operating losses and liquidity shortages, including default conditions on certain notes payable and judgments payable to creditors.

      The accompanying financial statements have been presented assuming that Nexicon will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the nine months ended September 30, 2005, the Company incurred a net loss of $2,549,700. At September 30, 2005, the Company has a working capital deficit of $1,434,581, and a stockholders' deficit of $2,959,228. Management anticipates that Nexicon will incur net losses for the immediate future, and expect Nexicon's operating expenses to increase significantly, and, as a result, Nexicon will need to generate monthly revenue if it is to continue as a going concern. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates. The Company purchased a wholly-owned subsidiary, Pluto and through its Charon Billing and Operational Support System sales, in conjunction with ComSecure(C) Controller sales, through its wholly-owned subsidiary OSSI, hopes to attain profitable operations. Our financial statements which accompany this Prospectus do not include any adjustments that might result from the outcome of this uncertainty.

We Will Need To Raise Additional Capital To Finance Operations, Which Will Potentially Dilute The Value Of Our Shareholders' Shares

      We have relied on significant external financing to fund our operations. Such financing has historically come from a combination of borrowings, including the November 2005 Debentures, sale of common stock to third parties and funds provided by certain officers and directors. We cannot assure you that new financing, whether from external sources or related parties, will be available if needed or on favorable terms to our Company. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. We will need to raise additional capital to fund our anticipated future expansion. Any additional financing may involve dilution to our then-existing shareholders, which could result in a decrease in the price of our shares.

We Are Subject To A Working Capital Deficit, Which Means That Our Current Assets On September 30, 2005 Were Not Sufficient To Satisfy Our Current Liabilities

      We had a working capital deficit of $1,434,581 as of September 30, 2005, which means that our current liabilities exceeded our current assets on September 30, 2005 by $1,434,581. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on September 30, 2005, were not sufficient to satisfy all of our current liabilities on that date.

Our Obligations Under The November 2005 Debentures Are Secured By All of Our Assets Which Cause Our Operations To Cease If We Default

      At February 8, 2006, the Company owed to Cornell a total of $1,583,820 in debt and accrued interest thereon, consisting of the following: (i) principle of 1,549,817, (ii) interest of $34,003. Our obligations under the November 2005 Debentures issued to Cornell are secured by substantially all of our assets. Pursuant to the terms of the foregoing promissory notes and debentures, all of the Company's non-cash assets have been pledged to Cornell as security for repayment of the Company's obligations to Cornell thereunder. The Company is not currently in default of any of its foregoing obligations to Cornell. However, if we default under the terms of the November 2005 Debentures, Cornell could foreclose its security interest and liquidate all of our assets. This would cease operations of our business.

Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

      o     With a price of less than $5.00 per share;

      o     That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

      o In issuers with net tangible assets less than $2 million (if the issuer has been in continuous operation for at least three years) or $5 million (if in continuous operation for less than three years), or with average revenues of less than $6 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

Our Common Stock May Be Affected By Limited Trading Volume And May Fluctuate Significantly, Which May Affect Our Shareholders' Ability To Sell Shares Of Our Common Stock

      Prior to this filing, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. These factors may negatively impact our shareholders' ability to sell shares of our common stock.

We Are Subject To Price Volatility Due To Our Operations Materially Fluctuating; As A Result, Any Quarter-To-Quarter Comparisons In Our Financial Statements May Not Be Meaningful

      As a result of the evolving nature of the markets in which we compete, as well as the current nature of the public markets and our current financial condition, we believe that our operating results may fluctuate materially, as a result of which quarter-to-quarter comparisons of our results of operations may not be meaningful. If in some future quarter, whether as a result of such a fluctuation or otherwise, our results of operations fall below the expectations of securities analysts and investors, the trading price of our common stock would likely be materially and adversely affected. You should not rely on our results of any interim period as an indication of our future performance. Additionally, our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. These factors that may cause our quarterly results to fluctuate include, among others:

      o     our ability to retain existing clients and customers;

      o     our ability to attract new clients and customers at a steady rate;

      o     our ability to maintain client satisfaction;

      o     the extent to which our products gain market acceptance;

      o     the timing and size of client and customer purchases;

      o     introductions of products and services by competitors;

      o     price competition in the markets in which we compete;

      o     our ability to attract, train, and retain skilled management; and

      o     the amount and timing of  operating  costs and capital  expenditures
            relating  to  the  expansion  of  our  business,   operations,   and
            infrastructure.

We May Not Be Able To Compete Effectively In Markets Where Our Competitors Have More Resources

      Many of our competitors have longer operating histories, larger customer bases, longer relationships with clients, and significantly greater financial, technical, marketing, and public relations resources than Nexicon. Based on total assets and annual revenues, we are significantly smaller than many of our competitors. Similarly, we compete against significantly larger and better-financed companies in our business. We may not successfully compete in any market in which we conduct business currently or in the future. The fact that we compete with established competitors who have substantially greater financial resources and longer operating histories than us, enables them to engage in more substantial advertising and promotion and attract a greater number of customers and business than we currently attract. While this competition is already intense, if it increases, it could have an even greater adverse impact on our revenues and profitability.

We Could Fail To Attract or Retain Key Personnel And Will Be Harmed If Any Or All Of Them Leave

      Our success largely depends on the efforts and abilities of key executives and consultants, including Richard Urrea, our Chief Executive Officer, President and sole director. The loss of the services of Mr. Urrea could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain a key-man life insurance policy on Mr. Urrea.

We Depend On Cornell As A Financing Source, Which Could Hamper Our Ability To Obtain Or Renew Funding From Third Parties

      At February 8, 2006, we owed to Cornell a total of $1,583,820 in debt and accrued interest thereon, consisting of the following: (i) principle of $1,549,817, (ii) interest of $34,003. We are not currently in default of any of its foregoing obligations to Cornell. Pursuant to the terms of the foregoing promissory notes and debentures, all of our non-cash assets have been pledged to Cornell as security for repayment of our obligations to Cornell thereunder.

      Our dependence on Cornell for financing may hamper our ability to raise, obtain or renew funding from third parties. Third parties may not engage in financing arrangements with us because they would not want to be in a junior position to Cornell. Accordingly, we may be unable to obtain financing from out sources than Cornell, which in turn may affect our ability to raise additional funds for growth.

                         RISKS RELATED TO THIS OFFERING

Future Sales By Our Stockholders May Adversely Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

      Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 160,410,122 shares of common stock outstanding as of February 8, 2006, 39,705,468 shares are, or will be, freely tradable without restrictions.

      Upon completion of this offering, and assuming all shares registered in this offering are resold in the public market, there will be an additional 316,659,125 shares of common stock outstanding. All of these shares of common stock may be immediately resold in the public market upon effectiveness of the accompanying Registration Statement.

Existing Shareholders Will Experience Significant Dilution From The Conversion Of The 2005 Secured Convertible Debentures

      Cornell may convert the November 2005 Debentures described herein into shares of Nexicon's common stock, at a conversion price which is at a 10% discount to the market price. The subsequent sale of such shares by Cornell could cause significant downward pressure on the price of Nexicon's common stock. This is especially the case if the shares being placed into the market exceed the market's demand for the shares of Nexicon's common stock. As the stock price of Nexicon's common stock declines, Cornell will be entitled to receive an increasing number of shares under the convertible debentures. The sale of such increasing number of shares by Cornell could cause further downward pressure on the stock price to the detriment and dilution of existing investors, as well as investors in this offering.

      Further, there is no maximum number of shares Nexicon might be required to issue under securities with market-price based conversion or exercise prices, such as securities issued in connection with the November 2005 Debentures, except for the 4.99% limitation on Cornell' ownership interest in Nexicon at any one time. However, Cornell may acquire and sell a number of shares that far exceeds this limit, through the continual purchase and sale of shares.

      As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue upon conversion of the November 2005 Debentures. If our stock price is lower, then our existing stockholders would experience greater dilution.

The Selling Stockholders Intend To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

      The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 316,659,125 shares of common stock, the number of shares being registered in this offering which are not currently outstanding, may be sold. Such sales may cause our stock price to decline.

The Sale Of Material Amounts Of Common Stock Under The Accompanying Registration Statement Could Encourage Short Sales By Third Parties

      In many circumstances the provision of November 2005 Debentures for companies that are traded on the Over-the-Counter Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if Nexicon has not performed in such a manner to show that the debt raised will be used to grow Nexicon. Such an event could place further downward pressure on the price of common stock.

      The outstanding November 2005 Debentures are convertible at a discount to the market price of our common stock. As a result, the opportunity exists for short sellers and others to contribute to the future decline of Nexicon's stock price. Persons engaging in short sales first sell shares that they do not own, and thereafter, purchase shares to cover their previous sales. To the extent the stock price declines between the time the person sells the shares and subsequently purchases the shares, the person engaging in short sales will profit from the transaction, and the greater the decline in the stock, the greater the profit to the person engaging in such short-sales. Because the November 2005 Debentures are convertible at a discount to market, it is possible that the debentures could be converted if the market price of our common stock declines, thus, supplying any short sellers with the opportunity to cover their short positions. By contrast, a person owning a long position in a stock, such as an investor purchasing shares in this offering, first purchases the shares at the then market price, if the stock price declines while the person owns the shares, then upon the sale of such shares the person maintaining the long position will incur a loss, and the greater the decline in the stock price, the greater the loss which is incurred by the person owning a long position in the stock.

      If there are significant short sales of our stock, the price decline that would result from this activity will cause our share price to decline more so which in turn may cause long holders of our stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for our stock the price will decline. It is not possible to predict if the circumstances where by a short sales could materialize or to what our share price could drop. In some companies that have been subjected to short sales their stock price has dropped to near zero. We cannot provide any assurances that this situation will not happen to us.

The Price You Pay In This Offering Will Fluctuate

      The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

The Issuance Of Shares Of Common Stock Under This Offering Could Result In A Change Of Control

      We are registering 322,487,621 shares of common stock in this offering, of which 5,828,496 are currently issued and outstanding. These shares represent approximately 64% of our authorized capital stock and would upon issuance represent approximately 63% of the then issued and outstanding common stock and we anticipate all such shares will be sold in this offering. The risk to investors stemming from a change of control is that risk associated with the fact that the present management has a deep understanding of businesses and has established good relationships with critical employees, current customers and our potential customers, and accordingly, a change in control may lead to a loss in critical employees and/or customers and/or a period of time during which we are not operating at maximum efficiency due to the disruption caused by a change of control.

                           FORWARD-LOOKING STATEMENTS

      Information included or incorporated by reference in this Prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This Prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. A description of each selling stockholder's relationship to Nexicon and how each selling stockholder acquired or will acquire the shares to be sold in this offering is detailed in the information following this table.

                                                  Percentage of                      Percentage of
                                  Shares           Outstanding                        Outstanding
                               Beneficially          Shares                             Shares
                                  Owned           Beneficially     Shares to be      Beneficially
Selling                           Before          Owned Before     Sold in the        Owned After
Stockholder                      Offering         Offering (1)       Offering          Offering
----------------------------   ------------       -------------    ------------      -------------
Cornell Capital Partners, LP      2,525,253(2)             1.57%    316,659,125(3)            66.4%
Teigland Eiendom AS               1,117,043(5)             0.70%      1,117,043               0.23%
Mercury Mobile AS                   827,820(6)             0.52%        827,820               0.17%
Coffin Partners, LLC                818,000(7)             0.51%        818,000               0.17%
Frank Mjos                          656,250(8)             0.41%        656,250               0.14%
Toman Invest AS                     388,500(9)             0.24%        388,500               0.08%
Tommy Stiansen                    4,362,500(10)            2.72%        262,500               0.06%
Reidar Asphaug                      262,500(11)            0.16%        262,500               0.06%
Svein Erik Fauskanger               262,500(12)            0.16%        262,500               0.06%
Eiendomsgruppen Vest AS             242,498(13)            0.15%        242,498               0.05%
Holberg Norden                      235,200(14)            0.15%        235,200               0.05%
Holberg Norge                       216,972(15)            0.14%        216,872               0.05%
Nordea Liv Norge AS                 155,400(16)            0.10%        155,400               0.03%
Holberg @                           133,980(17)            0.08%        133,980               0.03%
Tommy Eide                          105,000                0.07%        105,000               0.02%
Lie Invest AS                        38,850                0.02%         38,850                  *
Rune Svendsen                        34,965                0.02%         34,965                  *
Jens Petter Teigland                 31,248                0.02%         31,248                  *
Vest Kapital AS                      26,250                0.02%         26,250                  *
Anders Giske                          7,770                   *           7,770                  *
Eivind Boe                            5,250                   *           5,250                  *
                               ------------       -------------    ------------      -------------

TOTAL                            12,453,749                7.76%    322,487,621               67.6%
----------------------------   ------------       -------------    ------------      -------------

-----------------
*   Less than 0.01%.

(1) Applicable percentage of ownership is based on 160,410,122 shares of common stock outstanding as of February 8, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of February 8, 2006. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of February 8, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 2,525,253 under the November 2005 Debentures held by Cornell that are convertible into shares of common stock within 60 days of February 8, 2006. The terms of the November 2005 Debentures held by Cornell provide that, except upon an event of default or at maturity, in no event shall Cornell be entitled to convert the November 2005 Debentures for a number of shares which, upon giving effect to the conversion, would cause the aggregate number of shares beneficially owned by Cornell and its affiliates to exceed 4.99% of the total outstanding shares of Nexicon following such conversion.

(3) The total amount of shares to be sold in the offering by Cornell is comprised of: (a) 301,659,125 shares which are being registered pursuant to the November 2005 Debentures and (b) 15,000,000 shares which are being registered pursuant to warrants. Please note that the terms of the November 2005 Debentures held by Cornell provided that, except upon an event of default or at maturity, in no event shall Cornell be entitled to convert the November 2005 Debentures for a number of shares which, upon giving effect to the conversion, would cause the aggregate number of shares beneficially owned by Cornell and its affiliates to exceed 4.99% of the total outstanding shares of Nexicon following such conversion. Please also note that for the November 2005 Debentures conversion, we are assuming a market price of $0.035 per share.

(5) Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Jens Petter Teigland makes all investment decisions on behalf of the company.

(6) Acquired its shares in connection with November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Olav Berg makes all investment decisions on behalf of the company.

(7) Acquired its shares between November 2004 and June 2005 in connection with a consulting contract. Crocker Colson makes all investment decisions on behalf of the company.

(8) Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Mijos makes all of his own investment decisions.

(9) Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Tom Adolfsen makes all investment decisions on behalf of the company.

(10) Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto, 100,000 shares on June 7, 2005 and 4,000,000 on November 7, 2005 as non-cash stock compensation . Mr. Stiansen makes all of his own investment decisions.

(11) Acquired 262,500 shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Asphaug makes all investment decisions on behalf of the trust.

(12) Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Fauskanger makes all his own investment decisions.

(13) Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Tommy Eide makes all investment decisions on behalf of the company.

(14) Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Hogne Tyss0y makes all investment decisions on behalf of the company.

(15) Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Hogne Tyss0y makes all investment decisions on behalf of the company.

(16) Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Egil Herman Sjursen makes all investment decisions on behalf of the company.

(17) Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Hogne Tyss0y makes all investment decisions on behalf of the company.

Shares Acquired In Financing Transactions With Cornell

      Cornell is the holder of the November 2005 Debentures, all as described below. All investment decisions of Cornell are made by its general partner, Yorkville Advisors, LLC ("Yorkville") Mark Angelo, the Managing Member of Yorkville, makes the investment decisions on behalf of Yorkville. Cornell acquired all shares being registered in this offering in financing transactions with Nexicon. These transactions are described below.

      2004 Transactions

      We entered into the following financing agreements with Cornell in 2004, all of which have since been mutually terminated pursuant to the Termination Agreement described below:

      o The 2004 SEDA. On March 23, 2004, we entered into the 2004 Standby Equity Distribution Agreement with Cornell (the "2004 SEDA"). Pursuant to the 2004 SEDA, we could, at our discretion, periodically sell to Cornell shares of our common stock for a total purchase price of up to $20,000,000 For each share of common stock purchased under the 2004 SEDA, Cornell would pay Nexicon 99% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell would retain a fee of 5% of each advance under the 2004 SEDA. In connection with the 2004 SEDA, Cornell received a one-time commitment fee in the form of 490,000 shares of our common stock issued on June 14, 2004. The Company has drawn down an amount equal to $1,650,000 under the 2004 SEDA. The 2004 SEDA was mutually terminated by Nexicon and Cornell pursuant to the June 2005 Termination Agreement.

      o The 2004 SPA. On May 5, 2004, we entered into a Securities Purchase Agreement with Cornell (the "2004 SPA"). Pursuant to the 2004 SPA, Nexicon could sell to Cornell, and Cornell could purchase from Nexicon, up to $500,000 of secured convertible debentures pursuant to the terms contained in the secured debentures we issued in 2004. The 2004 SPA, along with all other financing agreements that we entered into with Cornell, were mutually terminated by Nexicon and Cornell pursuant to that certain Termination Agreement dated June 23, 2005, a copy of which is being filed as an exhibit to this Prospectus (the "June 2005 Termination Agreement").

      o The 2004 Debentures (Refinanced as the 2005 Debentures). Cornell purchased a secured convertible debenture in the principal amount of $250,000 from Nexicon on May 5, 2004, and a second secured convertible debenture in the principal amount of $250,000 on August 12, 2004 (collectively the "2004 Debentures"). The 2004 Debentures were mutually terminated by Nexicon and Cornell pursuant to the June 2005 Termination Agreement. However, the principal amount of $250,000 under the 2004 Debentures issued on August 12, 2004 and an amount equal to $130,000 under the 2004 Debentures issued on May 5, 2004 were refinanced as the 2005 Debentures, the terms of which are described below. The 2004 Debentures accrued interest at 5% per annum and were secured by a security agreement covering substantially all business assets. Principal plus accrued interest was either payable in full two years after the date of issue, or convertible at the holder's option, into shares of the Company's common stock. The conversion provision entitled the holder at any time, and from time to time, to convert all or any part of the principal plus accrued interest into the Company's $0.001 par value common stock, at a per share price equal to the lesser of an amount equal to (i) 120% of the quoted closing bid price of the stock on the date of the debenture, or (ii) 80% of the lowest quoted closing bid price during the five trading days immediately preceding the conversion date. Interest was payable at maturity or conversion, either in cash or shares of the Company's common stock, at the holder's option.

      Pursuant to that certain Registration Statement on Form SB-2, which we filed with the United States Securities and Exchange Commission (the "SEC" or the "Commission") on August 4, 2004 (File No. 333-116409) (the "2004 Registration Statement"), we registered 69,000,000 shares under the 2004 SEDA and 490,000 shares issued to Cornell as a one-time commitment fee pursuant to the 2004 SEDA.

      2005 Transactions

      We entered into the following financing agreements with Cornell in 2005:

      o The July 2005 SPA. On July 5, 2005, we entered into a Securities Purchase Agreement with Cornell (the "July 2005 SPA"), dated and effective as of June 24, 2005. Pursuant to the July 2005 SPA, Nexicon could have sold to Cornell, and Cornell could have purchased from Nexicon, up to $380,000 of secured convertible debentures pursuant to the terms contained in the 2005 Debentures described below. The July 2005 SPA, along with all other related financing agreements that we entered into with Cornell, were mutually terminated by Nexicon and Cornell pursuant to that certain
            Termination Agreement dated November 21, 2005, a copy of which is being filed as an exhibit to this Prospectus (the "November 2005 Termination Agreement").

      o The 2005 SEDA. On July 5, 2005, we entered into the 2005 Standby Equity Distribution Agreement with Cornell, dated and effective as of June 24, 2005 (the "2005 SEDA"). Pursuant to the 2005 SEDA, we may, at our discretion, periodically sell to Cornell shares of our common stock for a total purchase price of up to $20,000,000. For each share of common stock purchased under the 2005 SEDA, Cornell will pay Nexicon 99% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell will retain a fee of 5% of each advance under the 2005 SEDA. In light of the limitations contained in the 2005 SEDA, we would need to submit a $300,000 advance request approximately every six trading days for 24 months in order to attain the full $20,000,000 available under the 2005 SEDA. The 2005 SEDA was terminated on November 21, 2005, pursuant to the November 2005 Termination Agreement.

      o The 2005 Debentures (the Refinanced 2004 Debentures). On July 5, 2005, the Company issued secured convertible debentures (effective as of June 24, 2005) in the principal amount of $380,000 (the "2005 Debentures"). The Company refinanced the outstanding principal under the 2004 Debentures as the 2005 Debentures, which were convertible at the holder's option any time up to maturity. At maturity, the remaining unpaid principal and accrued interest under the 2005 Debentures could have been, at our option, either paid or converted into shares of common stock at a conversion price equal to $0.01. The 2005 Debentures were secured by substantially all of Nexicon's assets, and accrued interest at a rate of 5% per year and had a 2-year term. The 2004 Debentures were mutually terminated by Nexicon and Cornell pursuant to the June 2005 Termination Agreement, and the principal amounts and accrued interest outstanding under the 2004 Debentures were made subject to the terms and conditions contained in the 2005 Debentures. The 2005 Debentures were terminated on November 21, 2005, pursuant to the November 2005 Termination Agreement. The 2005 Debentures were convertible at the option of Cornell at a conversion price equal to $0.01, which may be adjusted pursuant to the terms of the 2005 Debentures. The 2005 Debentures could have been redeemed by us at any time, in whole or in part, upon the presentation of a written notice 15 days in advance of such redemption. The redemption price was 120% of the amount redeemed plus accrued interest. If we would have exercised the right of redemption, Cornell was entitled to receive a warrant to purchase 50,000 shares of the Company's common stock for every $100,000 redeemed, pro rata (the "Warrant"). The Warrant was exercisable on a "cash basis" and had an exercise price equal to of 120% of the closing bid price of the Company's common stock on June 24, 2005. The Warrant had "piggy-back" and demand registration rights and survives for two years after June 24, 2005.

      o The 2005 Amended and Restated Escrow Agreements. The Escrow Agreements originally filed with the SEC on July 14, 2005, contained provisions in Section 7 thereof that granted the escrow agent, an affiliate of Cornell, discretion with regard to the action he could take in the event of a dispute or uncertainty involving the Escrowed Funds. In a comment letter sent by the SEC to the Company after filing the original Registration Statement, the SEC expressed its concern with respect to Section 7, particularly that any right of the investor to exercise discretion with respect to escrowed funds appears inconsistent with the unrestricted obligation that must be imposed upon the funding party concerning its obligations to perform with respect to a put notice. In light of the SEC's comments, Cornell and the Company decided to amend the Escrow Agreements as to remove any such discretion previously granted to the escrow agent. Subsequently, on June 24 2005, Cornell and the Company entered into the Amended and Restated Escrow Agreements in connection with the 2005 SEDA and an Amended and Restated Escrow Agreements in connection with the 2005 Secured Convertible Debenture, whereby the escrow agent's discretion noted above was removed. Accordingly, the 2005 Amended and Restated Escrow Agreements have been filed as exhibits to the Registration Statement. The 2005 Amended and Restated Escrow Agreements were terminated on November 21, 2005, pursuant to the November 2005 Termination Agreement.

      o The November 2005 SPA. On November 21, 2005, we entered into a Securities Purchase Agreement with Cornell (the "November 2005 SPA"). Pursuant to the November 2005 SPA, Nexicon may sell to Cornell, and Cornell may purchase from Nexicon, up to $2,000,000 of secured convertible debentures pursuant to the terms contained in the November 2005 Debentures described below.

      o The November 2005 Debentures. On November, 21, 2005, we terminated the 2005 SEDA, the 2005 SPA (collectively the "June 2005 Transaction Documents") and a March 3, 2005 promissory note in the principal amount of $1,085,481. Cornell surrendered to us the March 2005 promissory note and the June 2005 Transaction Documents, and the balance thereunder was converted into two secured convertible debentures in the principal amounts of $1,085,481 and $389,337, respectively, for consideration consisting solely of surrendering the March 2005 promissory note and June 2005 Transaction Documents. Simultaneously, the Company issued to Cornell $525,182 of secured convertible debentures in accordance with the terms and conditions of the November 2005 SPA, for a total principal amount of $2,000,000 (the "November 2005 Debentures"). Cornell is entitled, at its option, to convert at any time a portion or all amounts of principal and interest due and outstanding under the November 2005 Debentures into shares of the Company's common stock, $0.001 par value per share, at a price per share equal to 90% of the lowest the price per share in the last reported trade of the Company's common stock on the Over-the-Counter Bulletin Board or on the exchange which the common stock is then listed as quoted by Bloomberg, LP, for the 10 trading days immediately preceding the conversion date as quoted by Bloomberg, LP, or as adjusted from time-to-time pursuant to other terms of the November 2005 Debentures. The November 2005 Debentures are secured by substantially all of the Company's assets, have two-year maturity dates, and accrue interest at 10% per annum. The November 2005 Debentures may be redeemed by us at any time, in whole or in part, upon the presentation of a written notice three days in advance of such redemption. The redemption price is 120% of the amount redeemed plus accrued interest. If we exercise the right of redemption, Cornell is entitled to receive a warrant to purchase 15,000,000 shares of the Company's common stock (the "Warrant"). The Warrant has an exercise price of $0.02, has "piggy-back" registration rights and expires five years from November 21, 2005.

      In  the   Registration   Statement  that   accompanies   this  Prospectus,
301,659,125 shares are being registered under the November 2005 Debentures, 15,000,000 shares are being registered pursuant to warrants and an additional 5,828,496 shares are being registered that we intend to register on behalf of other stockholders.

      Risks Related to Sales by Cornell

      There are certain risks related to sales by Cornell, including:

      o The outstanding shares are issued based on a discount to the market price. As a result, the lower the stock price around the time Cornell is issued shares, the greater chance that Cornell gets more shares. This could result in substantial dilution to the interests of other holders of our common stock.

      o To the extent Cornell sells its common stock, our common stock price may decrease due to the additional shares in the market. This could allow Cornell to sell greater amounts of common stock, the sales of which would further depress our stock price.

      o The significant downward pressure on the price of our common stock as Cornell sells material amounts of common stocks could encourage short sales by third parties. This could place further downward pressure on the price of our common stock.

Shares Acquired by Other Selling Stockholders

      o Teigland Eiendon, As. Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Jens Petter Teigland makes all investment decisions on behalf of the company.

      o Mercury Mobile, As. Acquired its shares in connection with November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Olav Berg makes all investment decisions on behalf of the company.

      o Coffin Partners, LLC. Acquired its shares between November 2004 and June 2005 in connection with a consulting agreement. Crocker Colson makes all investment decisions on behalf of the company.

      o Frank Mjos. Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Mijos makes all of his own investment decisions.

      o Toman Invest AS. Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Tom Adolfsen makes all investment decisions on behalf of the company.

      o Tommy Stiansen. Acquired 262,500 shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto, 100,000 shares on June 7, 2005 and 4,000,000 shares on November 7, 2005 in connection with non-cash stock compensation. Mr. Stiansen makes all of his own investment decisions.

      o Reider Asphaug. Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Asphaug makes all investment decisions on behalf of the trust.

      o Svein Erik Fauskanger. Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Fauskanger makes all his own investment decisions.

      o Eiendomsgruppen Vest AS. Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Tommy Eide makes all investment decisions on behalf of the company.

      o Holdberg Nordern. Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Hogne Tyssoy makes all investment decisions on behalf of the company.

      o Holdberg Norge. Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Hogne Tyssoy makes all investment decisions on behalf of the company.

      o Nordea Liv Norge AS. Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Egil Herman Sjursen makes all investment decisions on behalf of the company.

      o Holdberg @. Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Hogne Tyssoy makes all investment decisions on behalf of the company.

      o Tommy Eide. Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. He makes all his own investment decisions.

      o Lie Invest AS. Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Odd Bremnes makes all investment decisions on behalf of the company.

      o     Rune  Svendsen.   Acquired  his  shares  on  November  15,  2004  in
            connection with purchase of all of the outstanding common stock of Pluto. He makes all his own investment decisions.

      o Jens Petter Teignland. Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Teignland makes all his own investment decisions.

      o Vest Kapital AS. Acquired its shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Olav Berg makes all investment decisions on behalf of the company.

      o Anders Giske. Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Giske makes all his own investment decisions.

      o Eivind Boe. Acquired his shares on November 15, 2004 in connection with purchase of all of the outstanding common stock of Pluto. Mr. Boe makes all his own investment decisions.

                                 USE OF PROCEEDS

      This Prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering.

      For illustrative purposes, we have set forth below our intended use of proceeds we may receive under the Secured Convertible Debentures. The table assumes estimated offering expenses of $85,000.

               Gross Proceeds:                      $ 2,000,000
                 Less Offering expenses                 (85,000)
                 Less 20%  Discount  on  Purchase
                 Price                                 (200,000)
                                                    -----------
               Net Proceeds                         $ 1,715,000
                                                    ===========
               USE OF PROCEEDS:
               Corporate and Working Capital        $ 1,715,000
               Total                                $ 1,715,000
                                                    ===========


      Nexicon has represented to Cornell that the net proceeds Nexicon may receive under the November 2005 Debentures will be used for general corporate and working capital purposes only.

                              PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders, and with the exception of Cornell as principal or through one or more underwriters, brokers, dealers or agents from time-to-time in one or more transactions (which may involve crosses or block transactions) (i) on the Over-the-Counter Bulletin Board or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the Over-the-Counter Bulletin Board or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

      Cornell was formed in February of 2000 as a Delaware limited partnership. Cornell is a domestic hedge fund in the business of investing in and financing public companies. Cornell does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support our stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all 50 states. In addition, in certain states the shares of common stock in this offering may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all of the expenses incident to the registration, offering, and sale of the shares of common stock to the public hereunder other than commissions, fees, and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. These offering expenses consist of a SEC registration fee of $1,207.72 printing and engraving fees and expenses of $2,500, accounting fees and expenses of $20,000, legal fees and expenses of $50,000, and miscellaneous expenses of $11,292.28. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders.

      The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act, will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this Prospectus. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying Registration Statement must be filed with the Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following information should be read in conjunction with the consolidated financial statements of Nexicon and the notes thereto appearing elsewhere in this filing. Statements in this Management's Discussion and Analysis or Plan of Operation and elsewhere in this filing that are not statements of historical or current fact constitute "forward-looking statements."

Going Concern

      The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

      Our independent auditors added an explanatory paragraph to their audit opinions issued in connection with the financial statements for the years ended December 31, 2004, 2003 and 2002, which state that Nexicon has suffered recurring losses from operations and has working capital and stockholder deficits. These factors raise substantial doubt about our ability to continue as a going concern.

      We have experienced losses from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the year ended December 31, 2004, we incurred a net loss of $5,929,891 and for the nine months ended September 30, 2005, we incurred a net loss of $2,549,700. At September 30, 2005, we had a working capital deficit of $1,434,581 and stockholders' deficit of $2,959,228. In addition we are subject to legal action. Specifically, on January 28, 2003, we were named in a civil suit filed by the City of New York as one of approximately a dozen defendants who engaged in the business of Internet online cigarette sales. The suit alleges that we failed to report the names and addresses of its customers to taxing authorities. The claim was for $15 million and 15 defendants were named, including the Company. The Company's management has heard that some defendants have settled with City of New York for $6,000, an amount which the Company considers immaterial to investors. The case was dismissed without prejudice earlier this year and has subsequently been refilled by the City of New York. The Company reviews the status of the case periodically and if it determines that the potential liability is material to investors or otherwise required to be noted in the Company's financial statements, it will be disclosed.

      The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of us to continue as a going concern.

      To address the issues underlying the going concern qualification in the auditor's report, we are pursing new business opportunities. For example, on July 13, 2005, Nexicon signed a 6-month contract with the Motion Picture Association of America for the use of one of our security products. Nexicon believes that this contract will open the door to other contracts for this product. In addition, we have recently cut operating expenses.

Critical Accounting Policies

      Nexicon's consolidated financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States ("GAAP"). GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

      Our significant accounting policies are summarized in Note 1 of our consolidated financial statements. While all these significant accounting policies impact its financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our consolidated financial statements. Our critical accounting policies are discussed below.

Revenue Recognition

      Prior to July 1, 2003, our sole source of revenue was the sale of cigarettes through its primary website, cyco.net, which has been designed as an "e-zine", and two ancillary websites, cycocigs.com and aabakismokes.com. The terms of sale were FOB shipping point and we recorded revenue from cigarette sales when the product shipped effective July 1, 2003, we sold its Internet tobacco products division, accordingly revenues and costs associated with the internet tobacco products division are presented as discontinued operations.

      Effective November 19, 2003 through November 14, 2004, our sole source of revenue was the sale of the SatSecure and ComSecure(C) Systems. The terms of sale are FOB shipping point and we record revenue when the product is shipped. In December 2004, we determined to dispose of the SatSecure division of its business, which was consummated in March 2005. Accordingly, the revenues and costs associated with the SatSecure division are presented as discontinued operations in the accompanying financial statements.

      In November 2004, through Pluto, our wholly-owned Norwegian subsidiary, we added the service revenues from the sale of the Charon Billing and Operational Support Systems in Norway and Sweden. Revenues are recognized at the completion of the related services, when they are earned.

Discount and Fees Related To the Equity Line of Credit

      The discount and any related fees on the shares issued pursuant to the equity line of credit agreement or SEDA are treated as though they were commissions and are deducted from additional paid in capital at the time the shares are issued.

Impairment of Long-Lived Assets

      We periodically review the carrying amount of property, plant and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Derivative Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option-based derivative financial instruments, we use the Black-Scholes option pricing model to value the derivative instruments.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Deferred Offering Costs

      We defer costs associated with the raising of capital until such time as the offering is completed, at which time the costs are charged against the capital raised. Should the offering be terminated the costs are charged to operations during the period when the offering is terminated.

Stock-Based Compensation

      We account for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

      We account for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. We have elected to continue to apply APB 25 in accounting for its stock option incentive plans.

Research and Development

      Research and development costs are expensed as incurred.

In Process Research and Development

      We charge the cost of the purchased research and development acquired as part of an acquisition to operations if the acquired assets have no allocable items to be allocated to, technological feasibility has not yet been established and there is no alternative future use.

Financial Conditions

      Management continues to meet operating deficits primarily through short-term borrowings and is attempting to utilize other debt and non-dilutive equity financing alternatives to sustain operations. Whether such financing will be available as need and the ultimate form of such financing is uncertain and the effects of this uncertainty could ultimately lead to bankruptcy.

      Management continues to meet operating deficits primarily through short-term borrowings and is attempting to utilize other debt and non-dilutive equity financing alternatives to sustain operations. Whether such financing will be available as needed and the ultimate form of such financing is uncertain and the effects of this uncertainty could ultimately lead to bankruptcy.

Plan of Operation

      In the next 12 months, Nexicon plans to pursue sales of its two products; ComSecure(C) Controller and CHARON Billing System by:

      o     Partnering with major integrators.

      o     Pursuing  product   certification   and  pilot  program   evaluation
            contracts.

      o     Continuing funding efforts.

Results of Operations

Three Months Ended September 30, 2005 Compared With The Three Months Ended September 30, 2004

      Revenues during the three months ended September 30, 2005, were $171,490. Revenues of $21,490 were due to Billing sales and revenues of $150,000 were due to Security sales, an increase of $21,490 and a decrease of $298,510 or 66.6%, respectively, as compared to Security sales of $448,510 for the same period in 2004. There were no Billing revenues for the three months ended September 30, 2004.

      Cost of goods sold during the three months ended September 30, 2005 were $130,498, an increase of $16,353 or 100% attributable to Billing systems and $114,145 was attributable to Security systems, a decrease of $60,489 or 34.6%, as compared to $0 for Billing and $174,634 for Security for the same period in 2004. Cost of goods sold includes the salaries of the individuals dedicated to the Billing and Security systems. The Company believes that adding more customers to the both system should not increase the cost of goods sold on an ongoing basis.

      General and administrative expenses for the three months ended September 30, 2005 were $327,231, consisting of $103,140 for Security, $48,188 for Billing and $175,903 for corporate expenses, as compared to $440,097 for the same period last year. The decrease of approximately $112,866 or 25.6% was primarily due to decreases in advertising of $4,082, payroll of $38,505, professional fees of $60,734 and travel of $44,278, offset by increases in rent of $9,517, in depreciation of $1,489, telephone of $1,158 and in utilities and other miscellaneous expenses of $22,569.

      During the three months ended September 30, 2005, the major components of general and administrative expenses were approximately $125,624 in payroll expenses, $105,466 in professional fees, $23,887 in rent, $2,628 in depreciation, $31,324 in travel, $5,371 in telephone, and $32,930 in utilities and other miscellaneous expenses. By comparison, during the three months ended September 30, 2004, the major components of general and administrative expenses were approximately $4,082 in advertising, $164,129 in payroll expenses, $166,200 in professional fees, $14,370 in rent, $1,139 in depreciation, $75,602 in travel, $4,214 in telephone and $10,361 in utilities and other miscellaneous expenses.

      General and administrative non-cash compensation for the three months ended September 30, 2005 and 2004, were $56,753 and $1,029,682, respectively, a decrease of $972,929 or 94.4%.

      Other income and expense for the three months ended September 30, 2005 and 2004 was income of $664,332 and expense of $222,990, respectively, an increase in income of $887,322 or 397.9%. The increase in income was due primarily to derivative instruments income of $664,334 in 2005 as compared to derivative instruments expense of $216,590, interest expense of $7,934, offset by interest income of $1,533 recorded in the prior year.

      Net loss from discontinued operations for the three months ended September 30, 2005 and 2004, were $6,696 and $75,818, respectively, a decrease of $69,122 or 91.2%.

      The Company had net income of $316,644 for the three months ended September 30, 2005, compared to net loss of $1,407,798 for the same period last year, a decrease of $1,724,442, or 122%. The income for the three months ended September 30, 2005 consisted of operating losses of $43,051 related to Billing, $67,285 from Security operations and $232,656 in general corporate expenses, income tax benefit of $2,000 and loss from discontinued operations of $6,696, offset by derivative instruments income of $664,332. In connection with this, the Company advanced funds in the amount of $72,239 to its Billing segment operations during the three months ended September 30, 2005. The 2004 loss was attributable to Security operations in the amount of $315,420 and general corporate expenses of $934,206, in addition to other expense consisting of derivative instruments expense of $216,590, interest income of $1,534, interest expense of $7,934, tax expense of $11,000, and gain from discontinued operations of $75,818. In connection with this, the Company advanced $348,538 to its Security segment operations for the three months ended September 30, 2004. There were no Billing operations for the three months ended September 30, 2004.

Nine Months Ended September 30, 2005 Compared With The Nine Months Ended September 30, 2004

      Revenues during the nine months ended September 30, 2005, were $227,804, a decrease of $220,706 or 49.2%, due to Billing sales of $77,804 and Security sales of $150,000, as compared to Security sales of $448,510 for the same period in 2004. There were no Billing revenues for the nine months ended September 30, 2004.

      Cost of goods sold during the nine months ended September 30, 2005 were $173,351 due to Billing of $59,206 and Security of $114,145, an increase of $173,351 or 100% and a decrease of $60,489 or 34.6%, respectively, as compared to Security of $174,634 for the same period in 2004. Cost of goods sold includes the salaries of the individuals dedicated to the Charon billing system and Security system. Adding more customers to both product lines should not increase the cost of goods sold on an on-going basis.

      General and administrative expenses for the nine months ended September 30, 2005 were $1,441,968, consisting of $235,323 for Security, $387,020 for
Billing and $819,625 for corporate expenses, as compared to $1,520,762 for the same period last year. The decrease of approximately $78,794 or 5.2% was primarily due to decreases in advertising of $14,735, professional fees of $302,811 and travel of $24,736, offset by increases in payroll expense of $141,059, in rent of $35,820, in depreciation of $15,288, in telephone of $14,038 and in utilities and other miscellaneous expenses of $57,283.

      During the nine months ended September 30, 2005, the major components of general and administrative expenses were approximately $625,327 in payroll expenses, $478,029 in professional fees, $75,291 in rent, $18,191 in depreciation, $128,656 in travel, $29,119 in telephone, and $87,355 in utilities and other miscellaneous expenses. By comparison during the nine months ended September 30, 2004, the major components of general and administrative expenses were approximately $14,735 in advertising, $484,268 in payroll expenses, $780,840 in professional fees, $39,471 in rent, $2,903 in depreciation, $153,392 in travel, $15,081 in telephone and $30,072 in utilities and other miscellaneous expenses.

      General and administrative non-cash compensation for the nine months ended September 30, 2005 and 2004, were $581,996 and $1,492,658 respectively, an decrease of $910,662 or 61.0%.

      Other income and expense for the nine months ended September 30, 2005 and 2004 was expense of $496,979 and expense of $376,192, respectively, an increase in expense of $120,787 or 32.1%. The increase in expense was due primarily to non-cash interest expense of $160,000 in 2005.

      Net loss from discontinued operations for the periods ended September 30, 2005 and 2004, were $106,210 and $159,346, respectively, a decrease of $53,136 or 33.3%.

      The Company had a net loss of $2,549,700 for the nine months ended September 30, 2005, compared to net loss of $3,272,805 for the same period last year, a decrease of $723,105, or 22%. The loss for the nine months ended September 30, 2005 consisted of operating losses of $368,422 related to Billing, $199,468 from Security operations and $1,401,621 in general corporate expenses in addition to other expense of $496,979, income tax benefit of $23,000 and loss on discontinued operations of $106,210. In connection with this, the Company advanced funds in the amount of $447,697 and $267,789 to its Billing and Security segment operations, respectively, during the nine months ended September 30, 2005. The 2004 loss was attributable to Security operations in the amount of $656,196 and general corporate expenses of $2,137,071 in addition to other expense of $376,192, tax benefit of $56,000 and loss on discontinued operations of $159,346. In connection with this, the Company advanced $879,671 to its Security segment operations for the period ended September 30, 2004. There were no Billing operations for the nine months ended September 30, 2004. The Company recorded a net comprehensive loss of $2,530,037 for the nine months ended September 30, 2005. The difference of $19,663, to arrive at comprehensive income for the period ended September 30, 2005, is comprised of the foreign currency translation adjustment attributable to the Billing segment.

Results of Operations for Year Ended December 31, 2004 Compared To The Year Ended December 31, 2003

      Revenues for the year ended December 31, 2004 were $448,510 from network Security operations and $47,480 from Billing operations and were attributable to the sale of a ComSecure(C) System and billing revenues from the CHARON Billing system. Revenues for the year ended December 31, 2003 were attributable to the sale of a SatSecure(C) System which has been included in discontinued operations.

      Cost of goods sold for the year ended December 31, 2004 was $355,766 consisting of $239,474 for Security and $116,292 related to Billing and was attributable to the sale of a ComSecure(C) System and billing revenues from the CHARON Billing system. Cost of goods sold for the year ended December 31, 2003 was attributable to the sale of a SatSecure(C) System which has been included in discontinued operations.

      General and administrative expenses for the year ended December 31, 2004 were $1,471,697, which primarily consisted of $17,961 in advertising, $665,914 in payroll expenses, $396,741 in professional fees, $51,532 in rent, $22,829 in amortization and depreciation, $58,841 bad debt expense, $186,529 in travel expense and $71,350 in miscellaneous other expenses.

      General and administrative expenses for the year ended December 31, 2003 were $723,527, which primarily consisted of $10,060 in advertising, $429,721 in payroll expenses, $197,277 in professional fees, $15,666 in rent, $11,012 in amortization and depreciation, $12,500 for website maintenance, $12,232 in travel expense and $35,059 in miscellaneous other expenses.

      The increase of $748,170 or 50.8% in general and administrative expenses in the year ended December 31, 2004, was primarily due to the operations of OSSI for 10 months of the year and to the operations of Pluto for 1.5 months.

      Research and development costs for the year ended December 31, 2004, were $75,138 and consist of payroll costs allocated to the development of the ComSecure(C) System, related to the Security segments. For the year ended December 31, 2004, purchased research and development was $601,260 the cost was non-cash as common stock was issued in lieu of cash. The Company recorded purchased research and development pursuant to the write down of its investments in Pluto $601,260. In addition the Company recorded an impairment of the Central Solutions, Inc. investment of $902,000. There were no purchased or in-process research and development expenses incurred in 2003.

      General and administrative non-cash stock compensation for the year ended December 31, 2004 was $1,850,105. We issued stock in lieu of cash for various services included in this was stock issued to employees valued at $760,000 other services were valued at $1,090,105. There was no non-cash stock compensation for 2003.

      During the year ended December 31, 2003, we recorded a loss on asset impairment related to the purchase of OSSI, as discussed above, in the amount of $4,500,000, which was charged to operations.

      Nexicon had an operating loss of $4,759,976 for the year ended December 31, 2004 comprised of $545,026 from Security operations, $202,979 from Billing operations and $4,011,971 from corporate expenses, compared to $5,223,527 corporate loss in the prior year, a decrease of $463,351 or 8.8%.

      Other income and expenses for the year ended December 31, 2004, resulted in net expense of $444,181, which included interest income of $7,510, gain on sale of Cyco.net of $75,716 offset by interest expense of $771, non-cash interest expense of $85,200, and derivative instruments expense of $441,436. Other income and expense for the same period last year resulted in net income of $56,394 which included interest income of $5,100, gain on sale of Nexicon's former cigarette business of $53,897 and interest expense of $2,603.

      Net income loss from discontinued operations for the year ended December 31, 2004 and 2003 was a loss of $972,734 net of income tax benefit of $247,000 and income of $363,770 net of income tax of $99,000, respectively. This relates primarily to Nexicon's former cigarette business which was sold in July 2003 and in 2004 Nexicon's sale of the SatSecure(C) product line.

      Nexicon had a net loss from operations for the year ended December 31, 2004 of $5,929,891, compared to a net loss of $4,902,363 for the same period last year. The loss for the year ended December 31, 2004 was comprised of $203,338 attributable to the Billing operations, $1,270,760 from Security operations and $4,014,357 from general corporate expenses. In connection with this, the Company advanced funds in the amount of $154,783 and $1,131,417 to its Billing and Security operations, respectively, during the year then ended. The net loss for 2003 was comprised of net income of $14,639 from Security operations acquired in November 2003, and $4,902,363 of general corporate expenses. In connection with this, we advanced $17,500 to its Security operations for the period ended December 31, 2004. The comprehensive net loss for the year ended December 31, 2004, was $5,885,569. The difference of 44,322, to arrive at comprehensive income for the period ended December 31, 2004, is comprised of the foreign currency translation adjustment attributable to the Billing segment.

Liquidity And Capital Resources

      During the period ended September 30, 2005 as compared to the same period in 2004, cash used in operations was $1,342,761 and $781,590, respectively, an increase of $561,171 or 71.8%. Cash used in investing activities for the periods ended September 30, 2005 and 2004 was $44,239 and $160,811, respectively, a decrease of $116,572 or 72.5%. The reduction in cash used in 2005 was attributable to an increase in the purchase of property and equipment and no deposit on investment or deferred offering costs paid as in the nine months ended September 30, 2004. For the nine months ended September 30, 2005, cash provided by financing activities was $1,387,000, as compared to $1,241,123 for the same period in 2004, an increase of $145,877 or 11.8%. The increase in 2005 was attributable to an increase in proceeds from notes payable of $1,000,000 offset by a decrease in proceeds from sale of common stock of $485,800 and a decrease of $369,323 in proceeds from debentures. There was a net decrease in cash of $12,468 for the period ended September 30, 2005, as compared to an increase of $298,722 for the same period in 2004. Nexicon had cash-on-hand of $29,562 as of September 30, 2005. Nexicon estimates that its cash-on-hand, together with its collection of receivables and reduction of certain expenses, will enable Nexicon to continue operations until February 28, 2006. Nexicon estimates that it will require approximately $2 million to fund its operations for a 12-month period commencing on the date on which the Company anticipates bringing this Registration Statement effective with the SEC.

      Nexicon's primary need for cash during the next 12 months is to satisfy current liabilities of $1,544,298, as well as to support Nexicon's current operations. As of September 30, 2005, Nexicon had a working capital deficit of $1,434,581. Nexicon's current operating expenses are expected to be $250,000 per month, including payroll, rent, utilities and litigation costs. In the next 12 months, Nexicon expects to receive the balance of $54,674 of the current receivable from American Indian Cigco, LLC and hopes to attain profitable operations through sales of its ComSecure(C) Controller and Charon billing system. However, until profitable operations are achieved, Nexicon will need to raise additional capital to finance its current operations as well as any growth. Such capital is expected to come from the sale of securities, including the sale of common stock under the 2005 SEDA Equity Distribution Agreement entered into by Nexicon on July 5, 2005 (the "2005 SEDA").

      On July 5, 2005, Nexicon entered into the 2005 SEDA with Cornell pursuant to which Nexicon may, at its discretion, periodically sell to Cornell shares of Nexicon's common stock for a total purchase price of up to $20,000,000. For each share of common stock purchased under the 2005 SEDA, Cornell will pay Nexicon 99% of the lowest volume weighted average price of Nexicon's common stock on the Over-the-Counter Bulletin Board or other principal market on which Nexicon's common stock is traded for the five trading days immediately following the notice date. Further, Cornell will retain a fee of 5% of each advance under the 2005 SEDA. In light of the limitations contained in the 2005 SEDA, Nexicon would need to submit a $300,000 advance request approximately every nine trading days for 24 months in order to attain the full $20,000,000 available under the 2005 SEDA; however, Nexicon does not currently have sufficient shares given the current price of Nexicon's stock to permit the delivery of the securities required to obtain the maximum $20,000,000 available under the 2005 SEDA. The 2005 SEDA replaced the 2004 SEDA described below pursuant to the terms of the 2005 Termination Agreement.

      In March 2004, Nexicon entered into the 2004 SEDA with Cornell. This agreement replaced the SEDA entered into in September 2001 (the "2001 SEDA"). Pursuant to the 2004 SEDA, Nexicon could, at its discretion for up to two years, periodically issue and sell shares of common stock for a total purchase price of $20,000,000. As Nexicon requested an advance under the 2004 SEDA, Cornell will purchase shares of common stock for 99% of the volume weighted average price on the Over-the-Counter Bulletin Board or other principal market on which Nexicon's common stock was traded for the five days immediately following the notice date. Cornell intends to sell any shares purchased under the 2004 SEDA.

      In May 2004, Nexicon entered into the 2004 SPA whereby $500,000 of 5% secured, convertible debentures were issued. During the year ended December 31, 2004, Nexicon received net proceeds of $369,323 after payment of expenses in the amount of $130,677 from the sale of $500,000 of debentures. During the nine months ended September 30, 2005, the investor converted $120,000 of the debentures for 1,979,167 shares of Nexicon's common stock. At June 24, 2005, the balance of the debentures was $380,000 and the accrued interest was $22,896. On June 23, 2005, the 2004 SPA was terminated and on June 24, 2005 Nexicon entered into the 2005 SPA whereby Nexicon refinanced the outstanding principal under the 2004 Debentures as the 2005 Debentures in the amount of $380,000, which is convertible at the holder's option any time up to maturity at a conversion price per share equal to $0.01. At maturity, the remaining unpaid principal and accrued interest under the 2005 Debentures shall be, at Nexicon's option, either paid or converted into shares of common stock at a conversion price equal to $0.01. The debentures bear interest at 5% per annum and are secured by a security agreement covering substantially all business assets.

      Subsequent to September 30, 2005, Nexicon issued 16,500,000 shares of its common stock for cash of $155,000. In addition 5,106,250 shares were issued to employees as compensation valued at $110,425, 3,947,369 shares were issued to Richard Urrea valued at $75,000 as payment for bonuses accrued in the fiscal year 2003, 3,947,369 shares were issued to Daniel Urrea valued at $75,000 as payment for bonuses accrued in the fiscal year 2003, 2,631,579 shares were issued to an employee valued at $50,000 as payment for bonuses accrued in the fiscal year ended 2003, and 1,439,900 shares were issued to John Morrison for investor relations services valued at $31,177.

Recent Accounting Pronouncements

      In December 2004, the Financial Accounting Standards Board (the "FASB") issued FASB Interpretation Number 46-R "Consolidation of Variable Interest Entities". FIN 46-R, which modifies certain provisions and effective dates of FIN 46, sets for the criteria to be used in determining whether an investment is a variable interest entity should be consolidated. These provisions are based on the general premise that if a company controls another entity through interests other than voting interests, that the company should consolidate the controlled entity. We currently have no investments that qualify for consolidation under the provisions of FIN 46-R.

      In November 2004, the FASB issued SFAS 151, "Inventory Costs." SFAS 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB 43, Chapter 4, "Inventory Pricing." Paragraph 5 of ARB 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges...." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS 151 to have a material impact on our financial statements.

      In December 2004, the FASB issued SFAS 152, "Accounting for Real Estate Time-Sharing Transactions." The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS 66, "Accounting for Sales of Real Estate," for real estate time-sharing transactions. SFAS 152 amends Statement 66 to reference the guidance provided in SOP 04-2. SFAS 152 also amends SFAS 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. Management does not expect adoption of SFAS 152 to have a material impact on our financial statements.

      In December 2004, the FASB issued SFAS 153, "Exchanges of Non-monetary Assets," an amendment to Opinion No. 29, "Accounting for Non-monetary Transactions." Statement 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for non-monetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS 153 to have a material impact on our financial statements.

      In December 2004, the FASB issued SFAS 123(R), "Share-Based Payment." SFAS 123(R) amends SFAS 123, "Accounting for Stock-Based Compensation," and APB Opinion 25, "Accounting for Stock Issued to Employees." SFAS 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity's shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity's shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS No. 123(R) on our financial statements.

                             DESCRIPTION OF BUSINESS

Overview

      Nexicon, a Nevada corporation formerly known as Cyco.net, Inc., is the successor corporation to AVE, Inc. Nexicon was an e-commerce business until July 2003 when it sold the assets of its cigarette e-tail business. This decision was made after several states filed civil lawsuits against the New Mexico subsidiary involved in the sale of cigarettes over the Internet. Nexicon's management felt that although the Company had a meritorious defense it would be much too costly to defend in a court of law. Nexicon chose to pursue other business opportunities and on November 19, 2003, Nexicon purchased all of the outstanding common stock of OSSI, in a stock for stock purchase. On November 15, 2004, Nexicon purchased all of the outstanding common stock of Pluto, in a stock for stock purchase. On March 17, 2005, Nexicon agreed to repurchase 15,000,000 shares of the Company's common stock held by Robert Demson in exchange for all right, title, and interest that the Company held in agreements associated with the "SatSecure(C)" technology and to the tradenames "Orion Security Services, Inc.", "OSSI", "Ossi-Secure", "SatSecure", "SatWatch" and "RECON 9000" and all equipment, computers and furniture valued at approximately $15,213.

Core Business

      Our wholly owned subsidiaries are OSSI, which provides secure computer network and management solutions and video surveillance systems via satellite communication and Pluto, which provides all-in-one or issue-specific management solutions for computer network control, cyber security, operational support systems and billing systems.

      OSSI's operations are in Oakton, Virginia and it was organized to deliver two products; a new network security and management control system, OSSI ComSecure(C) Controller and an innovative, manned or unmanned, mobile video-voice-data and alarm transfer surveillance system, OSSI SatSecure(C) Surveillance System.

      Pluto's operations are in Oslo, Norway. Pluto has developed new billing software. The CHARON Billing System features low cost ownership, full integration, high volume growth, total control of subscribers at all times and handles the requirements of multinational service providers.

OSSI ComSecure(C) Controller

      The ComSecure(C) Controller is designed to give a global network enterprise full control of all traffic, devices and subscribers within an intellectual property ("IP") network. With Internet inspired threats on the increase, government and commercial enterprises are able to now gain full control of their information technology ("IT") infrastructure, maximizing network performance and simultaneously offering an enhanced user experience. This all-in-one rack mount device changes the way network security and management is accomplished by managing what goes on both inside and outside the network, by eliminating damaging content from ever entering the network and by automating tasks for enhanced network performance.

      By managing and inspecting every IP packet, through all seven layers traversing the network, ComSecure(C) Controller does not allow IP packets containing unauthorized or malicious code to penetrate an enterprise.

      The ComSecure(C) Controller breaks the network processing bottleneck and increases total performance by executing tasks previously performed by firewalls and routers, and by eliminating the need for additional control boxes such as authentication servers, packet shapers, monitoring devices, intrusion detection and protection servers and access control systems.

      The Company is focused on two markets, consisting of the public and private sectors. The Company is working to attempt to establish relationships with key departments and agencies within the U.S. Government and with integrator partners that control the delivery mechanisms to government and commercial clients.

      The ComSecure(C) Controller is a patent pending complete network control device designed to give the administrator full control of all traffic, devices and subscribers in an IP network.

OSSI SatSecure(C) Surveillance System

      OSSI has introduced a surveillance technology in a rugged transceiver board-level design that delivers bi-directional video, audio, alarm/sensor and data transfer between virtually any two locations on earth with exceptional quality in limited bandwidth environments from 9.6 to 384 KBPS. The SatSecure(C) Surveillance System can use a variety of communication channels such as ISDN, IP, PSTN (Public Switched Telephone Networks), INMARSAT SatPhones (64 KBPS) and GSM phones (9.6 KBPS) to transfer and remotely control video, audio, alarm/sensor and data between two units at different locations. As of March 2005, Nexicon no longer sells SatSecure(C).

CHARON Billing System

      The CHARON Billing System consists of several standalone modules that can be delivered separately or combined for maximum operational advantages. These modules are grouped into three main brand names CHARON, CERBERUS and MINOS. Each branded module is divided into segments focusing on different markets. Operators and service providers can therefore use our system for other products and services, and bundle products to increase revenue. Each module has capabilities for the respective market segment, enabling it to be adapted to suit several needs for multi-operational products and service.

      The CHARON Billing System offers a scalable range of billing and customer care solutions. All systems are tested to ensure they capture and process all detail records at a wide rate. We believe the result is that service providers and network operators can trust CHARON Billing Systems and Customer Care Solutions.

      The CHARON Billing Systems support the billing processes for mobile, wireline, satellite, Internet, and energy. Offering flexibility, reliability and scalability, CHARON is a constantly evolving, open, client/server system that meets the needs of customers ranging from low volume start-ups to high volume Tier-1 operators.

Sources of Supply

      Nexicon expects to contract with third party  manufacturers to produce the
ComSecure(C)   Controller.   The  CHARON  Billing  products  are  developed  and
maintained in-house.

Industry

      We will be entering the highly competitive industry of computer network security with the ComSecure(C) Network Controller. Currently there are several options for protecting a secure computer network. Most are comprised of a group of components that collectively form a barrier between networks, commonly referred to as firewalls. Firewalls, which are not standardized, usually consist of several layers of applications and hardware that work to ensure that no single point of vulnerability exists. Firewalls often consist of a bastion host, proxy servers, packet screening tools, multiple routers, a "demilitarized zone", virus detection and intrusion detection devices. Currently, there are several large corporations that provide these services to the market, including Cisco Systems, Nortel Networks, Check Point Software, and IBM.

      We believes the revenue assurance module of the CHARON Billing and OSSI will create a competitive advantage for the Company.

Recent Developments

      On December 7, 2005, effective January 1, we entered into a Service Agreement with Software Information and Industry Association ("SIIA") to provide online anti-piracy monitoring that will help SIIA locate and assess the threat of pirated software and digital print content, identify those who facilitate its creation and sale, and assist SIIA members in protecting their intellectual property.

      On July 13, 2005, we entered into a Service Agreement with the Motion Picture Association of America (the "MPAA"), dated July 8, 2005, pursuant to which the Company will supply the MPAA with Nexicon's line of next-generation intelligence and data mining services worldwide. The initial term of the agreement is six months and is renewable for a successive 6-month period unless either party provides the other party with 30 days' prior written notice. The agreement renewed automatically.

      On July 22, 2005, Nexicon, Inc. and Central Solutions, Inc. agreed to terminate the Investment, Marketing and Distribution Agreement entered into on December 10, 2004. As a result of terminating said agreement, the Company has returned its 35% ownership interest in Central Solutions and Central Solutions has returned the 10,000,000 shares of our common stock received per said agreement.

Competition

      Our competitors have substantially greater resources that we do, and a large market presence. These companies also have name and brand recognition which often implies reliability to the customer. Currently, most network security platforms are made up of several different devices and software, which are often manufactured by different companies. We believe this translates into customers having compatibility issues, and or the exclusion of one or more levels of protection which will ultimately leave their network vulnerable to attack. The ComSecure(C) Controller breaks the network processing bottleneck and increases total performance by executing tasks previously performed by firewalls and routers, and by eliminating the need for additional control boxes such as authentication servers, packet shapers, monitoring devices, intrusion detection and protection servers and access control systems. This all in one system results in a smaller footprint, increased performance and capability and a significantly lower cost of ownership. The CHARON Billing Systems support the billing processes for mobile, wireline, satellite, internet, and energy. CHARON is a constantly evolving, open, client/server system that meets the needs of customers ranging from low volume start-ups to very high volume Tier-1 operators.

Employees

      Nexicon currently has three full-time and one part-time employee in Albuquerque, New Mexico. Pluto in Norway has six full-time employees. OSSI had six full-time employees through March 2005. Operations for OSSI have been moved to Nexicon's headquarters in Albuquerque.

                                   MANAGEMENT

      The following table sets forth the names and positions of our executive officers and directors. Our directors are elected at our annual meeting of stockholders and serve for one year or until successors are elected and qualify. Our Board of Directors elects our officers, and their terms of office are at the discretion of the Board, except to the extent governed by an employment contract.

      As of February 8, 2006, our directors and executive officers, their age, positions, the dates of their initial election or appointment as directors or executive officers, and the expiration of their terms are as follows:

Name            Age   Position                   Period Served
-------------   ---   ------------------------   ---------------
Richard Urrea   40    Chief Executive Officer,   1999 to present
                      President and Director
Daniel Urrea    33    Chief Financial Officer    1999 to present


      The directors and executive officers of Nexicon are not directors or executive officers of any company that files reports with the Commission, nor have they been involved in any bankruptcy proceedings, criminal proceedings, any proceeding involving any possibility of enjoining or suspending Nexicon's directors and officers from engaging in any business, securities or banking activities, and have not been found to have violated, nor been accused of having violated, any federal or state securities or commodities laws.

      The following is a brief description of the background of the directors and executive officers of Nexicon.

      RICHARD URREA has been President and Chief Executive Officer of Nexicon since inception in January 1999 and has been our sole director since December 2004. He served as President of Sycom International, Inc., from 1997 to 1999. Sycom is a data communications company, Mr. Urrea led the company from start up through national marketing plan and implementation of its manufacturing plan. The company currently manufactures its products and markets them throughout the U.S. and is in the process of expanding into foreign markets. From 1996 to 1997, Mr. Urrea was President of Klaire International Ltd., an export company distributing automotive parts in Mexico. From 1995-1996, Mr. Urrea served as the managing member of Toltec Fruit, LLC, a limited liability company involved in the importation of fruit into the United States from Mexico and South America. From 1993 to 1995, Mr. Urrea worked on the development and marketing plan for Septima Enterprises Inc. From 1991 to 1993, Mr. Urrea managed the Albuquerque Office of White Discount Securities. In 1990, Mr. Urrea was contract administrator for Foresight, Inc., an Albuquerque, laser-optics, government contractor. In 1989, Mr. Urrea served as marketing director for HDI System, Inc. where he devised and implemented an international marketing plan for an ignition system for marine application. In 1985 and 1986, Mr. Urrea owned and operated Shannon Euro Motorcars, a European automobile importing and maintenance company. Mr. Urrea sold the business in 1986 to attend Baylor University. Mr. Urrea received his Bachelor of Business Administration in Marketing and Business Broadcasting from Baylor University's Hankammer School of Business in 1989.

      DANIEL URREA has been Chief Financial Officer with Nexicon since inception in January 1999. Prior to his involvement with the Nexicon, Mr. Urrea worked with Sycom International, manufacturer and distributor of Radio Telemetry Units. During that time, Mr. Urrea was responsible for the maintenance of the accounting records for the Company, and was instrumental in the development of the company's business plan. Before this, Mr. Urrea worked for Klaire International, an exporter of automotive accessories to Mexico, in the same capacity. From January 1996 thorough August 1996, Mr. Urrea worked with Equinox International, an international marketing and distribution company, where he was involved in sales and talent recruiting activities. In 1995, Mr. Urrea received a Bachelors in Business Administration with a concentration in Finance from the Anderson School of Management at the University of New Mexico. Mr. Urrea has also spent several months out of the country where he studied business and other cultures.

Family Relationships

      Richard Urrea, our President, Chief Executive Officer and sole director, is the brother of Daniel Urrea, our Chief Financial Officer.

Committees

      Nexicon's Board of Directors serves as the audit committee. The Board of Directors does not have a financial expert due to the lack of capital needed to attract a qualified expert.

Code of Ethics

      On April 8, 2004, our Board of Directors adopted a written Code of Ethics designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics. This Code of Ethics has been filed with the Commission as an exhibit to the Company's Form 10-KSB for the year ended December 31, 2003.

Executive Compensation

      The following table shows all the cash compensation paid by Nexicon, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 2004, 2003 and 2002 to Nexicon's three highest paid executive officers. No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensation identified in the chart below, were paid to these executive officers during these fiscal years. Except as indicated below, no executive officer earned a total annual salary and bonus for any of these years in excess of $100,000.

                                        Annual Compensation                         Long-Term Compensation
                           -----------------------------------------------   ------------------------------------
                                                                                      Awards              Payouts
                                                                             -------------------------   --------
                                                                 Other       Restricted
                                                                Annual          Stock         Options/     LTIP       All Other
Name and                           Salary        Bonus       Compensation     Award(s)          SARs     Payouts    Compensation
Principal Position         Year     ($)           ($)             ($)            ($)            (#)        ($)           ($)
------------------------   ----   --------      -------      -------------   -----------      --------   --------   -------------
Richard Urrea,             2004   $108,634           --                 --            --            --         --              --
Chief Executive Officer,   2003   $ 42,100      $75,000(3)              --            --            --         --              --
President and Director     2002   $110,750           --                 --   $    30,000(1)         --         --              --

Daniel Urrea,              2004   $ 49,896           --                 --            --            --         --              --
Chief Financial Officer    2003   $ 30,333      $75,000(3)              --            --            --         --              --
And Secretary/Treasurer    2002   $ 57,822           --                 --   $    30,000(1)         --         --              --

Robert V. Denson, (4)      2004   $206,250           --                 --            --            --         --              --
Chief Operating Officer    2003   $156,000(2)        --                 --            --            --         --              --
OSSI                       2002   $ 54,000(2)        --                 --            --            --         --              --

---------------
(1) These represent 1,750,000 shares of common stock issued to each of Richard Urrea and Daniel Urrea. These shares were valued at $0.035 per share on the date of grant.

(2) During the years ended December 31, 2003 and 2002, Robert Demson's salary was accrued.

(3) A bonus of $75,000 each was accrued for Richard Urrea and Daniel Urrea for reduced salaries paid in the year ended December 31, 2003.

(4) Robert V. Demson was the Chief Operating Officer of OSSI, a subsidiary of the Company, until March, 2005.

Employment Agreements

      Effective January 1, 2004, Nexicon entered into a 5-year employment agreement with Richard Urrea. Mr. Urrea is employed as the President and Chief Executive Officer of Nexicon. Mr. Urrea's annual salary is $120,000. Mr. Urrea is also entitled to discretionary bonuses to be determined by the Company's Board of Directors and the use of a Company car.

      Effective January 1, 2004, Nexicon entered into a 5-year employment agreement with Daniel Urrea. Mr. Urrea is employed as the Chief Financial Officer of Nexicon. Mr. Urrea's annual salary is $90,000. Mr. Urrea is also entitled to discretionary bonuses to be determined by the Company's Board of Directors and the use of a Company car.

Director Compensation

      The directors do not receive cash compensation for their services to Nexicon as such, but are periodically reimbursed for expenses incurred in connection with their services as members of the Board of Directors of the Company.

Securities Authorized for Issuance Under Equity Compensation Plan

      The following table sets forth the securities that have been authorized under equity compensation plans as of December 31, 2004.

                                                                               Number
                                         Number                             Of Securities
                                     Of Securities       Weighted-       Remaining Available
                                      To Be Issued        Average        For Future Issuance
                                     Upon Exercise    Exercise Price        Under Equity
                                     Of Outstanding   Of Outstanding     Compensation Plans
                                        Options,         Options,       (Excluding Securities
                                        Warrants         Warrants             Reflected
                                       And Rights       And Rights         In Column (a))
                                     --------------   ---------------   ---------------------
                                          (a)               (b)                  (c)
----------------------------------   --------------   ---------------   ---------------------
Equity compensation plans approved
  by security holders                       750,000   $          0.08                 750,000
Equity compensation plans not
  approved by security holders                    0   $             0                       0
TOTAL                                       750,000   $          0.08                 750,000


      No options have been granted to the named officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act and the rules thereunder require Nexicon's officers and directors, and persons who beneficially own more than 10% of a registered class of Nexicon's equity securities, to file reports of ownership and changes in ownership with the Commission and to furnish Nexicon with copies thereof. Based on its reviews of the copies of the Section 16(a) forms received by it, or written representations from certain reporting persons, Nexicon believes that, during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with although not timely filed.

                             DESCRIPTION OF PROPERTY

      On April 1, 2004,  we moved our  executive  offices to 400 Gold SW,  Suite
1000, Albuquerque, New Mexico 87102. Nexicon entered into a two-year lease contract with a monthly basic lease payment of $1,400. On January 28, 2004, Nexicon entered into a three-year lease contract for the operations of OSSI at 8280 Greensboro Drive, McLean Virginia 22102. The basic monthly lease payment is $5,590.

                                LEGAL PROCEEDINGS

      On January 28, 2003, Nexicon's subsidiary Cyco.net, Inc. was named in a civil action filed in the United States District Court Southern District of New York by the City of New York as one of approximately a dozen defendants who engaged in the business of internet online cigarette sales. The suit alleges that Cyco.net, Inc. failed to report the names and addresses of its customers to taxing authorities. The claim was for $15 million and 15 defendants were named, including the Company. Nexicon's management has heard that some defendants have settled with City of New York for $6,000, amount which Nexicon considers immaterial to investors. The case was dismissed without prejudice earlier this year and has subsequently been refiled by the City of New York. Nexicon reviews the status of the case periodically and if it determines that the potential liability is material to investors or otherwise required to be noted in the Company's financial statements, it will be disclosed.

      On April 1, 2003, the State of California filed a civil action in the Superior Court of California, County of San Diego, against the Company's subsidiary Cyco.net, Inc, alleging sales of cigarettes to minors, deceptive failure to file Jenkins Act reports and inform California consumers that they are required to pay sales taxes to California. Based on these factual assertions, the suit's three counts alleged false or misleading advertising under California Business and Profession Code 17500 and failure to notify California purchasers of their obligations under California Revenue and Business and Professions Code 17200. The suit sought injunctive relief and assessment of civil penalties of $2,500 for each violation. This action was settled for $25,000 in May 2004.

      On April 1, 2003, the State of Washington filed a civil action in the State of Washington, King County Superior Court against Nexicon's subsidiary Cyco.net, Inc. alleging sales of cigarettes to minors, deceptive failure to file Jenkins Act reports and inform Washington consumers that they are required to pay sales taxes to the State of Washington. Based on the factual assertions, the suit's four counts alleged unfair business practice, unfair method of compensation and misrepresentation. The suit sought injunctive relief restraining Cyco.net, Inc. from continuing to engage in unlawful conduct, restitution to consumers and civil penalties of up to $2,000 per violation, plus attorneys' fees and costs. In March 2004, the parties agreed to settle for $10,000.

      On April 1, 2003, the State of Oregon filed a civil action in the State of Oregon, Marion County against the Company's subsidiary Cyco.net, Inc. alleging the sale of one carton of cigarettes to a minor using her mother's name and credit card, in violation of State Unlawful Trade Practices Act. The suit sought to enjoin Cyco.net, Inc. from doing business in Oregon, $25,000 and attorney's fees. This suit was settled on April 2004 for $2,000.

      On July 10, 2003, the State of Vermont filed a civil action in the State of Vermont, Chittenden County against the Company's subsidiary alleging the sale of cigarettes to a minor, deceptive failure to file Jenkins Act reports and inform Vermont consumers that they are required to pay sales taxes to the State of Vermont. The suit sought to enjoin the Company from doing business in Vermont, pay civil penalties of up to $10,000 for each sale to a minor, plus attorney's fees and costs. This suit was settled in April 2004 for $4,000.

      During 2003, the State District Court of Travis County, Texas, alleged that the Company did not take effective measures to prevent the sale of tobacco products to minors in violation of the Texas Deceptive Trade Practices - Consumer Protection Act. This suit was settled in September 2004 for $3,000.

                             PRINCIPAL STOCKHOLDERS

Voting Securities And Principal Holders Thereof

      The following table sets forth, as of February 8, 2006, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than 5% of the outstanding shares, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group.

                                                             Common Stock
                                                          Beneficially Owned
                                                       ------------------------
Name/Address                                             Number     Percent (1)
----------------------------------------------------   ----------   -----------
Daniel Urrea                                            8,993,369          5.61%
3009 Charleston NE
Albuquerque, New Mexico 87110

Richard Urrea                                           8,668,369          5.40%
600 Alcalde SW #4D
Albuquerque, New Mexico 87104

ALL OFFICERS AND DIRECTORS AS A GROUP (2 PERSONS)      17,661,738         11.01%

Matthias Urrea - Tres Santos Limited Partnership (2)   10,000,000          6.23%
7850 Jefferson NE Suite 140
Albuquerque, New Mexico 87109

Mathew Urrea - Urrea Family Limited Partnership (2)     8,000,000          4.99%
7850 Jefferson NE Suite 140
Albuquerque, New Mexico 87109

------------------------
(1) Applicable percentage of ownership is based on 160,410,122 shares of common stock outstanding as of February 8, 2006, together with applicable options for each shareholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of February 8, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The common stock is the only outstanding class of equity securities of Nexicon.

(2) Mathew Urrea is the Trustee for and has beneficial ownership of the common stock held by the Urrea Family through these two partnerships. Mathew Urrea is a brother to Richard Urrea and Daniel Urrea.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships And Related Transactions

      On October 17, 2006 the Company issued 3,947,369 shares of its common stock to each Richard Urrea and Daniel Urrea valued at $150,000 as payment for bonuses accrued in the fiscal year ended 2003.

      On March 17, 2005, Nexicon decided to discontinue operations of its OSSI SatSecure(C) Systems business, pursuant to the terms of a Stock Repurchase Agreement. Nexicon agreed to repurchase 15,000,000 shares of its common stock held by the president of OSSI and issued an unsecured promissory note for $240,000 covering previously accrued wages and expenses. The note is payable as $20,000 at closing and $220,000 payable in successive $20,000 increments on or before the 15th of the month for 11 consecutive months. This individual also received equipment located in the OSSI facility with a net book value of $15,213. In addition, Nexicon relinquished all right title and interest in any agreements associated with the SatSecure(C) technology and to various tradenames.

      During the years ended December 31, 2004 and 2003, Nexicon paid $0 and $12,500, respectively, in consulting fees to related parties for services.

      At December 31, 2004, Nexicon has recorded notes payable and accrued interest payable to the president of its subsidiary OSSI, in the aggregate amount of $21,741, including interest of $8,741. In addition, the Company owes this individual $249,276 including $210,000 of prior year accrued and unpaid wages, $19,022 of current year accrued wages and $20,054 of expense reimbursement. All of these liabilities are included in Net Liabilities of Discontinued Operations related to the SatSecure(C) System division at December 31, 2004, and payment of these obligations is incorporated into the Stock Repurchase Agreement.

      "Accrued expenses - related party", includes an aggregate of $300,000 of unpaid prior year bonuses to employees and the Company's website designer, all of whom are also shareholders, plus $93,380 of current year accrued wages and $5,957 of expense reimbursements payable to Nexicon's employees/shareholders.

      During the year ended December 31, 2004, Nexicon paid $100,200 to its affiliate, Mercury Mobile AS, as well as $74,864 to a company affiliated with certain shareholders, for the cost of materials related to its ComSecure Controller product, which amounts are included in cost of goods sold.

      On November 19, 2003, Nexicon purchased all of the outstanding common stock of OSSI. In the stock for stock purchase, Nexicon issued 50,000,000 shares of common stock in exchange for all of the issued and outstanding common stock of OSSI.

      In 2003, Nexicon acquired the stock of OSSI from the following people in exchange for the number of shares of Nexicon's common stock set forth opposite their names:

                                                          No. of
              Name:                                      Shares:
              ---------------------------------------   ----------
              Robert V. Demson                          26,000,000
              Francisco Urrea, Jr                       20,000,000
              Paul B. Goldberg                           1,800,000
              Harry A. Montefusco                        1,800,000
              John F. Morrison                             400,000
                                                        ----------
                                        Total Shares:   50,000,000
                                                        ==========

----------------------
*   Mr. Franciso Urrea, Jr. is a father to Richard Urrea and Daniel Urrea.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

      Nexicon's common stock has been quoted on the Over-the-Counter Bulletin Board maintained by the NASD under the symbol "NXCN.OB"

      The following table sets forth the range of high and low bid quotations for each calendar quarter for Nexicon's common stock for the prior two years.

                2003                   High       Low
-----------------------------------   -------   -------
January 2, 2003 - March 28, 2003      $0.0500   $0.0400
April 1, 2003 - June 30, 2003         $0.0100   $0.0050
July 1, 2003 - September 30, 2003     $0.0100   $0.0050
October 1, 2003 - December 31, 2003   $0.4800   $0.0100

                2004                   High       Low
-----------------------------------   -------   -------
January 2, 2004 - March 31, 2004      $1.2300   $0.2500
April 1, 2004 - June 30, 2004         $0.4700   $0.1800
July 1, 2004 - September 30, 2004     $0.4000   $0.1800
October 1, 2004 - December 31, 2004   $0.2200   $0.0700

                2005                   High       Low
-----------------------------------   -------   -------
January 2, 2005 - March 31, 2005      $0.1100   $0.0300
April 1, 2005 - September 30, 2005    $0.0390   $ 0.030
July 1, 2005 - September 30, 2005     $0.0510   $0.0160
October 1, 2005 - December 30, 2005   $0.0270   $0.0170

                2006                   High       Low
-----------------------------------   -------   -------
January 2, 2006 - February 8, 2006    $0.0300   $0.0110


      The above prices were obtained from Nasdaq, Inc. The quotations represent inter-dealer quotations, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

      As of February 8, 2006, Nexicon believes there were approximately 430 holders of record of our common stock.

      We have not paid dividends in the past on any class of stock and we do not anticipate paying dividends in the foreseeable future.

Recent Sales of Unregistered Securities

      During the last three years, Nexicon has issued the following unregistered securities:

      Subsequent to September 30, 2005, the Company issued 16,500,000 shares of its common stock for cash in the amount of $155,000, 5,106,250 shares to employees as compensation valued at $110,425, 3,947,369 shares to Richard Urrea valued at $75,000, 3,947,369 shares to Daniel Urrea valued at $75,000 and 2,631,579 shares to an employee valued at $25,000 as payment for bonuses accrued in the fiscal year ended 2003, and 1,439,900 shares to John Morrison for investor relations services valued at $31,177.

      On November 21, 2005, the Company entered into the November 2005 SPA with Cornell pursuant to which the Company issued to Cornell the November 2005 Debentures. The November 2005 Debentures were issued as follows: (i) $1,085,481 of which was issued to replace secured promissory notes previously issued and sold to Cornell on March 3, 2005 in the principal amount of $1,000,000 plus $85,481 in accrued interest due and outstanding; (ii) $389,337 of which was issued to replace secured promissory notes previously issued and sold to Cornell on May 4, 2005 in the principal amount of $360,000 plus $29,337 in accrued interest due and outstanding; and (iii) $525,182 of which consists of new secured convertible debentures issued and sold (or to be issued and sold, as applicable) to Cornell as follows: (a) $100,000 was funded on November 22, 2005,
(b) $100,000 will be funded two business days prior to the date on which the Company files the Registration Statement with the Commission to register the securities underlying the November 2005 Debentures, and (c) $325,182 will be funded one business day prior to the Registration Statement being declared effective by the SEC.

The November 2005 Debentures are secured by substantially all of the Company's assets, have two-year maturity dates, and accrue interest at 10% per annum.

      During the nine months ended September 30, 2005, Nexicon issued an aggregate of 24,818,164 shares of its common stock of which 7,600,000 shares were issued for cash of $137,000. In addition 400,000 shares were issued to employees as compensation valued at the market price on the date of issue of $8,000, 1,500,000 shares were issued to Brent Jay for market consulting services valued at $30,000, 318,500 shares of which were issued to CCG Investor Relations for market consulting services valued at $3,185 (which is included in non-cash compensation - general and administrative), 3,066,124 shares were issued in connection with the conversion of $65,000 of debentures, and 11,933,540 shares were issued in connection with the SEDA discussed in Note 7.

      On July 22, 2005, Nexicon and Central Solutions, Inc., a Delaware corporation ("Central") agreed to terminate the Investment, Marketing and Distribution Agreement entered into on December 10, 2004. As a result of terminating said agreement, the Company returned its 35% ownership interest in Central Solutions and Central Solutions has returned the 10,000,000 shares of the Company's common stock received per said agreement.

      On July 5, 2005, we entered into the 2005 SEDA, effective as of June 24, 2005, pursuant to which, at our discretion, we could have periodically sold to Cornell shares of our common stock for a total purchase price of up to
$20,000,000. For each share of common stock purchased under the 2005 SEDA, Cornell would have paid Nexicon 99% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell would have retained a fee of 5% of each advance under the 2005 SEDA. In light of the limitations contained in the 2005 SEDA, we would have had to submit a $300,000 advance request approximately every six trading days for 24 months in order to attain the full $20,000,000 available under the 2005 SEDA. The 2005 SEDA was terminated on November 21, 2005 pursuant to a November 2005 Termination Agreement.

      On July 5, 2005, we refinanced the 2004 Debentures as the 2005 Debentures in the principal amount of $380,000, effective as of June 24, 2005. The 2005 Debentures were convertible at the holder's option any time up to maturity at a conversion price per share equal to $0.01. At maturity, the remaining unpaid principal and accrued interest under the 2005 Debentures would be, at Nexicon's option, either paid or converted into shares of common stock at a conversion price equal to $0.01. The 2005 Debentures were secured by substantially all of our assets, and accrued interest at a rate of 5% per year and had a 2-year term. On July 1, 2005, the Company issued 1,086,957 shares of its common stock to Cornell for conversion of $20,000 under the 2005 Debentures. The 2005 Debentures were terminated pursuant to the November 2005 Termination Agreement. The balance of $389,337 outstanding at November 21, 2005 under the 2005 Debentures was refinanced under the November 2005 Debentures.

      On March 17, 2005, Nexicon discontinued operations of its OSSI SatSecure(C) Systems business, pursuant to the terms of a Stock Repurchase Agreement. The Company repurchased 15,000,000 shares of its common stock held by the President of OSSI.

      On January 14, 2005, Nexicon issued an unsecured promissory note to Cornell in the amount of $250,000 and received net proceeds of $225,033 after payment of financing costs of $24,967. Effective March 3, 2005, Nexicon issued an additional unsecured promissory note to Cornell in the amount of $1,000,000 and received net proceeds of $915,099, after payment of financing costs of $84,901. The loan was evidenced by a promissory note dated March 3, 2005, which has an interest at a rate of 12% per annum and was due on November 26, 2005. As a condition precedent to the loan, Nexicon agreed to issue and hold in escrow 40,000,000 shares of its common stock to be released in connection with repayment of the loan. On November 21, 2005, the promissory note was terminated and Cornell surrendered the promissory note and 35,889,410 shares of stock to Nexicon. The balance of $1,085,481 outstanding on the promissory note as of November 21, 2005 was converted into the November 2005 Debentures.

      During the year ended December 31, 2004, Nexicon issued 6,600,000 shares of Common Stock in 2004 for cash consideration of $587,800. An additional 8,799,833 shares were issued in exchange for services valued at $2,016,384, the fair market value of the shares on the date Nexicon agreed to issue the stock. Included in those issued for services were 3,800,000 shares issued to Nexicon's employees at a value of $760,000. Deferred stock compensation at December 31, 2004 was $543,996 to be amortized over the terms of certain consulting agreements.

      The following table sets forth to whom Nexicon issued an aggregate of $2,016,384 shares of its common stock in exchange for services:

                            Common Stock Issued for Services
---------------------------------------------------------------------------------------
Name                              Date       Shares       Amount          Service
----------------------------   ----------   ---------   ----------   ------------------
Laurence L. Levison            3/19/2004       50,000   $   24,950   Product Consulting
Frank J. Loch                  3/19/2004       50,000       24,950   Product Consulting
Kenneth B. Baircar             3/19/2004       50,000       24,950   Product Consulting
Joel Newberger                 3/19/2004       50,000       24,950   Product Consulting
Frank M. Reganato              3/19/2004       50,000       24,950   Product Consulting
Cornell Capital Partners, LP   3/23/2004      512,833      255,400            2004 SEDA
Yorkville Advisors, LLC        4/6/2004       254,000      127,000            2004 SEDA
Waterville                     6/14/2004      186,000       93,000            2004 SEDA
Lynn Budagher                  9/22/2004    2,000,000      400,000             Employee
John Morrison                  9/22/2004    1,600,000      320,000             Employee
Simon Hampton                  9/22/2004      200,000       40,000             Employee
Brent Jay                      6/28/2004    3,000,000      490,868     Public Relations
CEO Cast                       3/31/2004      214,167      107,083     Public Relations
CCG                            11/15/2004     499,500       49,950     Public Relations
Dealflow                       11/15/2004      83,333        8,333     Public Relations
                                            ---------   ----------
Totals                                      8,799,333   $2,016,384


      Effective December 10, 2004, Nexicon entered into a marketing and distribution agreement with Central whereby Nexicon granted Central the right to market, distribute and support any and all technology directly or indirectly controlled, licensed, owned joint ventured or otherwise approved for Nexicon, exclusively in the healthcare markets in the United States. and Canada. In connection with this, Nexicon issued 10,000,000 shares of its restricted common stock in exchange for 35% of Central's issued and outstanding common stock.

      On November 15, 2004, Nexicon, Inc. purchased all of the outstanding common stock of Pluto, a Norwegian company, that provides a range of billing and customer care solutions for telecommunication carriers and service providers via their CHARON billing and customer care real-time, client/server system. In the stock for stock purchase, Nexicon, Inc. issued 5,010,496 shares of common stock in exchange for all of the issued and outstanding common stock of Pluto.

      Nexicon acquired the stock of Pluto from the following people in exchange for the number of shares of Nexicon's common stock set forth opposite their names:

                           Number                             Number
Name                      of shares           Name           of shares
-----------------------   ---------   --------------------   ---------
Teigland Eiendom AS       1,117,043   Nordea Liv Norge AS      155,400
Mercury Mobile AS           827,820   Holberg @                133,980
Frank Mjos                  656,250   Tommy Eide               105,000
Toman Invest AS             388,500   Lie Invest AS             38,850
Tommy Stiansen              262,500   Rune Svendsen             34,965
Reidar Asphaug              262,500   Jens Petter Teigland      31,248
Svein Erik Fauskanger       262,500   Vest Kapital AS           26,250
Eiendomsgruppen Vest AS     242,498   Anders Giske               7,770
Holberg Norden              235,200   Eivind Boe                 5,250
Holberg Norge               216,972                          ---------

                                      Total Shares           5,010,496
                                                             =========


      In May 2004, the Company entered into the 2004 SPA whereby up to $500,000 of 5% secured, convertible debentures may be issued. During the year ended December 31, 2004, Nexicon received net proceeds of $369,323 after payment of expenses in the amount of $130,677, from the sale of $500,000 of debentures. The Investor converted $75,000 of the debentures for 679,855 shares of its common stock. The 2004 Debentures were mutually terminated by Nexicon and Cornell pursuant to the June 2005 Termination Agreement. The principal amounts and accrued interest outstanding under the 2004 Debentures were refinanced under the 2005 Debentures in the principal sum of $380,000.

      On March 23, 2004, Nexicon entered into the 2004 SEDA with Cornell. This agreement replaced the 2001 SEDA entered into in September 2001. Pursuant to this agreement, Nexicon may, at its discretion for up to two years, periodically issue and sell shares of common stock for a total purchase price of $20 million. If Nexicon requests an advance under the 2004 SEDA, Cornell will purchase shares of common stock for 99% of the volume weighted average price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Cornell intends to sell any shares purchased under the 2004 SEDA at the market price. On June 10, 2004 the Company filed the 2004 Registration Statement for the registration of 69,513,810 shares of the Company's common stock. The 2004 Registration Statement became effective on August 11, 2004. Effective March 23, 2004, upon the execution of the 2004 SEDA, the Company issued 490,000 shares of its common stock to Cornell at $0.48 per share, plus 20,833 shares of its common stock to Newbridge Securities Corporation, the Placement Agent for the 2004 SEDA, at $0.48 per share. The total fees of $245,000 are capitalized as financing costs net of $85,200 amortization of non-cash interest expense in the accompanying financial statements, in the amount of $160,000 at September 15, 2004.

      On November 19, 2003, Nexicon purchased all of the outstanding common stock of OSSI. In the stock for stock purchase, Nexicon issued 50,000,000 shares of common stock in exchange for all of the issued and outstanding common stock of OSSI. The shares were at valued $0.09 per share, the fair market value at November 19, 2003.

      In 2003, Nexicon acquired the stock of OSSI from the following people in exchange for the number of shares of Nexicon's common stock set forth opposite their names:

                                                            No. of
              Name:                                        Shares:
              ---------------------------------------   ----------
              Robert V. Demson                          26,000,000
              Francisco Urrea, Jr                       20,000,000
              Paul B. Goldberg                           1,800,000
              Harry A. Montefusco                        1,800,000
              John F. Morrison                             400,000
                                                        ----------
                                        Total Shares:   50,000,000
                                                        ==========


      In October 2003, Nexicon issued 1,000,000 shares of common stock to Francisco Urrea, Jr. , a director at the time of the issuance, for consulting fees.

      Effective July 1, 2003, Nexicon agreed to sell its Internet tobacco products business to American Indian CigCo, LLC ("AIC"). In conjunction with this sale, AIC agreed to purchase 2,000,000 shares of Nexicon's common stock for $2,800,000 payable in the form of a promissory note bearing interest at 7% per year. Interest payments are due annually commencing July 31, 2004 and the principal is due July 31, 2008. In November 2004, the agreement was amended to effect monthly interest-only payments at an annual rate of 4.223%, commencing December 31, 2004, with the principal due on or before December 31, 2009, at AIC's option. To date, AIC has paid no interest on the note.

      In August 2002, Nexicon issued a total of 5,000,000 shares of common stock valued at $150,000 as follows: 1,000,000 shares each to Richard Urrea, Daniel Urrea, Brent Wolford, Lynnette Budagher and Trey Urrea.

      With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. In each instance, the purchaser had access to sufficient information regarding Nexicon so as to make an informed investment decision. More specifically, Nexicon had a reasonable basis to believe that each purchaser was either an accredited investor as defined in Regulation D of the Securities Act or otherwise had the requisite sophistication to make an investment in Nexicon's common stock.

                            DESCRIPTION OF SECURITIES

Capital Stock

      The authorized capital stock of Nexicon consists of 500,000,000 shares of common stock, par value $0.001 per share. As of February 8, 2006, we have 160,410,122 shares of our common stock outstanding. In addition, as of February 8, 2006, there are 750,000 options to purchase common stock outstanding. The following description is a summary of the capital stock of Nexicon and contains the material terms of the capital stock. Additional information can be found in Nexicon's Articles of Incorporation and Bylaws.

      Common Stock. Each share of common stock entitles the holder to one vote on each matter submitted to a vote of our stockholders, including the election of directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, stockholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Stockholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of Nexicon, stockholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

      Options. Nexicon has a compensatory stock option plan. Under the plan, the Company may grant options for up to 4,000,000 shares of common stock. The exercise price of each option shall be determined by the Compensation Committee or by the CEO with reference to factors such as current fair market value of the common stock, net book value per share, regular or other remuneration already being received by the optionee. The maximum term of the options is five years and they vest on the date granted. All options outstanding at December 31, 2004 have been granted to employees.

      Summarized information relative to Nexicon's stock option plan is as follows:

                                    Number of Weighted Average
                                   ----------------------------
                                     Shares      Exercise Price
                                   ----------    --------------
Outstanding at January 1, 2004      1,350,000    $         0.08
  Granted                                  --                --
  Exercised                                --                --
  Forfeited                          (600,000)               --
                                   ----------    --------------
Outstanding at December 31, 2004      750,000    $         0.08
                                   ==========    ==============


      An option for 600,000 shares expired in 2004 and an option for 750,000 shares expires in 2006.

      The effect of applying SFAS 123 pro forma net (loss) is not necessarily representative of the effects on reported net income (loss) for future years due to, among other things, the vesting period of the stock options and the fair value of additional stock options in future years.

      Warrants. During the year ended December 31, 2001 the Company issued to Cornell, a stock purchase warrant, exercisable for 300,000 shares of common stock, expiring on August 16, 2006. The exercise price of the warrant is the lower of (i) 120% of the closing price of Nexicon's stock on August 16, 2001, or
(ii) the lowest price at which Nexicon's issues or sells common stock subsequent to August 16, 2001. After such adjustment, the number of shares is also adjustable by the former exercise price multiplied by the number of shares divided by the new exercise price.

      During the year ended December 31, 2002 Nexicon was required to change the terms of the warrant. As of February 8, 2006, the warrant is exercisable into 1,440,000 shares of common stock at $0.035 per share. The warrant expires on August 16, 2006.

      Debentures. In May 2004, Nexicon entered into the 2004 SPA, whereby up to $500,000 of 5% secured, convertible debentures were issued (i.e., the 2004 Debentures). During the year ended December 31, 2004, Nexicon received net proceeds of $369,323 after payment of expenses in the amount of $130,677, from the sale of $500,000 of debentures. In 2004, the investor converted $75,000 of the debentures for 679,855 shares of Nexicon's common stock.

      The 2004 Debentures accrued interest at 5% per annum and were secured by a security agreement covering substantially all business assets. Principal plus accrued interest was either payable in full two years after the date of issue, or convertible at the holder's option, into shares of the Company's common stock. The conversion provision entitled the holder at any time, and from time to time, to convert all or any part of the principal plus accrued interest into the Company's $0.001 par value common stock, at a per share price equal to the lesser of an amount equal to (i) 120% of the quoted closing bid price of the stock on the date of the debenture, or (ii) 80% of the lowest quoted closing bid price during the five trading days immediately preceding the conversion date. Interest was payable at maturity or conversion, either in cash or shares of the Company's common stock, at the holder's option. The 2004 Debentures were mutually terminated by Nexicon and Cornell pursuant to the June 2005 Termination Agreement. However, the principal amount of $250,000 under the 2004 Debentures issued on August 12, 2004 and an amount equal to $130,000 under the 2004 Debentures issued on May 5, 2004 were refinanced as the 2005 Debentures.

      On July 5, 2005, Nexicon entered into the July 2005 SPA pursuant to which Nexicon could have sold to Cornell, and Cornell could have purchased from Nexicon, up to $380,000 of secured convertible debentures pursuant to the terms contained in the 2005 Debentures described below. The July 2005 SPA, along with all other related financing agreements that we entered into with Cornell, were mutually terminated by Nexicon and Cornell pursuant to the November 2005 Termination Agreement.

      On July 5, 2005, the Company issued the 2005 Debentures in the principal amount of $380,000. The Company refinanced the outstanding principal under the 2004 Debentures as the 2005 Debentures, which were convertible at the holder's option any time up to maturity. At maturity, the remaining unpaid principal and accrued interest under the 2005 Debentures could have been, at our option, either paid or converted into shares of common stock at a conversion price equal to $0.01. The 2005 Debentures were secured by substantially all of Nexicon's assets, and accrued interest at a rate of 5% per year and had a 2-year term. The 2004 Debentures were mutually terminated by Nexicon and Cornell pursuant to the June 2005 Termination Agreement, and the principal amounts and accrued interest outstanding under the 2004 Debentures were made subject to the terms and conditions contained in the 2005 Debentures. The 2005 Debentures were convertible at the option of Cornell at a conversion price equal to $0.01, which may be adjusted pursuant to the terms of the 2005 Debentures. The 2005 Debentures could have been redeemed by us at any time, in whole or in part, upon the presentation of a written notice 15 days in advance of such redemption. The redemption price was 120% of the amount redeemed plus accrued interest. If we would have exercised the right of redemption, Cornell was entitled to receive a warrant to purchase 50,000 shares of the Company's common stock for every $100,000 redeemed, pro rata (the "Warrant"). The Warrant was exercisable on a "cash basis" and had an exercise price equal to of 120% of the closing bid price of the Company's common stock on June 24, 2005. The Warrant had "piggy-back" and demand registration rights and survives for two years after June 24, 2005. The 2005 Debentures were terminated on November 21, 2005, pursuant to the November 2005 Termination Agreement.

      On November 21, 2005, the Company entered into a Termination Agreement (the "Termination Agreement") with Cornell, whereby that certain Securities Purchase Agreement, Investor's Registration Rights Agreement, Escrow Agreement, Security Agreement, Standby Equity Distribution Agreement, Registration Rights Agreement, and SEDA Escrow Agreement, all of which were dated as of June 24, 2004, as well as convertible debentures issued by the Company to Cornell on June 24, 2005, were terminated.

      On November 21, 2005, Nexicon entered into the November 2005 SPA with Cornell pursuant to which the Company issued to Cornell the November 2005 Debentures in the principal amount of $2,000,000. The November 2005 Debentures were issued as follows: (i) $1,085,481 of which was issued to replace secured promissory notes previously issued and sold to Cornell on March 3, 2005 in the principal amount of $1,000,000 plus $85,481 in accrued interest due and outstanding; (ii) $389,337 of which was issued to replace secured promissory notes previously issued and sold to Cornell on May 4, 2005 in the principal amount of $360,000 plus $29,337 in accrued interest due and outstanding; and
(iii) $525,182 of which consists of new secured convertible debentures issued and sold (or to be issued and sold, as applicable) to Cornell as follows: (a) $100,000 was funded on November 22, 2005, (b) $100,000 will be funded two business days prior to the date on which the Company filed the Registration Statement with the Commission to register the securities underlying the November 2005 Debentures, and (c) $325,182 will be funded one business day prior to the Registration Statement being declared effective by the SEC. The November 2005 Debentures are secured by substantially all of the Company's assets, have two-year maturity dates, and accrue interest at 10% per annum.

Shares Eligible for Future Sales

      160,410,122 shares of common stock are outstanding on the date of this Prospectus and an additional 16,740,000 shares will be issued if all of the outstanding warrants are exercised and all of the notes are converted to common stock. All of the shares that may be sold pursuant to this Prospectus will be freely tradable without restriction or further registration under the Securities Act, except that any shares issued to our affiliates, as that term is defined in Rule 144 under the Securities Act, as amended, may generally only be sold in compliance with the provisions of Rule 144 described below. In general, our affiliates are any persons that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with us.

      Of the 160,410,122 shares of common stock outstanding as of the date of this Prospectus, 17,661,738 shares are held by our affiliates and will be restricted securities as that term is defined in Rule 144. These restricted shares may only be sold if they are registered under the Securities Act or are exempt from such registration requirements.

      301,659,125 shares of common stock are being registered in this offering for resale by Cornell pursuant to the 2005 Secured Convertible Debentures.

      5,828,496 shares of common stock are being registered in this offering for resale by other selling stockholders of Nexicon who have acquired such shares in various transactions with us.

Rule 144

      In general, under Rule 144 of the Securities Act, a shareholder who owns restricted shares that have been outstanding for at least one year is entitled to sell, within any 3-month period, a number of these restricted shares that does not exceed the greater of 1% of the then outstanding shares of common stock immediately on the date of this Prospectus, or, subject to certain restrictions, the average weekly reported trading volume in the common stock during the four calendar weeks preceding filing of a notice on Form 144 with respect to the sale.

      In addition, affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock that are not restricted securities. Sales under Rule 144 are also governed by manner of sale provisions and notice requirements, and current public information about us must be available. Under Rule 144(k), a shareholder who is not currently and who has not been for at least three months before the sale an affiliate and who owns restricted shares that have been outstanding for at least two years may resell these restricted shares without compliance with the above requirements.

Transfer Agent & Registrar

      The transfer agent and registrar for our common stock is Corporate Stock Transfer. Their address is 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209. Their telephone number is (303) 282-4800.

Limitation Of Liability: Indemnification

      Our Bylaws include an indemnification provision under which we have agreed to indemnify directors and officers of Nexicon to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of Nexicon.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Nexicon pursuant to the foregoing, or otherwise, Nexicon has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

      The authorized but unissued shares of our common are available for future issuance without our shareholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Nexicon that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with Nexicon's Board of Directors' desires. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

                                     EXPERTS

      The consolidated financial statements for the years ended December 31, 2004 and 2003 included in the Prospectus have been audited by Stark Winter Schenkein & Co., LLP, independent registered public accounting firm to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding Nexicon's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

      The validity of the shares of common stock offered hereby has been passed upon for us by David S. McElroy, Esq. of Burton, Bartlett & Glogovac, located in Reno, Nevada. A copy of the legal opinion is attached hereto as Exhibit 5.1.

                           HOW TO GET MORE INFORMATION

      We have filed with the Commission a Registration Statement on Form SB-2 under the Securities with respect to the securities offered by this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this Prospectus, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document that we have filed as an exhibit to the Registration Statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The Registration Statement and other information may be read and copied at the Commission's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                                  NEXICON, INC

                                    INDEX TO

                              FINANCIAL STATEMENTS

                                                                         PAGE(S)

FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2005

Consolidated Balance Sheet (Unaudited)                                       F-1
Consolidated Statements of Operations and Comprehensive (Loss)
  Unaudited)                                                                 F-2
Consolidated Statements of Cash Flow (Unaudited)                             F-3
Notes to Consolidated Financial Statements (Unaudited)                F-4 - F-12

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2004 and DECEMBER 31, 2003

Report of Independent Registered Public Accounting Firm                     F-13
Consolidated Balance Sheet                                                  F-14
Consolidated Statements of Operations                                       F-15
Consolidated Statements of Changes in Stockholders' Equity
  (Deficit)                                                           F-16 - F17
Consolidated Statements of Cash Flows                                       F-18
Notes to Consolidated Financial Statements                           F-19 - F-37

                                  NEXICON, INC.
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2005
                                   (unaudited)

                                     ASSETS

CURRENT ASSETS
  Cash                                                             $     17,094
  Receivables                                                               972
  Receivables - related parties                                          33,656
  Receivable - AIC                                                       54,674
  Interest receivable - AIC                                                 382
  Prepaid expense                                                         2,939
                                                                   ------------

   Total current assets                                                 109,717
                                                                   ------------

PROPERTY AND EQUIPMENT                                                   40,983
                                                                   ------------

OTHER ASSETS
  Investment in Mercury                                                 147,851
  Deposit                                                                 2,422
                                                                   ------------
                                                                        150,273
                                                                   ------------
                                                                   $    300,973
                                                                   ============

                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES
  Accounts payable and accrued expenses                            $    937,895
  Accrued expenses - shareholders                                       242,918
  Deferred gain                                                          37,563
  Net liabilities of discontinued operations                            325,922
                                                                   ------------

   Total current liabilities                                          1,544,298
                                                                   ------------

DERIVATIVE FINANCIAL INSTRUMENTS                                      1,715,903
                                                                   ------------

STOCKHOLDERS' (DEFICIT)
  Common stock, $0.001 par value, 500,000,000 shares authorized,
    119,312,402 shares issued and outstanding                           119,312
  Additional paid-in capital                                         13,799,229
  Stock subscription receivable                                      (2,800,000)
  Accumulated (deficit)                                             (14,224,662)
                                                                   ------------
                                                                     (3,106,121)
  Other comprehensive income:
   Currency translation adjustment                                      146,893
                                                                   ------------
                                                                     (2,959,228)
                                                                   ------------
                                                                   $    300,973
                                                                   ============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                  NEXICON, INC.
         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS)
                                   (unaudited)

                                                             Three Months Ended                 Nine Months Ended
                                                                September 30,                     September 30,
                                                        -----------------------------    -----------------------------
                                                             2005            2004             2005            2004
                                                        -------------    ------------    -------------    ------------
                                                                          (restated)                       (restated)

Revenues                                                $     171,490    $    448,510    $     227,804    $    448,510
                                                        -------------    ------------    -------------    ------------

Cost of goods sold                                            130,498         174,634          173,351         174,634
General and administrative expenses                           327,231         440,097        1,441,968       1,520,762
Research and development                                           --          53,723               --          53,723
Non-cash compensation-general and
  administrative                                               56,753       1,029,682          581,996       1,492,658
                                                        -------------    ------------    -------------    ------------
                                                              514,482       1,698,136        2,197,315       3,241,777

(Loss) from operations                                       (342,992)     (1,249,626)      (1,969,511)     (2,793,267)
                                                        -------------    ------------    -------------    ------------

Other income (expense):
  Interest income                                                  --           1,534            1,478           5,581
  Derivative instruments income (expense)                     664,334        (216,590)        (338,457)       (372,690)
  Non-cash interest expense                                        --              --         (160,000)             --
  Interest expense                                                 (2)         (7,934)              --          (9,083)
                                                        -------------    ------------    -------------    ------------
                                                              664,332        (222,990)        (496,979)       (376,192)
                                                        -------------    ------------    -------------    ------------
Net income (loss) before income tax                           321,340      (1,472,616)      (2,466,490)     (3,169,459)

Income tax (benefit)                                           (2,000)         11,000          (23,000)        (56,000)
                                                        -------------    ------------    -------------    ------------

Income (loss) before discontinued operations                  323,340      (1,483,616)      (2,443,490)     (3,113,459)

Discontinued operations:
  Gain (loss) on sale of assets of
    discontinued operations                                        --          31,799          (14,110)         61,085
  Net gain (loss) from discontinued
    operations, net of income taxes                            (6,696)         44,019          (92,100)       (220,431)
                                                        -------------    ------------    -------------    ------------
Net income (loss)                                             316,644      (1,407,798)      (2,549,700)     (3,272,805)

Other comprehensive income (loss)
  Foreign currency translation adjustment                      22,558              --           19,663              --
                                                        -------------    ------------    -------------    ------------

Net comprehensive income (loss)                         $     339,202    $ (1,407,798)   $  (2,530,907)   $ (3,272,805)
                                                        =============    ============    =============    ============

Weighted average shares outstanding (basic
  and diluted)                                            118,858,761      96,351,180      118,976,992      93,108,586
                                                        =============    ============    =============    ============

Net income (loss) per common share-basic and diluted
  Income (loss) from operations                         $        0.00    $      (0.01)   $       (0.02)   $      (0.03)
  Income (loss) from discontinued operations                     0.00           (0.00)           (0.00)          (0.00)
                                                        -------------    ------------    -------------    ------------
                                                        $        0.00    $      (0.01)   $       (0.02)   $      (0.03)
                                                        =============    ============    =============    ============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                  NEXICON, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)

                                                     NINE MONTHS ENDED
                                                       SEPTEMBER 30,
                                                --------------------------
                                                    2005           2004
                                                -----------    -----------
Cash flows from operating activities:
  Net cash (used in) operating activities       $(1,342,761)   $  (781,590)
                                                -----------    -----------

Cash flows from investing activities:
  Stock investment                                       --       (147,851)
  Purchase of property and equipment                (44,239)       (12,960)
                                                -----------    -----------

    Net cash (used in) investing activities         (44,239)      (160,811)
                                                -----------    -----------

Cash flows from financing activities
  Proceeds from sale of common stock                137,000        622,800
  Proceeds from note payable                      1,250,000        250,000
  Proceeds from convertible debentures                   --        369,323
  Payment of note payable to shareholder                 --         (1,000)
                                                -----------    -----------

    Net cash provided by financing activities     1,387,000      1,241,123
                                                -----------    -----------

Net increase (decrease) in cash                     (12,468)       298,722

Beginning cash balance                               29,562          9,299
                                                -----------    -----------

Ending cash balance                             $    17,094    $   308,021
                                                ===========    ===========

                 The accompanying notes are an integral part of
                     the consolidated financial statements.

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                               SEPTEMBER 30, 2005

(1) Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and Item 310(b) of Regulation S-B. They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information, refer to the audited financial statements of Nexicon, Inc. (the "Company") as of December 31, 2004, and for the two years then ended, including notes thereto, included in the Company's Form 10-KSB.

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany transactions and balances have been eliminated in consolidation.

Derivative financial instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option-based derivative financial instruments, we use the Black-Scholes option pricing model to value the derivative instruments.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Restatement

The Company is in the process of amending the annual report for the year ended December 31, 2004 and quarterly reports for the quarters ended June 30, 2005 and March 31, 2005 to reflect the accounting for the convertible debentures and unsecured promissory notes in connection with the Company's financing transactions with Cornell Capital Partners, LLP ("Cornell"). In October 2005, the staff (the "Staff") of the United States Securities and Exchange Commission (the "SEC") issued a comment letter concerning the accounting for convertible debt instruments that are subject to a registration rights agreements and/or that have embedded derivative instruments. The Company has re-evaluated its debt agreements in light of the issues raised by the Staff in accordance with EITF 00-19 and has concluded that there are embedded derivative instruments that are required to be bifurcated and accounted for as derivative liabilities. The Company is responding to comments provided by the Staff in connection with the Company's December 31, 2004, Form 10-KSB and subsequent filings under the Securities Act of 1934, as amended (the "Securities Act").

Reclassification

Certain amounts from the nine months ended September 30, 2004, financial statements have been reclassified to conform to current period presentation.

(2) Going Concern

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced losses from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the nine months ended September 30, 2005, the Company incurred a net loss of $2,549,700. At September 30, 2005, the Company had a working capital deficit of $1,434,581, and a stockholders' deficit of $3,106,121.

The Company's ability to continue as a going concern is contingent upon its ability to secure financing and attain profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates. The Company, through its wholly-owned subsidiary, Nexicon, AS (formerly known as Pluto Communications International, AS) and its Charon Billing and Operational Support System sales, in conjunction with ComSecure(C) Controller and Anti Piracy Software sales, hopes to attain profitable operations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3) Earnings Per Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards No. 128, "Earnings per Share." Basic earnings
(loss) per share is  calculated  by dividing  net income  (loss) by the weighted average number of common shares  outstanding  for the period.  Diluted  earnings
(loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods presented, common stock equivalents were not considered, as their effect would be anti-dilutive.

(4) Stockholders' Deficit

During the nine months ended September 30, 2005, the Company issued an aggregate of 24,818,164 shares of its common stock of which 7,600,000 shares were issued for cash of $137,000. In addition 400,000 shares were issued to employees as compensation valued at the market price on the date of issue of $8,000, 1,500,000 shares were issued to Brent Jay for market consulting services valued at $30,000, 318,500 shares of which were issued to CCG Investor Relations for market consulting services valued at $3,185 (which is included in non-cash compensation - general and administrative), 3,066,124 shares were issued in connection with the conversion of $65,000 of debentures, and 11,933,540 shares were issued in connection with the Standby Equity Distribution Agreement discussed in Note 7.

On March 17, 2005, the Company discontinued operations of its Orion Security Services, Inc. ("OSSI") SatSecure(C) Systems business, pursuant to the terms of a Stock Repurchase Agreement. The Company repurchased 15,000,000 shares of its common stock held by the President of OSSI.

On July 22, 2005, the Company and Central Solutions, Inc. agreed to terminate the Investment, Marketing and Distribution Agreement entered into on December 10, 2004. As a result of terminating said agreement, the Company returned its 35% ownership interest in Central Solutions and Central Solutions has returned the 10,000,000 shares of the Company's common stock received per said agreement.

Effective March 3, 2005, the Company issued an additional unsecured promissory note to Cornell in the amount of $1,000,000 in connection with the 2004 SEDA, and received net proceeds of $915,099, after payment of financing costs of $84,901. The loan is evidenced by a promissory note dated March 3, 2005, which bears interest at a rate of 12% per annum and is due within 296 days of the execution of the note (December 24, 2005), unless otherwise mutually extended. As a condition precedent to the loan, the Company agreed to issue and hold in escrow 40,000,000 shares of its common stock to be released in connection with repayment of the loan (see Note 7).

During the nine months ended September 30, 2005, the Company recorded an aggregate of $581,996 in stock compensation expense consisting of the $41,185 described above, and the balance relating to the amortization of previously deferred financial consulting and media relations agreements entered into in 2004, over the terms of the respective agreements.

(5) Discontinued Operations

On March 17, 2005, the Company decided to discontinue operations of its OSSI SatSecure(C) Systems business, pursuant to the terms of a Stock Repurchase Agreement. The Company agreed to repurchase 15,000,000 shares of its common stock held by the President of OSSI and issued an unsecured promissory note for $240,000 covering previously accrued wages and expenses. The note is payable $20,000 at closing and $220,000 payable in successive $20,000 increments on or before the 15th of the month for 11 consecutive months. This individual also received equipment located in the OSSI facility with a net book value of $15,213. In addition, the Company relinquished all right, title and interest in any agreements associated with the SatSecure(C) technology and to various associated trade names. Accordingly, all revenues and associated costs related to the SatSecure(C) product are reflected as discontinued operations in the accompanying financial statements. For the nine months ended September 30, 2005, the Company has recorded a loss on the disposal of assets of discontinued operations in the amount of $23,472, in connection with this transaction, which is presented net of $9,362 of previously deferred gain on the sale of the Company's Internet tobacco products division.

Operating results of discontinued operations for the three months and nine months ended September 30, 2005, and 2004, respectively, are shown separately in the accompanying statements of operations.

Net sales and net income (loss) from discontinued operations are as follows for the three month and nine month periods:

                           2005                   2004
                    -------------------    --------------------
Net sales           $    --    $     --    $174,810   $ 174,810
                    =======    ========    ========   =========
Net income (loss)   $(6,696)   $(92,100)   $ 44,019   $(220,431)
                    =======    ========    ========   =========


Net assets and liabilities of discontinued operations, which were included in the Stock Repurchase Agreement, were as follows as of September 30, 2005:

         Property and equipment - net                       $     352
         Deposits                                              11,179
         Accounts payable and accrued expenses               (155,098)
         Notes  payable  and  accrued  interest - related    (160,000)
         Accrued expenses - shareholder                       (22,355)
                                                            ---------
         Net liabilities of discontinued operations         $(325,922)
                                                            =========


(6) Contingent Liabilities

On January 28, 2003, the Company was named in a civil suit filed by the City of New York as one of approximately a dozen defendants who engaged in the business of Internet online cigarette sales. The suit alleges that the Company failed to report the names and addresses of its customers to taxing authorities. The extent of the City's damages is to be determined at trial.

(7) Commitments

Operating lease

On January 29, 2004, the Company entered into an operating lease agreement for office space for its subsidiary, OSSI. The term commences February 1, 2004, and continues through April 30, 2007. The Company remains liable on the OSSI lease through its term and is actively pursuing a sublessee since the McLean, Virginia operations have been discontinued as discussed in Note 5. Effective April 1, 2004, the Company entered into an operating lease agreement for its corporate headquarters in Albuquerque, New Mexico, commencing April 1, 2004 and continuing through March 31, 2006.

Future minimum lease payments pursuant to these agreements are as follows:

                             Year ended
                             December 31    Amount
                             -----------   --------
                             2005          $ 16,769
                             2006            87,781
                             2007            24,253
                                           --------
                                           $128,803
                                           ========

Financing agreements with Cornell

The Company has entered into the following financing agreements with Cornell, some of which have been mutually terminated by the Company and Cornell as noted below:

2004 Transactions

In 2004, the Company entered into the following financing agreements with Cornell, all have since been mutually terminated pursuant to the Termination Agreement dated June 23, 2005 (the "June 2005 Termination Agreement"):

      o The 2004 Securities Purchase Agreement. On May 5, 2004, the Company entered into a Securities Purchase Agreement with Cornell (the "2004 Securities Purchase Agreement") pursuant to which the Company could sell to Cornell, and Cornell could purchase from the Company, up to $500,000 of secured convertible debentures pursuant to the terms contained in the secured debentures the Company issued in 2004. The 2004 Securities Purchase Agreement, along with all other financing agreements that the Company entered into with Cornell, were mutually terminated by the Company and Cornell pursuant to the June 2005 Termination Agreement.

      o The 2004 SEDA. On March 23, 2004, the Company entered into the 2004 SEDA with Cornell. Pursuant to the 2004 SEDA, the Company could, at its discretion, periodically sell to Cornell shares of the Company's common stock for a total purchase price of up to $20,000,000. For each share of common stock purchased under the 2004 SEDA, Cornell would pay the Company 99% of the lowest volume weighted average price of the Company's common stock on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five trading days immediately following the notice date. Further, Cornell would retain a fee of 5% of each advance under the 2004 SEDA. In connection with the 2004 SEDA, Cornell received a one-time commitment fee in the form of 490,000 shares of the Company's common stock issued on June 14, 2004. The Company has drawn down an amount equal to $1,650,000 under the 2004 SEDA. The 2004 SEDA was mutually terminated by the Company and Cornell pursuant to the June 2005 Termination Agreement.

      o The 2004 Secured Convertible Debentures (Refinanced as the 2005 Secured Convertible Debentures). The 2004 Secured Convertible Debentures accrued interest at 5% per annum and were secured by a Security Agreement covering substantially all business assets. Principal plus accrued interest was either payable in full two years after the date of issue, or convertible at the holder's option, into shares of the Company's common stock. The conversion provision entitled the holder at any time, and from time to time, to convert all or any part of the principal plus accrued interest into the Company's common stock, at a per share price equal to the lesser of an amount equal to (i) 120% of the quoted closing bid price of the stock on the date of the debenture, or (ii) 80% of the lowest quoted closing bid price during the five trading days immediately preceding the conversion date. Interest was payable at maturity or conversion, either in cash or shares of the Company's common stock, at the holder's option. Cornell purchased a Secured Convertible Debenture in the principal amount of $250,000 from the Company on May 5, 2004, and a second Secured Convertible Debenture in the principal amount of $250,000 on August 12, 2004 (the "2004 Secured Convertible Debentures"). Both 2004 Secured Convertible Debentures were mutually terminated by the Company and Cornell pursuant to the June 2005 Termination Agreement. However, the principal amount of $250,000 under the 2004 Secured Convertible Debenture issued on August 12, 2004 and an amount equal to $130,000 under the 2004 Secured Convertible Debenture issued on May 5, 2004, were refinanced as the 2005 Secured Convertible Debenture in the amount of $380,000 entered into by the Company and Cornell on July 5, 2005, the terms of which are described below.

Pursuant to that certain Registration Statement on Form SB-2, which the Company filed with the SEC on August 4, 2004 (File No. 333-116409) (the "2004 Registration Statement"), the Company registered 69,000,000 shares under the
2004 SEDA and the Company issued 490,000 shares to Cornell as a one-time commitment fee pursuant to the 2004 SEDA. The "commitment shares" thereunder were valued at $0.78 per share or $235,200, the fair market value of the shares at March 23, 2004 (the date of execution of the 2004 SEDA), and were capitalized as financing costs and amortized as interest expense over the two-year commitment period of the SEDA. Due to the termination of the 2004 SEDA, the remaining balance of the financing costs has been expensed including $160,000 charged to non-cash interest expense.

2005 Transactions

In 2005,  the Company  entered  into the  following  financing  agreements  with
Cornell:

      o The 2005 Securities Purchase Agreement. On July 5, 2005, the Company entered into a Securities Purchase Agreement with Cornell (the "2005 Securities Purchase Agreement"), dated and effective as of June 24, 2005. Pursuant to the 2005 Securities Purchase Agreement, the Company may sell to Cornell, and Cornell may purchase from the Company, up to $380,000 of secured convertible debentures pursuant to the terms contained in the 2005 Secured Convertible Debentures described below.

      o The 2005 Standby Equity Distribution Agreement. On July 5, 2005, the Company entered into the 2005 Standby Equity Distribution Agreement with Cornell, dated and effective as of June 24, 2005 (the "2005 SEDA"). Pursuant to the 2005 SEDA, the Company may, at its discretion, periodically sell to Cornell shares of the Company's common stock for a total purchase price of up to $20,000,000. For each share of common stock purchased under the 2005 SEDA, Cornell will pay the Company 99% of the lowest volume weighted average price of the Company's common stock on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five trading days immediately following the notice date. Further, Cornell will retain a fee of 5% of each advance under the 2005 SEDA. In light of the limitations contained in the 2005 Standby Equity Distribution Agreement, the Company would need to submit a $300,000 advance request approximately every six trading days for 24 months in order to attain the full $20,000,000 available under the 2005 SEDA; however, the Company does not currently have sufficient shares given the current price of its stock to permit the delivery of the securities required to obtain the maximum $20,000,000 available under the 2005 SEDA.

            As a condition precedent to the execution of the 2005 SEDA, the Company and Cornell entered into a Registration Rights Agreement, whereby the Company has agreed to provide certain registration rights under the Securities Act related to the shares issuable under the 2005 SEDA. The commitment period for the 2005 SEDA extends through the earlier of such time as Cornell has made aggregate advances of $20,000,000 or two years from the effective date of the Registration Statement.

            The Company cannot predict the number of shares to be issued, or the gross proceeds to be derived from the sale of such shares pursuant to the 2005 SEDA, as the purchase price of the shares will fluctuate based on the prevailing market conditions. To date 11,933,540 shares of the Company's common stock with a fair market value of $410,208 were issued pursuant to the 2004 SEDA, which was used for partial repayment of the promissory notes.

      o The 2005 Secured Convertible Debenture (the Refinanced 2004 Secured Convertible Debentures). On July 5, 2005, the Company issued the 2005 Secured Convertible Debenture, effective as of June 24, 2005, in the principal amount of $380,000 (the "2005 Secured Convertible Debenture"). The Company refinanced the outstanding principal under the 2004 Secured Convertible Debentures as the 2005 Secured Convertible Debenture, which is convertible at the holder's option any time up to maturity at a conversion price per share equal to $0.01. The difference between the fair market value of the shares at June 24, 2005, and the conversion price of $0.01 is a beneficial conversion feature and will be amortized over the term of the debenture commencing in July 2005. At maturity, the remaining unpaid principal and accrued interest under the 2005 Secured Convertible Debenture shall be, at the Company's option, either paid or converted into shares of common stock at a conversion price equal to $0.01. The 2005 Secured Convertible Debenture is secured by substantially all of the Company's assets, and accrues interest at a rate of 5% per year and has a 2-year term. The 2004 Secured Convertible Debentures were mutually terminated by the Company and Cornell pursuant to the June 2005 Termination Agreement; however, the principal amounts and accrued interest outstanding under the 2004 Secured Convertible Debenture are now subject to the terms and conditions contained in the 2005 Secured Convertible Debentures.

            In May 2004, the Company entered into a Securities Purchase Agreement, whereby $500,000 of 5% secured, convertible debentures were issued to Cornell (see above). During the year ended December 31, 2004, the Company received net proceeds of $369,323 after payment of expenses in the amount of $130,677 from the sale of $500,000 of debentures. During the period ended September 30, 2005, the investor converted $45,000 of the debentures into 1,979,167 shares of the Company's common stock. At June 24, 2005, the balance of the debentures was $380,000 and the accrued interest was $22,896.

On July 14, 2005 the Company filed a Registration Statement on Form SB-2 with the SEC (the "2005 Registration Statement") in which, 164,000,000 shares are being registered under the 2005 SEDA, 36,000,000 shares are being registered under the Secured Convertible Debentures, and an additional 5,828,496 shares are being registered on behalf of other stockholders.

Promissory Notes

      During the period ended September 30, 2005, the Company entered into unsecured promissory notes bearing interest at 12% per annum and due November 26, 2005 in the aggregate amount of $1,250,000 (see Note 4). The Company received $1,140,132 after payment of financing costs of $109,868. As a condition precedent to the loan, the Company agreed to issue and hold in escrow 40,000,000 shares of its common stock to be released in connection with repayment of the loan. 40,000,000 shares were issued and held in escrow in connection with the $1,000,000 promissory note. The notes are held by Cornell.

Financial Instruments

The carrying value of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value because of the short maturities of those instruments. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of convertible notes, notes payable and related party balances also approximates fair value.

The Company reviews the terms of convertible debt and equity instruments the Company issues to determine whether there are embedded derivative instruments, including the embedded conversion option, that are required to be bifurcated and accounted for separately as a derivative financial instrument. When the risks and rewards of any embedded derivative instrument are not "clearly and closely" related to the risks and rewards of the host instrument, the embedded derivative instrument is generally required to be bifurcated and accounted for separately. If the convertible instrument is debt, or has debt-like characteristics, the risks and rewards associated with the embedded conversion option are not "clearly and closely" related to that debt host instrument. The conversion option has the risks and rewards associated with an equity instrument, not a debt instrument, because its value is related to the value of the Company's common stock. Nonetheless, if the host instrument is considered to be "conventional convertible debt" (or "conventional convertible preferred stock"), bifurcation of the embedded conversion option is generally not required. However, if the instrument is not considered to be conventional convertible debt (or conventional convertible preferred stock), bifurcation of the embedded conversion option may be required in certain circumstances. Generally, where the ability to physical or net-share settle the conversion option is deemed to be not within the control of the Company, the embedded conversion option is required to be bifurcated and accounted for as a derivative financial instrument liability.

In connection with the sale of convertible debt and equity instruments, the Company may also issue freestanding options or warrants. Additionally, the Company may issue options or warrants to non-employees in connection with consulting or other services they provide. Although the terms of the options and warrants may not provide for net-cash settlement, in certain circumstances, physical or net-share settlement is deemed to not be within the control of the Company and, accordingly, the Company is required to account for these freestanding options and warrants as derivative financial instrument liabilities, rather than as equity.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option-based derivative financial instruments, the Company uses the Black-Scholes Option Pricing Model to value the derivative instruments.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

When the embedded derivative instrument is to be bifurcated and accounted for as a liability, the total proceeds received are first allocated to the fair value of the bifurcated derivative instrument. If freestanding options or warrants were also issued and will be accounted for as derivative instrument liabilities (rather than as equity), the proceeds are next allocated to the fair value of those instruments. The remaining proceeds, if any, are then allocated to the convertible instrument itself, usually resulting in that instrument being recorded at a discount from its face amount. In circumstances where a freestanding derivative instrument is to be accounted for as an equity instrument, the proceeds are allocated between the convertible instrument and the derivative equity instrument, based on their relative fair values.

To the extent that the fair values of the bifurcated and/or freestanding derivative instrument liabilities exceed the total proceeds received, an immediate charge to income is recognized, in order to initially record the derivative instrument liabilities at their fair value. The discount from the face value of the convertible debt instrument is amortized over the life of the instrument through periodic charges to income, using the effective interest method. When the instrument is convertible preferred stock, the periodic amortization of the discount is charged directly to retained earnings.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

At September 30, 2005, the following derivative liabilities and embedded derivative instruments were outstanding:

                                                                                  Value -
               Expiry                                              Value -     September 30,
Issue Date      Date                                              Issue Date        2005
----------   ----------   -------------------------------------   ----------   -------------

05-07-2004   05-07-2006   $250,000 convertible debentures         $  251,435   $       3,196

06-30-2004   06-30-2006   $100,000 convertible debentures            144,251           2,782

08-13-2004   08-13-2006   $150,000 convertible debentures            152,102           9,716

08-30-2004   08-30-2006   $250,000 unsecured promissory notes        216,835              --

11-30-2004   11-30-2006   $150,000 unsecured promissory notes        112,662              --

01-19-2005   01-19-2007   $250,000 unsecured promissory notes        179,005              --

03-08-2005   03-08-2007   $1,000,000 unsecured promissory notes      539,330         684,726

                                                                                 -----------
Fair value of bifurcated embedded derivative instrument liabilities
  associated with the above convertible notes                                   $  1,015,483
                                                                                 -----------
Total derivative financial instruments                                          $  1,715,903
                                                                                 ===========


(8) Reportable Segments

The Company has two reportable segments, billing solutions systems and network security systems. The accounting policies of the segments are substantially the same as those of the Company. All revenues generated in the segments are external.

For the three months ended September 30, 2005 and 2004, the total reportable segment information is as follows:

                                                  Billing
                                                 Solutions    Network                   Total as
                                                  systems     Security    Corporate     Reported
                                                 ---------    --------    ---------    -----------
For the three months ended September 30, 2005:
  Reportable segments
    External revenues                            $  21,490    $150,000    $      --    $   171,490
    Depreciation and amortization                    2,394          69          165          2,628
    Operating (loss)                               (43,051)    (67,285)    (232,656)      (342,992)
For the three months ended September 30, 2004:
  Reportable segments
    External revenues                            $      --    $448,510    $      --    $   448,510
    Depreciation and amortization                       --         872          267          1,139
    Operating (loss)                                    --    (315,420)    (934,206)    (1,249,626)


External revenues for groups of similar products and services, consisted principally of network security systems, ($150,000) and telephone billing systems ($21,490). The security segment is operating and has derived its revenues in the United States during the three months ended September 30, 2005, and had $448,510 in revenues in 2004. The billing solutions systems segment is operating in Norway and has derived its revenues in Norway and Sweden in 2005 and had no revenues in 2004.

For the nine months ended September 30, 2005 and 2004, the total reportable segment information is as follows:

                                                 Billing
                                                Solutions     Network                     Total as
                                                 systems     Security      Corporate      Reported
                                                ---------    ---------    -----------    -----------
For the nine months ended September 30, 2005:
  Reportable segments
    External revenues                           $  77,804    $ 150,000    $        --    $   227,804
    Depreciation and amortization                  16,910          651            630         18,191
    Operating (loss)                             (368,422)    (199,468)    (1,401,621)    (1,969,511)
    Assets                                         57,910           --        243,063        300,973
    Capital expenditures (disposals)               39,109      (23,058)         5,136         44,239
For the nine months ended September 30, 2004:
  Reportable segments
    External revenues                           $      --    $ 448,510    $        --    $   448,510
    Depreciation and amortization                      --        2,236            667          2,903
    Operating (loss)                                   --     (656,196)    (2,137,071)    (2,793,267)
    Assets                                             --           --        795,604        795,604
    Capital expenditures                               --           --         12,960         12,960


External revenues for groups of similar products and services, consisted principally of the network security system, ($150,000) and telephone billing systems ($77,804). The security segment is operating and has derived its revenues in the United States during the nine months ended September 30, 2005, and had revenues of $448,510 in 2004. The billing solutions systems segment is operating in Norway and has derived its revenues in Norway and Sweden in 2005 and had no revenues in 2004.

(9) Subsequent Events

Subsequent to September 30, 2005, the Company issued 16,500,000 shares of its common stock for cash of $155,000. In addition 5,106,250 shares were issued to employees as compensation valued at $110,425, 3,947,369 shares were issued to Richard Urrea valued at $75,000 as payment for bonuses accrued in the fiscal year 2003, 3,947,369 shares were issued to Daniel Urrea valued at $75,000 as payment for bonuses accrued in the fiscal year 2003, 2,631,579 shares were issued to an employee valued at $50,000 as payment for bonuses accrued in the fiscal year ended 2003, and 1,439,900 shares were issued to John Morrison for investor relations services valued at $31,177.

Entry into a Material Definitive Agreement

On November 21, 2005, the Company entered into a Securities Purchase Agreement with Cornell pursuant to which the Company issued to Cornell secured convertible debentures in the principal amount of $2,000,000 (the "November 2005
Debentures"). The November 2005 Debentures were issued as follows: (i) $1,085,481 of which was issued to replace secured promissory notes previously issued and sold to Cornell on March 3, 2005 in the principal amount of $1,000,000 plus $85,481 in accrued interest due and outstanding; (ii) $389,337 of which was issued to replace secured promissory notes previously issued and sold to Cornell on May 4, 2005 in the principal amount of $360,000 plus $29,337 in accrued interest due and outstanding; and (iii) $525,182 of which consists of new secured convertible debentures issued and sold (or to be issued and sold, as applicable) to Cornell as follows: (a) $100,000 was funded on November 22, 2005,
(b) $100,000 will be funded two business days prior to the date on which the Company files a new registration statement (the "New Registration Statement") with the SEC to register the securities underlying the November 2005 Debentures, and (c) $325,182 will be funded one business day prior to the New Registration Statement being declared effective by the SEC.

The November 2005 Debentures are secured by substantially all of the Company's assets, have two-year maturity dates, and accrue interest at 10% per annum.

Cornell is entitled, at its option, to convert at any time a portion or all amounts of principal and interest due and outstanding under the November 2005 Debentures into shares of the Company's common stock, $0.001 par value per share, at a price per share equal to 90% of the lowest Closing Bid Price of the Company's common stock for the 10 trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP., which conversion price may be adjusted from time-to-time pursuant to other terms of the November 2005 Debentures. The term "Closing Bid Price" is defined as the price per share in the last reported trade of the Company's common stock on the Over-the-Counter Bulletin Board or on the exchange which the common stock is then listed as quoted by Bloomberg, LP.

The Company may redeem, with three business days advance written notice to Cornell, a portion or all outstanding principal amounts plus accrued interest due and outstanding under the November 2005 Debenture prior to their maturity dates. The redemption price will be 120% of the outstanding principal amounts plus accrued interest redeemed. In the event the November 2005 Debentures are redeemed, then the Company will issue to Cornell a warrant to purchase 1,000,000 shares of the Company's common stock for every $100,000 redeemed, pro rata.

Termination of a Material Definitive Agreement

On November 21, 2005, the Company entered into a Termination Agreement (the "November 2005 Termination Agreement") with Cornell, whereby that certain Securities Purchase Agreement, Investor's Registration Rights Agreement, Escrow Agreement, Security Agreement, 2005 SEDA, Registration Rights Agreement, and Escrow Agreement, all of which were dated as of June 24, 2004, as well as convertible debentures issued by the Company to Cornell on June 24, 2005, were terminated.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors Nexicon, Inc.

      We have audited the accompanying consolidated balance sheet of Nexicon, Inc. (formerly Cyco.Net, Inc.) as of December 31, 2004, and the related consolidated statements of operations, stockholders' (deficit), and cash flows for the two years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nexicon, Inc. as of December 31, 2004, and the results of its operations, and its cash flows for the two years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has working capital and stockholders' deficits. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Stark Winter Schenkein & Co., LLP
Denver, Colorado
April 14, 2005 (except for Note 18, February 8, 2006)

                                  NEXICON, INC.
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2004
                                   (Restated)

                                     ASSETS
CURRENT ASSETS
  Cash                                                                $      5,874
  Restricted cash                                                           23,688
  Receivables, net of allowance for doubtful
  accounts of $40,297                                                       11,813
  Receivables - related parties                                              8,325
  Receivable - ACC                                                          64,036
  Financing costs                                                          117,600
  Prepaid expense                                                              269
                                                                      ------------
   Total current assets                                                    231,605
                                                                      ------------

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $127,196         24,628
                                                                      ------------

OTHER ASSETS
  Financing cost, net                                                       42,400
  Investment in Mercury                                                    147,851
  Deposits                                                                   7,087
                                                                      ------------
    Total other assets                                                     197,338
                                                                      ------------
                                                                      $    453,571
                                                                      ============

                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES
  Accounts payable and accrued expenses                               $    664,388
  Accrued expenses - shareholders                                          399,337
  Deferred gain                                                             46,925
                                                                      ------------
    Total current liabilities                                            1,110,650
                                                                      ------------

DERIVATIVE FINANCIAL INSTRUMENTS                                           827,402
                                                                      ------------

NET LIABILITIES OF DISCONTINUED OPERATIONS                                 379,171
                                                                      ------------

STOCKHOLDERS' (DEFICIT)
  Common stock, $0.001 par value, 500,000,000 shares authorized,
    119,494,238 shares issued and outstanding                              119,494
  Additional paid-in capital                                            12,908,586
  Deferred stock compensation                                             (543,996)
  Stock subscription receivable                                         (2,800,000)
  Accumulated (deficit)                                                (11,674,966)
                                                                      ------------
                                                                        (1,990,882)
                                                                      ------------
  Other comprehensive income:
    Currency translation adjustment                                        127,230
                                                                      ------------
                                                                        (1,863,652)
                                                                      ------------

                                                                      $    453,571
                                                                      ============

        See accompanying notes to the consolidated financial statements.

                                  NEXICON, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                YEAR ENDED
                                                                                DECEMBER 31,
                                                                       ----------------------------
                                                                           2004            2003
                                                                        (Restated)
                                                                       ------------    ------------

REVENUES                                                               $    495,990    $         --
                                                                       ------------    ------------

COSTS OF GOODS SOLD                                                         355,766              --
                                                                       ------------    ------------

GROSS PROFIT                                                                140,224              --
                                                                       ------------    ------------

OTHER COSTS AND EXPENSES
  General and administrative                                              1,471,697         723,527
  Research and development                                                   75,138              --
  Purchased research and development                                        601,260              --
  Non-cash stock compensation - general and administrative                1,850,105              --
  Loss on asset impairment                                                  902,000       4,500,000
                                                                       ------------    ------------
                                                                          4,900,200       5,223,527
                                                                       ------------    ------------

OPERATING INCOME (LOSS)                                                  (4,759,976)     (5,223,527)
                                                                       ------------    ------------

OTHER INCOME (EXPENSE)
  Interest income                                                             7,510           5,100
  Interest expense                                                             (771)         (2,603)
  Interest expense - non cash                                               (85,200)             --
  Derivative instruments expense                                           (441,436)             --
                                                                       ------------    ------------
                                                                           (519,897)          2,497
                                                                       ------------    ------------

(LOSS) BEFORE INCOME TAXES (BENEFIT)                                     (5,279,893)     (5,221,030)

INCOME TAXES (BENEFIT)                                                     (247,000)         99,000
                                                                       ------------    ------------

(LOSS) BEFORE DISCONTINUED OPERATIONS                                    (5,032,873)     (5,320,030)

DISCONTINUED OPERATIONS
 Gain on sale of assets of discontinued operations                           75,716          53,897
 Net income (loss) from discontinued operations, net of income taxes
   (benefit) of ($247,000) and $99,000, respectively                       (972,734)        363,770
                                                                       ------------    ------------
                                                                           (897,018)        417,667

NET (LOSS)                                                               (5,929,891)     (4,902,363)

OTHER COMPREHENSIVE INCOME
  Foreign currency translation adjustment                                    44,322              --
                                                                       ------------    ------------

NET COMPREHENSIVE (LOSS)                                               $ (5,885,569)   $ (4,902,363)
                                                                       ============    ============

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED                  96,573,504      39,499,292
                                                                       ============    ============

NET (LOSS) PER COMMON SHARE
  (Loss) from operations                                               $      (0.05)   $      (0.13)
  Income from discontinued operations                                         (0.01)           0.01
  Foreign currency translation adjustment                                        --              --
                                                                       ------------    ------------
                                                                       $      (0.06)   $      (0.12)
                                                                       ============    ============

        See accompanying notes to the consolidated financial statements.

                                  NEXICON, INC.
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIT)
                     YEARS ENDED DECEMBER 31, 2003 AND 2004

                                                Common Stock
                                           -----------------------
                                                                      Additional       Deferred           Stock
                                                                       Paid in           Stock        Subscription
                                              Shares       Amount      Capital       compensation      Receivable
                                           ------------   --------   ------------    -------------    -------------
Balance at December 31, 2002               $ 31,496,419   $ 31,496   $    668,309    $          --    $          --
Shares issued at $.005 per share,
  pursuant to Equity Line of Credit draw      1,219,512      1,220          4,228               --               --
Shares issued for stock
  subscription at $1.40 per share             2,000,000      2,000      2,798,000               --       (2,800,000)
Shares issued for services at $.01
  per share                                   1,000,000      1,000          9,000               --               --
Shares issued at OSSI purchase at
  $.09 per share                             50,000,000     50,000      4,218,432               --               --
Purchase of OSSI                                     --         --             --               --               --
Net (loss) for the year                              --         --             --               --               --
                                           ------------   --------   ------------    -------------    -------------
Balance at December 31, 2003                 85,715,931     85,716      7,697,969               --       (2,800,000)
Shares issued for cash at $.05 -
  $.17 per share                              6,600,000      6,600        581,200               --               --
Shares issuedat $.07 - $.21 per
  share, pursuant to Equity Line of
  Credit repayments                           2,177,290      2,177        247,823               --               --
Shares issued at $.07 - $.17 per
  share, pursuant to debenture
  conversions including embedded
  derivative instruments                        679,855        680        263,354               --               --
Shares issued for services at $.12
  - $.61 per share                            8,799,833      8,800      2,551,580         (543,996)              --
Shares issued for financing costs,
  pursuant to debenture issue at
  $.48 per share                                510,833        511        244,689               --               --
Shares issued at Pluto purchase at
  $.12 per share,                             5,010,496      5,010        513,342               --               --
Liabilities assumed at Pluto
  purchase                                           --         --        (83,371)              --               --
Shares issued at Central Solutions
  investment at $.12 per share
  pursuant to stock purchase
  agreement                                  10,000,000     10,000        892,000               --               --
Currency translation adjustment                      --         --             --               --               --
Net (loss) for the year                              --         --             --               --               --
                                           ------------   --------   ------------    -------------    -------------
Balance at December 31, 2004                119,494,238   $119,494   $ 12,908,586    $    (543,996)   $  (2,800,000)
                                           ============   ========   ============    =============    =============

                                                                                        Currency
                                                                      Accumulated     Translation
                                                                       (Deficit)       Adjustment       Total
                                                                      ------------    ------------   -----------
Balance at December 31, 2002                                          $   (842,712)   $         --   $  (142,907)
  Shares issued at $.005 per share, pursuant to Equity Line of
    Credit draw                                                                 --              --         5,448
  Shares issued for stock subscription at $1.40 per share                       --              --            --
  Shares issued for services at $.01 per share                                  --              --        10,000
  Shares issued at OSSI purchase at $.09 per share                              --              --     4,268,432
  Purchase of OSSI                                                              --              --            --
  Net (loss) for the year                                               (4,902,363)             --    (4,902,363)
                                                                      ------------    ------------   -----------
Balance at December 31, 2003                                            (5,745,075)             --      (761,390)
  Shares issued for cash at $.05 - $.17 per share                               --              --       587,800
  Shares issued at $.07 - $.21 per share, pursuant to Equity Line of
    Credit repayments                                                           --              --       250,000
  Shares issued at $.07 - $.17 per share, pursuant to debenture
    conversions including embedded derivative instruments                       --              --       264,034
  Shares issued for services at $.12 - $.61 per share                           --              --     2,016,384
  Shares issued for financing costs, pursuant to debenture issue at
    $.48 per share                                                              --              --       245,200
  Shares issued at Pluto purchase at $.12 per share,                            --          82,908       601,260
  Liabilities assumed at Pluto purchase                                         --              --       (83,371)
  Shares issued at Central Solutions investment at $.12 per share
    pursuant to stock purchase agreement                                        --              --       902,000
  Currency translation adjustment                                               --          44,322        44,322
  Net (loss) for the year                                               (5,929,891)             --    (5,929,891)
                                                                      ------------    ------------   -----------
Balance at December 31, 2004                                          $(11,674,966)   $    127,230   $(1,863,652)
                                                                      ============    ============   ===========

        See accompanying notes to the consolidated financial statements.

                                  NEXICON, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                             YEAR ENDED
                                                                                            DECEMBER 31,
                                                                                     --------------------------
                                                                                         2004           2003
                                                                                     (Restated)
                                                                                     -----------    -----------
OPERATING ACTIVITIES
  Net (loss)                                                                         $(5,929,891)   $(4,902,363)
  Adjustments to reconcile net (loss) to net cash (used in) operating activities:
    Amortization                                                                              --         10,000
    Depreciation                                                                          22,829          1,283
    Non-cash interest expense                                                             85,200             --
    Loss on asset impairment                                                             902,000      4,500,000
    Gain on sale of assets of discontinued operations                                    (75,716)       (53,897)
    Derivative instruments expense                                                       441,436
    Common stock issued for services and other non-cash items, net of deferred
      compensation                                                                     2,451,365         10,000
    Currency translation adjustment                                                       44,322             --
  Changes in assets and liabilities:
    (Increase) decrease in receivables                                                   (20,138)        25,292
    Decrease in inventory                                                                     --         22,576
    (Increase) in other assets                                                            (5,451)            --
    Increase in accounts payable and accrued expenses                                    407,575         23,180
    Increase in net assets of discontinued operations                                    170,834        208,337
    Increase in accounts and notes payable to related party                                   --            612
    Increase in accrued expenses - related party                                          99,337        106,400
                                                                                     -----------    -----------
      Net cash (used in) operating activities                                         (1,406,298)       (48,580)
                                                                                     -----------    -----------

INVESTING ACTIVITIES
  (Purchase) disposal of property and equipment                                          (12,994)         9,342
  Acquisition of Mercury                                                                (147,851)            --
  Cash received in Pluto acquisition                                                      24,890             --
  Cash received in OSSI acquisition                                                           --          1,057
                                                                                     -----------    -----------
    Net cash provided by (used in) investing activities                                 (135,955)        10,399
                                                                                     -----------    -----------

FINANCING ACTIVITIES
  Proceeds from sale of common stock                                                     587,800          5,448
  Payments on notes payable - related party                                               (1,000)       (17,500)
  Proceeds from notes and debentures                                                     900,000             --
  Proceeds from receivable - ACC                                                          75,716         53,897
                                                                                     -----------    -----------
    Net cash provided by financing activities                                          1,562,516         41,845
                                                                                     -----------    -----------

    Net increase (decrease) in cash                                                       20,263          3,664

CASH AT BEGINNING OF YEAR                                                                  9,299          5,635
                                                                                     -----------    -----------

CASH AT END OF YEAR                                                                  $    29,562    $     9,299
                                                                                     ===========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest                                                             $        --    $        --
                                                                                     ===========    ===========
  Cash paid for income taxes                                                         $        --    $        --
                                                                                     ===========    ===========

                                                                                             YEAR ENDED
                                                                                            DECEMBER 31,
                                                                                     --------------------------
                                                                                         2004           2003
                                                                                     (Restated)
                                                                                     -----------    -----------
SUPPLEMENTAL DISCLOSURE OF SIGNIFICANT NON-CASH FINANCING AND INVESTING ACTIVITIES
  Issuance of stock for services                                                     $        --    $    10,000
                                                                                     ===========    ===========
  Account receivable - ACC, net of discount of $6,351                                $        --    $  (193,649)
                                                                                     ===========    ===========
  Stock subscription receivable                                                      $        --    $(2,800,000)
                                                                                     ===========    ===========
  Sale of net assets of discontinued operations                                      $        --    $    17,112
                                                                                     ===========    ===========
  Issuance of stock for purchase of assets                                           $        --    $ 4,268,432
                                                                                     ===========    ===========
  Issuance of common stock for financing costs                                       $   245,200    $        --
                                                                                     ===========    ===========
  Issuance of common stock for conversion of debt                                    $   325,000    $        --
                                                                                     ===========    ===========

        See accompanying notes to the consolidated financial statements.

                                  NEXICON, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Nexicon, Inc. (the "Company") is the successor to Cyco.Net, Inc, (formerly AVE, Inc. a Nevada corporation) and operates through its wholly owned subsidiaries, Cyco.net (a New Mexico corporation), Orion Security Systems ("OSSI", a Wisconsin corporation), and Pluto Communications International, AS ("Pluto", a Norwegian corporation), discussed below.

Prior to July 1, 2003, the Company's primary line of business was the sale of cigarettes through three websites to customers in the United States of America. Effective July 1, 2003, the Company sold its internet tobacco products division, as more fully discussed in Notes 6 and 12.

On November 19, 2003, the Company purchased all of the outstanding common stock of OSSI., a Wisconsin corporation whose primary line of business is the sale of its SatSecure(C) System and ComSecure(C) Controller, which are designed to provide bi-directional video, audio, data and alarm transfer between a wide variety of locations, including but not limited to land based positions, airborne aircraft, ships at sea, and a command and control center (see Note 13). In December 2004, management of the Company resolved to dispose of the SatSecure(C) division of OSSI, as more fully discussed in Notes 6 and 12.

On November 15, 2004, the Company acquired all of the outstanding common stock of Pluto, a Norwegian corporation which provides a variety of billing and customer care solutions for telecommunication carriers and other network service providers via its Charon billing and customer care real-time client/server system. The Charon system provides a high-end Operational Support System ("OSS") and billing system to improve customer service (see Note 13).

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

EQUITY METHOD OF ACCOUNTING FOR INVESTMENTS

Investments in which the Company has a 20% to 50% interest are carried at cost, adjusted for the Company's proportionate share of their undistributed earnings or loss.

RECLASSIFICATIONS

Certain amounts presented in the previous year's financial statements have been reclassified to conform to the current year presentation. In addition, $902,000 previously classified as purchased research and development has been reclassified to properly reflect the nature of the charge to operations (see
Note 13).

RESTATEMENT AND CORRECTION OF AN ERROR

The financial statements for the 2005 periods have been restated to reflect the correction of an error as discussed below. No other changes have been made.

The Company has amended its annual report for the year ended December 31, 2004, and quarterly reports for the quarters ended March 31, 2005 and June 30, 2005, to reflect the accounting for the convertible debentures and unsecured promissory notes in connection with the Company's financing transactions with Cornell. In October 2005, the staff (the "Staff") of the SEC issued a comment letter concerning the accounting for convertible debt instruments that are subject to a registration rights agreements and/or that have embedded derivative instruments. The Company has re-evaluated its debt agreements in light of the issues raised by the Staff in accordance with EITF 00-19 and has concluded that there are embedded derivative instruments that are required to be bifurcated and accounted for as derivative liabilities (see Note 4). The Company is responding to comments provided by the Staff in connection with the Company's December 31, 2004, Form 10-KSB and subsequent filings under the Securities Act of 1934, as amended (the "Exchange Act").

The accompanying financial statements have been restated to reflect the above correction. The adjustments increased the net loss for the year ended December 30, 2004, as previously reported from $(5,488,455) to $(5,929,891) or $(0.06)
per share. In addition, the liability for convertible debentures and notes payable to Cornell previously reported on the balance sheet was reduced $575,000 to $0, the amount reported on the balance sheet for derivative instruments was increased from $0 to $827,402.

REVENUE RECOGNITION

Prior to July 1, 2003, the Company's sole source of revenue was the sale of cigarettes through its primary website (cyco.net), which has been designed as an "e-zine", and two ancillary websites (cycocigs.com and aabakismokes.com). The terms of sale were FOB shipping point and the Company recorded revenue from cigarette sales when the product shipped. As discussed in Notes 6 and 12, effective July 1, 2003, the Company sold its internet tobacco products division, accordingly revenues and costs associated with the internet tobacco products division are presented as discontinued operations.

Effective November 19, 2003 through November 14, 2004, the Company's sole source of revenue was the sale of the SatSecure(C) and ComSecure(C) systems discussed above. The terms of sale are FOB shipping point and the Company records revenue when the product is shipped. In December 2004, the Company determined to dispose of the SatSecure(C) division of its business, which was consummated in March 2005 (see Note 12). Accordingly, the revenues and costs associated with the SatSecure(C) division are presented as discontinued operations in the accompanying financial statements.

In November 2004, the Company through Pluto, its wholly-owned Norwegian subsidiary, added the service revenues from the sale of the Charon Billing and Operational Support Systems in Norway and Sweden. Revenues are recognized at the completion of the related services, when they are earned (see Note 13).

DISCOUNT AND FEES RELATED TO THE EQUITY LINE OF CREDIT

The discount and any related fees on the shares issued pursuant to the equity line of credit agreement or the standby equity distribution agreement described in Note 3 are treated as though they were commissions and are deducted from additional paid in capital at the time the shares are issued.

INVENTORY

Inventory, consisting of products available for sale, is stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.

ADVERTISING

The Company expenses all costs of advertising as incurred. Advertising costs included in general and administrative expenses aggregated $10,653 in 2004 and $10,060 in 2003.

CASH AND CASH EQUIVALENTS

For purposes of balance sheet classification and the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

TRADE AND OTHER RECEIVABLES

Trade receivables and other current receivables are stated on the balance sheet at estimated net realizable value. Accounts receivable are comprised of balances due from customers net of estimated allowances for uncollectible accounts. In determining collectibility, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances. During 2004, an allowance of $40,297 was recorded.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2004. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and cash equivalents, receivables, accounts payable and accrued expenses, and notes payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature, their carrying amounts approximate fair values, or they are receivable or payable on demand. The fair value of long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities.

PROPERTY AND EQUIPMENT

Property and equipment consists of furniture and office equipment, is stated at cost and is being depreciated using the straight-line method over the estimated economic lives of 3 to 5 years.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company periodically reviews the carrying amount of property, plant and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell. The Company recorded impairment losses during 2004 and 2003, as discussed in Note 13.

DERIVATIVE INSTRUMENTS

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option-based derivative financial instruments, we use the Black-Scholes option pricing model to value the derivative instruments.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

DEFERRED OFFERING COSTS

The Company defers costs associated with the raising of capital until such time as the offering is completed, at which time the costs are charged against the capital raised. Should the offering be terminated the costs are charged to operations during the period when the offering is terminated.

NET (LOSS) PER COMMON SHARE

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards ("SFAS") 128, "Earnings Per Share". Basic earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of shares of common stock
outstanding   during  the  year.   Diluted  earnings  (loss)  per  common  share
calculations are determined by dividing net income (loss) by the weighted average number of common shares and dilutive common share equivalents outstanding. During the periods when they are anti-dilutive, common stock equivalents, if any, are not considered in the computation.

STOCK-BASED COMPENSATION

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred.

IN PROCESS RESEARCH AND DEVELOPMENT

The Company charges the cost of the purchased research and development acquired as part of an acquisition to operations if the acquired assets have no allocable items to be allocated to, technological feasibility has not yet been established and there is no alternative future use (see Note 13).

SEGMENT INFORMATION

The Company follows Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS No. 131"). This statement establishes standards for the reporting of information about operating segments in annual and interim financial statements. Operating segments are defined as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker(s) in deciding how to allocate resources and in assessing performance. SFAS No. 131 also requires disclosure about products and services, geographic areas and major customers. The application of SFAS No. 131 did not affect results of operations or financial position but does require the disclosure of segment information as presented in Note 16. The Company currently operates in two business segments, and will evaluate additional segment disclosure requirements as it expands operations.

CONCENTRATIONS

There have been a number of adverse legislative, regulatory, political and other developments concerning the tobacco industry that have received widespread media attention. These developments have negatively affected the perception of potential and current customers with respect to the tobacco industry, and therefore had a significant influence in the Company's decision to sell its internet tobacco products division as discussed in Notes 6 and 12.

TRANSLATION OF FINANCIAL STATEMENTS

The Company's wholly-owned subsidiary Pluto (Note 13) operates in Norway. The financial statements are translated from a functional currency (the Norwegian Kroner) which is not the U.S. dollar, in the following manner: assets and liabilities at the year-end rate; stockholders' (deficit) at historical rates and results of operations at the daily average exchange rates for the period.

COMPREHENSIVE INCOME

The Company follows SFAS 130, "Reporting Comprehensive Income". SFAS 130 establishes standards for reporting and display of comprehensive income and its components in the financial statements.

RECENT PRONOUNCEMENTS

In December 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation Number 46-R "Consolidation of Variable Interest Entities" ("FIN 46-R"), which modifies certain provisions and effective dates of FIN 46, and sets forth the criteria to be used in determining whether an entity is a variable interest entity that should be consolidated. These provisions are based on the premise that if a company controls another entity through interests other than voting interests, that company should consolidate the controlled entity. The Company currently consolidates an entity under the provisions of FIN 46-R.

In November 2004, the FASB issued SFAS 151, "Inventory Costs." SFAS 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB 43, Chapter 4, "Inventory Pricing." Paragraph 5 of ARB 43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current  period  charges...."  This  Statement  requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS 151 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS 152, "Accounting for Real Estate Time-Sharing Transactions." The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS 66, "Accounting for Sales of Real Estate," for real estate time-sharing transactions. SFAS 152 amends Statement 66 to reference the guidance provided in SOP 04-2. SFAS 152 also amends SFAS 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. Management does not expect adoption of SFAS 152 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS 153, "Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29, "Accounting for Nonmonetary Transactions." Statement 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS 153 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS 123(R), "Share-Based Payment." SFAS 123(R) amends SFAS 123, "Accounting for Stock-Based Compensation," and APB Opinion 25, "Accounting for Stock Issued to Employees." SFAS 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity's shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity's shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS No. 123(R) on the Company's financial statements.

NOTE 2.  GOING CONCERN

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced losses from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the years ended December 31, 2004 and 2003 the Company incurred net (losses) of ($5,929,891) and ($4,902,363), respectively. At December 31, 2004, the Company had a working capital (deficit) of $(879,045) and stockholders' (deficit) of $(1,863,652). In addition the Company is subject to legal action (see Note 11).

The Company's ability to continue as a going concern is contingent upon its ability to secure financing and attain profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates. As discussed in Note 13, the Company purchased a wholly-owned subsidiary, Pluto and through its Charon Billing and Operational Support System sales, in conjunction with ComSecure(C) Controller sales, through its wholly-owned subsidiary OSSI, hopes to attain profitable operations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 3. FINANCING AGREEMENTS WITH CORNELL

STANDBY EQUITY DISTRIBUTION AGREEMENT

On August 16, 2001 the Company entered into an Equity Line of Credit agreement with Cornell which would have enabled the Company to periodically issue and sell up to 40,000,000 shares of common stock for a total purchase price of $5,000,000. As of December 31, 2003, the Company had requested one advance under the terms of the Equity Line of Credit, resulting in the issuance of 1,219,512 shares of common stock, for net cash proceeds of $5,448.

On March 23, 2004, the Company and Cornell entered into a Standby Equity Distribution Agreement ("Standby Agreement"), pursuant to which the Company may, at its discretion, periodically issue and sell to Cornell, up to $20,000,000 of the Company's common stock. The previous Equity Line of Credit agreement was terminated upon execution of the Standby Agreement. As a condition precedent to the execution of the Standby Agreement, the Company and Cornell entered into a Registration Rights Agreement, whereby the Company has agreed to provide certain registration rights under the Securities Act related to the shares issuable under the Standby Agreement. The commitment period for the Standby Agreement extends through the earlier of such time as Cornell has made aggregate advances of $20,000,000 or two years from the effective date of the registration statement.

The Company is obligated to pay a cash commitment fee to Cornell equal to 5% of each advance, payable directly from the gross proceeds of each advance, to be held in escrow, pursuant to the Escrow Agreement entered into with Cornell. Effective March 23, 2004, upon the execution of the Standby Agreement, the Company issued 490,000 shares of its common stock to Cornell at $.48 per share, $235,200. The "Commitment" shares were valued at the fair market value of the shares at March 23, 2004, the date of execution of the Standby Agreement, and are capitalized as financing costs and amortized as interest expense over the two year commitment period of the Standby Agreement. Interest expense associated with the financing costs amounted to $245,200 for the year ended December 31, 2004, at which date the unamortized balance of the financing costs was $160,000. An additional $10,000 of the Company's common stock was issued to Newbridge Securities Corporation ("Newbridge"), valued at the fair market value of the shares as of March 23, 2004 (20,833 shares at $0.48 per share).

On June 10, 2004, the Company filed a registration statement on Form SB-2 under the Securities Act for the registration of 69,513,810 shares of the Company's common stock. The registration statement became effective on August 11, 2004.

As of December 31, 2004, the Company has issued 510,833 shares of its common stock to Cornell and Newbridge, with an aggregate value of $245,200 in connection with these agreements.

The Company cannot predict the total number of shares to be issued or the gross proceeds to be derived from the sale of such shares pursuant to the Standby Agreement, as the purchase price of the shares will fluctuate based on the prevailing market conditions. During the year ended December 31, 2004, 2,177,290 shares of the Company's common stock with a fair market value of $250,000 were issued, pursuant to the Standby Agreement. In addition, the Company issued two unsecured promissory notes to Cornell, bearing interest at 12% per annum, totaling $400,000, and due within one year. The Company received $363,843, net of financing costs in the amount of $36,157. As of December 31, 2004, after repayments of $250,000, the balance due is $150,000 and the accrued interest is $3,096. Subsequent to year end, this obligation and the associated accrued interest were paid in full.

Subsequent to December 31, 2004, the Company entered into additional unsecured promissory notes bearing interest at 12% per annum and due November 26, 2005, in the aggregate amount of $1,250,000. The Company received $1,140,132 net of financing costs of $109,868. The Company has repaid $300,000 of these promissory notes. In addition, pursuant to the Standby Agreement, the Company issued an additional 7,579,034 shares of its common stock for gross proceeds of $300,000, which was used for partial repayment of the promissory notes. An additional 40,000,000 shares were issued and held in escrow in connection with the $1,000,000 promissory note, effective March 3, 2005, as more fully discussed in
Note 17.

DEBENTURE AGREEMENT

In May 2004, the Company entered into a Securities Purchase Agreement, whereby up to $500,000 of 5% secured, convertible debentures may be issued. During the year ended December 31, 2004, the Company received net proceeds of $369,323 after payment of expenses in the amount of $130,677, from the sale of $500,000 of debentures. The investor converted $75,000 of the debentures for 679,855 shares of the Company's common stock. At December 31, 2004, the balance of the debentures was $425,000 and the accrued interest was $12,801.

The debentures bear interest at 5% per annum and are secured by a security agreement covering substantially all business assets. Principal plus accrued interest are either payable in full two years after the date of issue, or convertible at the Holder's option, into shares of the Company's common stock. The conversion provision entitles the Holder at any time, and from time to time, to convert all or any part of the principal plus accrued interest into the Company's $.001 par value common stock (the "Conversion Shares"), at a per share price equal to the lesser of an amount equal to (i) 120% of the quoted closing bid price of the stock on the date of the debenture agreement, or (ii) 80% of the lowest quoted closing bid price during the five trading days immediately preceding the conversion date. Interest is payable at maturity or conversion, either in cash or shares of the Company's common stock, at the Holder's option. If payment is made in the form of common stock, the value will be calculated based on the quoted closing bid price on the day the payment is due, or the day of payment, if later than the due date.

The Company, at its option, may redeem all or a portion of the outstanding debentures at a rate of 120% of the amount redeemed plus interest. In the event of redemption, the Holder will receive a warrant to purchase 50,000 shares of the Company's common stock for every $100,000 redeemed, on a pro-rata basis. Such warrants will be exercisable on a cash basis, at 120% of the quoted closing bid price on the closing date. The warrants will have "piggy back" and demand registration rights and will remain in effect for two years after the closing date. The Company was required to register the resale of the Conversion Shares under the Securities Act pursuant to the terms of an Investor Registration Rights Agreement, attendant to the Debenture Agreement. Any discounts from the fair market value related to the above conversions will be charged to interest at the time of conversion.

Subsequent to December 31, 2004, the Company converted an additional $20,000 of debentures, resulting in the issuance of 417,000 shares of its common stock (see
Note 16).

NOTE 4. DERIVATIVE INSTRUMENTS

The Company reviews the terms of convertible debt and equity instruments the Company issues to determine whether there are embedded derivative instruments, including the embedded conversion option, that are required to be bifurcated and accounted for separately as a derivative financial instrument. When the risks and rewards of any embedded derivative instrument are not "clearly and closely" related to the risks and rewards of the host instrument, the embedded derivative instrument is generally required to be bifurcated and accounted for separately. If the convertible instrument is debt, or has debt-like characteristics, the risks and rewards associated with the embedded conversion option are not "clearly and closely" related to that debt host instrument. The conversion option has the risks and rewards associated with an equity instrument, not a debt instrument, because its value is related to the value of the Company's common stock. Nonetheless, if the host instrument is considered to be "conventional convertible debt" (or "conventional convertible preferred stock"), bifurcation of the embedded conversion option is generally not required. However, if the instrument is not considered to be conventional convertible debt (or conventional convertible preferred stock), bifurcation of the embedded conversion option may be required in certain circumstances. Generally, where the ability to physical or net-share settle the conversion option is deemed to be not within the control of the Company, the embedded conversion option is required to be bifurcated and accounted for as a derivative financial instrument liability.

In connection with the sale of convertible debt and equity instruments, the Company may also issue freestanding options or warrants. Additionally, the Company may issue options or warrants to non-employees in connection with consulting or other services they provide. Although the terms of the options and warrants may not provide for net-cash settlement, in certain circumstances, physical or net-share settlement is deemed to not be within the control of the Company and, accordingly, the Company is required to account for these freestanding options and warrants as derivative financial instrument liabilities, rather than as equity.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option-based derivative financial instruments, the Company uses the Black-Scholes Option Pricing Model to value the derivative instruments.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

When the embedded derivative instrument is to be bifurcated and accounted for as a liability, the total proceeds received are first allocated to the fair value of the bifurcated derivative instrument. If freestanding options or warrants were also issued and will be accounted for as derivative instrument liabilities (rather than as equity), the proceeds are next allocated to the fair value of those instruments. The remaining proceeds, if any, are then allocated to the convertible instrument itself, usually resulting in that instrument being recorded at a discount from its face amount. In circumstances where a freestanding derivative instrument is to be accounted for as an equity instrument, the proceeds are allocated between the convertible instrument and the derivative equity instrument, based on their relative fair values.

To the extent that the fair values of the bifurcated and/or freestanding derivative instrument liabilities exceed the total proceeds received, an immediate charge to income is recognized, in order to initially record the derivative instrument liabilities at their fair value. The discount from the face value of the convertible debt instrument is amortized over the life of the instrument through periodic charges to income, using the effective interest method. When the instrument is convertible preferred stock, the periodic amortization of the discount is charged directly to retained earnings.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

At December 31, 2004, the following derivative liabilities and embedded derivative instruments were outstanding:

                                                                                   Value -
                                                                 Value - Issue   December 31,
Issue Date   Expiry Date                                             Date            2004
---------------------------------------------------------------------------------------------
05-07-2004   05-07-2006    $250,000 convertible debentures       $     251,435   $        858
06-30-2004   06-30-2006    $100,000 convertible debentures             144,251            520
08-13-2004   08-13-2006    $150,000 convertible debentures             152,102          2,665
08-30-2004   08-30-2006    $250,000 unsecured promissory notes         216,835             --
11-30-2004   11-30-2006    $150,000 unsecured promissory notes         112,662        145,047

Fair value of bifurcated embedded derivative instrument liabilities associated
  with the above convertible notes                                                    678,312
                                                                                 ------------

Total derivative financial instruments                                           $    827,402
                                                                                 ============

Secured Convertible Debentures; 5% per annum; due May 7, 2006       $ 250,000
Less: face amount of Debentures converted                             (75,000)
                                                                    ---------
                                                                      175,000
Less: unamortized bifurcated embedded derivative instruments         (175,000)
                                                                    ---------
                                                                    $      --
                                                                    ---------

Secured Convertible Debentures; 5% per annum; due June 30, 2006     $ 100,000
Less: unamortized bifurcated embedded derivative instruments         (100,000)
                                                                    ---------
                                                                    $      --
                                                                    ---------

Secured Convertible Debentures; 5% per annum; due August 13, 2006   $ 150,000
Less: unamortized bifurcated embedded derivative instruments         (150,000)
                                                                    ---------
                                                                    $      --
                                                                    ---------

Unsecured Promissory Notes; 12% per annum; due August 30, 2006      $ 250,000
Less: face amount of Promissory Notes converted                      (250,000)
                                                                    ---------
                                                                    $      --
                                                                    ---------
                                                                    ---------
Unsecured Promissory Notes; 12% per annum; due November 30, 2006    $ 150,000
                                                                    ---------
Less: unamortized bifurcated embedded derivative instruments         (150,000)
                                                                    ---------
                                                                    $      --
                                                                    ---------
                                                                    ---------

Total carrying value at December 31, 2004                           $      --
                                                                    =========


NOTE 5. STOCKHOLDERS' (DEFICIT)

On June 9, 2004, the Company filed an Amendment to its Articles of Incorporation to increase its authorized capital to 500,000,000 shares of $.001 par value common stock.

During the year ended December 31, 2004, the Company issued a total of 33,778,307 shares of its common stock. The Company issued 6,600,000 shares for cash of $587,800. The Company issued 8,799,833 shares for services valued at $2,560,380, the fair value of the shares on the date the Company agreed to issue them, of which $1,850,105 was expensed as non-cash stock compensation (general and administrative), $166,279 was expensed as part of discontinued operations and $543,996 has been deferred to be amortized over the terms of certain consulting agreements discussed more fully in Note 15. The Company issued 510,833 shares to Cornell and Newbridge, with at a value of $245,200, $85,200 was expensed as non-cash interest and $160,000 was recorded as financing costs to be amortized over the terms of the agreement in connection with the Standby Agreements in Note 3. An additional 2,177,290 shares were issued in connection with the payment of $250,000 in promissory notes discussed in Note 3, and 679,855 shares were issued in connection with the conversion of $75,000 of convertible debentures, as described in Note 4. The Company issued 5,010,496 shares for the purchase of Pluto valued at $601,260 and 10,000,000 shares for an investment in Central Solutions valued at $902,000.

On June 10, 2004 the Company filed a registration statement on Form SB-2 under the Securities Act for the registration of 69,513,810 shares of the Company's common stock. Of these, 60,513,810 shares are offered pursuant to the terms of the Standby Agreement discussed in Note 3 and 900,000 shares are for the Secured Debentures discussed in Note 4. The registration statement became effective on August 11, 2004.

In connection with the acquisition of Pluto, effective November 15, 2004, the Company issued 5,010,496 shares of its common stock for all of the issued and outstanding shares of Pluto. The shares were valued at their fair market value as of November 15, 2004 (see Note 13).

Effective December 10, 2004 the Company issued 10,000,000 shares of its common stock in exchange for 35% of the issued and outstanding shares of Central Solutions, Inc. ("Central"). The shares were valued at their fair market value as of December 10, 2004 (see Note 13). The investment in Central is accounted for under the equity method of accounting.

Subsequent to December 31, 2004, and as more fully described in Note 12, on March 17, 2005, the Company entered into a Stock Repurchase Agreement with the President of wholly-owned subsidiary OSSI, pursuant to which the Company agreed to repurchase 15,000,000 shares of the Company's common stock in exchange for $20,000 in cash and a promissory note in the amount of $220,000, plus all equipment, furniture and computers located in the OSSI offices in McClean, Virginia, as well as relinquishing all right title and interest the Company might have in certain agreements related to the SatSecure(C) technology and various associated tradenames.

Subsequent to December 31, 2004, the Company issued 5,338,000 shares of its common stock, for cash of $230,000, debenture conversion of $20,000, and in connection with the Standby Agreement (see Note 16).

During the periods covered by these financial statements the Company has issued shares of common stock without registration under the Securities Act. Although the Company believes that the sales did not involve a public offering of its securities and that the Company did comply with the "safe harbor" exemptions from registration, it could be liable for rescission of the issuances if such exemptions were found not to apply and this could have a material negative impact on the Company.

NOTE 6. DISCONTINUED OPERATIONS

Effective July 1, 2003 the Company reached an agreement to sell its Internet tobacco products division (See Note 12). The Company agreed to dispose of the division due to the lack of working capital required to resolve the litigation issues as discussed in Note 11.

In December 2004, the Company, through its wholly-owned subsidiary OSSI, decided to discontinue its SatSecure(C) Systems division, pursuant to the terms of a Stock Repurchase Agreement with the President of OSSI, which was consummated on March 17, 2005 (see Note 12).

Operating results of discontinued operations for the years ended December 31, 2004 and 2003 are shown separately in the accompanying statements of operations.

Net sales and net income (loss) from discontinued operations are as follows:

                                         2004         2003
                                      ---------    ----------
                  Net sales           $ 174,810    $2,887,704
                                      =========    ==========
                  Net income (loss)   $(972,734)   $  362,770
                                      =========    ==========


Assets related to discontinued operations, which were included in the sale, were as follows as of December 31, 2003:

               Inventory                                 $ 2,070
               Property and equipment - net                3,295
               Intangible assets - net                    11,746
                                                         -------
                 Net assets of discontinued operations   $17,111
                                                         =======


Net liabilities of discontinued operations, which were included in the Stock Repurchase Agreement, were as follows as of December 31, 2004:

           Property and equipment - net                    $  16,020
           Deposits                                           11,179
           Accounts payable and accrued expenses            (135,353)
           Notes payable and accrued interest - related      (21,741)
           Accrued expenses - shareholder                   (249,276)
                                                           ---------
             Net  liabilities of discontinued operations   $(379,171)
                                                           =========

NOTE 7. RELATED PARTY TRANSACTIONS

During the years ended December 31, 2004 and 2003, the Company paid $0 and $12,500, respectively, in consulting fees to related parties for services.

At  December  31,  2004,  the  Company has  recorded  notes  payable and accrued interest payable to the president of its subsidiary OSSI, in the aggregate amount of $21,741, including interest of $8,741. In addition, the Company owes this individual $249,276 including $210,000 of prior year accrued and unpaid wages, $19,022 of current year accrued wages and $20,054 of expense reimbursement. All of these liabilities are included in Net Liabilities of Discontinued Operations related to the SatSecure(C) System division at December 31, 2004 (see Note 6), and payment of these obligations is incorporated into the Stock Repurchase Agreement discussed in Notes 5 and 12.

Accrued expenses - related party includes an aggregate of $300,000 of unpaid prior year bonuses to employees and the Company's website designer, all of whom are also shareholders, plus $93,380 of current year accrued wages and $5,957 of expense reimbursements payable to the Company's employees/shareholders.

During the year ended December 31, 2004, the Company paid $100,200 to its affiliate Mercury (Note 14), as well as $74,864 to a company affiliated with certain shareholders, for the cost of materials related to its ComSecure Controller product, which amounts are included in cost of goods sold.

NOTE 8. INCOME TAXES

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes", which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The types of temporary differences between the tax basis of assets and their financial reporting amounts that give rise to a significant portion of the deferred tax asset are as follows:

                                            Reconciling       Tax
                                                Item         Effect
                                            ------------   ----------
          Net operating loss carryforward   $  4,617,000   $1,570,000


A capital loss carryforward of $25,000 expired in 2004 and the net operating loss carryforward will expire through 2024.

The deferred tax asset has been fully reserved as of December 31, 2004. The change in the valuation allowance for the deferred tax asset during the year ended December 31, 2004 was an increase of $292,000. The principal difference between the net operating loss for financial reporting purposes and income tax purposes results from non-cash interest and services.

NOTE 9. STOCK BASED COMPENSATION

STOCK OPTIONS

The Company has a compensatory stock option plan. Under the plan, the Company may grant options for up to 4,000,000 shares of common stock. The exercise price of each option shall be determined by the Compensation Committee or by the CEO with reference to factors such as current fair market value of the common stock, net book value per share, regular or other remuneration already being received by the optionee. The maximum term of the options is five years and they vest on the date granted. All options outstanding at December 31, 2004 have been granted to employees.

Summarized information relative to the Company's stock option plan is as follows:

                                                           Weighted
                                            Number of       Average
                                             Shares     Exercise Price
                                            ---------   ---------------

         Outstanding at January 1, 2004     1,350,000   $          0.08
         Granted                                   --                --
         Exercised                                 --                --
         Forfeited                           (600,000)               --
                                            ---------   ---------------

         Outstanding at December 31, 2004     750,000   $          0.08
                                            =========   ===============


An option for 600,000 shares expired in 2004 and an option for 750,000 shares expires in 2006.

The effect of applying SFAS 123 pro forma net (loss) is not necessarily representative of the effects on reported net income (loss) for future years due to, among other things, the vesting period of the stock options and the fair value of additional stock options in future years.

NOTE 10. STOCK PURCHASE WARRANT

During the year ended December 31, 2001 the Company issued a stock purchase warrant, exercisable for 300,000 shares of common stock, expiring on August 16, 2006. The exercise price of the warrant is the lower of (i) 120% of the closing price of the Company's stock on August 16, 2001, or (ii) the lowest price at which the Company issues or sells common stock subsequent to August 16, 2001. After such adjustment, the number of shares is also adjustable by the former exercise price multiplied by the number of shares divided by the new exercise price.

During the year ended December 31, 2002 the Company was required to change the terms of the warrant. As of December 31, 2004 the warrant is exercisable into 1,440,000 shares of common stock at $0.03 per share. The warrant expires on August 16, 2006.

NOTE 11. CONTINGENT LIABILITY

On April 1, 2003, the State of California filed a civil action in the Superior Court of California, County of San Diego, against the Company's subsidiary, alleging sales of cigarettes to minors, deceptive failure to file Jenkins Act reports and inform California consumers that they are required to pay sales taxes to California. Based on these factual assertions, the suit's three counts allege false or misleading advertising under California Business and Profession Code 17500: failure to notify California purchasers of their obligations under California Revenue and Business and Professions Code 17200. The suit sought injunctive relief and assessment of civil penalties of $2,500 for each violation, and the State of California settled for $25,000 in May 2004.

On April 1, 2003, the State of Washington filed a civil action in the State of Washington, King County Superior Court against the Company's subsidiary alleging sales of cigarettes to minors, deceptive failure to file Jenkins Act reports and inform Washington consumers that they are required to pay sales taxes to the State of Washington. The suit's four counts alleged unfair business practice, unfair method of compensation and misrepresentation. The suit sought injunctive relief restraining Nexicon, Inc. from continuing to engage in unlawful conduct, restitution to consumers and civil penalties of up to $2,000 per violation, plus attorneys' fees and costs. Subsequent to December 31, 2005, the parties agreed to settle for $10,000, which funds were released from escrow on April 15, 2006.

On April 1, 2003, the State of Oregon filed a civil action in the State of Oregon, Marion County against the Company's subsidiary alleging the sale of one carton of cigarettes to a minor using her mother's name and credit card, in violation of State Unlawful Trade Practices Act. The suit sought to enjoin the Company from doing business in Oregon, and was settled out of court, in the fall of 2003, for $2,000, with no admission of liability.

On January 28, 2003, the Company was named in a civil suit filed by the City of New York as one of approximately a dozen defendants who are engaged in the business of internet online tobacco sale. The suit alleges that the Company failed to report the names and addresses of its customers to taxing authorities. The extent of the city's damages is yet to be determined at trial.

On July 10, 2003, the State of Vermont, filed a civil action in Chittenden County against the Company's subsidiary, alleging the sale of cigarettes to a minor in violation of seven Vermont Statutes, deceptive failure to file Jenkins Act reports and inform the Vermont consumers they are required to pay Vermont sales taxes. The suit sought to enjoin the Company from doing business in the State of Vermont, pay civil damages of up to $10,000 for each sale to a minor, plus attorney's fees and expenses. The State of Vermont settled for $4,000 in April 2004.

During 2003, the State District Court of Travis County, Texas alleged that the Company did not take effective measures to prevent the sale of tobacco products to minors, in violation of the Texas Deceptive Trade Practices - Consumer Protection Act. This case was settled in September 2004 for $3,000.

In the remaining City of New York case, the Company has contested the allegations and believes it has meritorious defenses. It is uncertain what affect the Company's sale of its Internet tobacco products will have on the pending lawsuit. Outside counsel for the Company has advised that at this stage in the proceedings they cannot offer an opinion as to the probable outcome of the case.

NOTE 12. SALE OR DISPOSITION OF BUSINESS

INTERNET TOBACCO PRODUCTS

Effective on July 1, 2003 the Company agreed to sell its Internet tobacco products business to American CigCo, LLC (ACC). In conjunction with this purchase ACC agreed to purchase 2,000,000 shares of the Company's common stock.

The purchase price aggregated $3,000,000 in the form of 2 notes payable as follows:

o Payment for the assets of the business in the form of a note in the amount of $200,000 payable in 12 equal monthly installments of $16,667 commencing on August 1, 2003. The balance of the note is $64,036 at December 31, 2004.

o Payment for the 2,000,000 common shares is payable in the form of a $2,800,000 note with interest at 7% per annum, on an interest only basis. The interest payments are due annually commencing on July 31, 2004 and the principal balance is due on July 31, 2008. Accrued interest receivable of $98,000 has not been reflected in the accompanying financial statements, as recognition will occur as proceeds are received.

Because the sale of the business and the common shares were made to a thinly capitalized entity and significant uncertainties exist related to the collectibility of the amounts due, the gain from the sale of the business will be deferred until such time as the proceeds are collected or until such time as the cash flows from the operating activities of the business sold are sufficient to fund the debt service. The deferred portion of the gain on the sale of the business aggregating $46,925 at December 31, 2004 is reflected as deferred revenue (see discontinued operations at Note 6).

In addition, interest income from the $2,800,000 note receivable will be recognized as the proceeds are collected and the unpaid portion of the principal balance will be recorded as a reduction of stockholders' equity.

SATSECURE(C) SYSTEMS

In December 2004, the Company decided to discontinue operations of its OSSI SatSecure(C) Systems business, pursuant to the terms of a Stock Repurchase Agreement which was consummated March 17, 2005. The Company agreed to repurchase 15,000,000 shares of its common stock held by the president of OSSI for a total purchase price of $240,000 payable as $20,000 at closing and a note payable for $220,000 payable in successive $20,000 increments on or before the 15th of the month for 11 consecutive months, plus equipment located in the OSSI facility with a net book value of $16,020, which is included in net liabilities of discontinued operations at December 31, 2004. In addition, the Company relinquished all right title and interest in any agreements associated with the SatSecure(C) technology and to various associated tradenames. Accordingly, all revenues and associated costs related to the SatSecure(C) product are reflected as discontinued operations in the accompanying financial statements (Note 6).

NOTE 13. ACQUISITION OF ASSETS AND LOSS ON ASSET IMPAIRMENT

OSSI

Effective November 19, 2003, the Company entered into a merger agreement with OSSI, a Wisconsin corporation in the development stage, that provides secure computer network and management solutions, and video surveillance systems via satellite communication. The business combination has been accounted for as a purchase. The results of operations of OSSI have been included in the accompanying financial statements since the effective date of the acquisition. In exchange for all of the issued and outstanding common shares of OSSI, the Company issued 50,000,000 shares of its common stock valued at $4,500,000. The shares were valued at $.09 per share, the fair market value at November 19, 2003. As of December 31, 2003, the Company recorded a loss on asset impairment related to this investment, in the amount of $4,500,000, which was charged to operations.

The purchase price was allocated as follows:

                     Current assets             $   1,057
                     Property and equipment         9,613
                     Current liabilities         (242,238)
                                                ---------
                     Net liabilities acquired   $(231,568)
                                                =========


The assets acquired and liabilities assumed were recorded at the historical basis of OSSI. The excess of the purchase price paid over the value of the assets acquired was recorded as impairment of assets of $4,500,000 in 2003.

PLUTO

Effective November 15, 2004, the Company entered into a share exchange agreement with Pluto, a Norwegian company, that provides a range of billing and customer care solutions for telecommunication carriers and service providers via their Charon billing and customer care real-time, client/server system. Pursuant to a Share Exchange Agreement between the Company and Pluto, dated June 16, 2004, and amended on November 15, 2004, to change the date of Closing to the date thereof, the Company issued 5,010,496 shares of common stock to Pluto in exchange for all of the issued and outstanding common stock of Pluto, which consists of 2,385,950 shares of common stock. The business combination has been accounted for as a purchase. The shares were valued at $.12 per share, the fair market value at November 15, 2004 ($601,260). The results of operations of Pluto have been included in the accompanying financial statements since the effective date of the acquisition. Pluto will continue its operations in Norway and will operate as a 100% wholly owned subsidiary of the Company.

The purchase price was allocated as follows:

                     Current assets             $  93,327
                     Property and equipment        37,283
                     Other assets                   7,221
                     Current liabilities         (221,202)
                                                ---------
                     Net liabilities acquired   $ (83,371)
                                                =========


The assets acquired and liabilities assumed were recorded at fair value which equal the historical cost basis of Pluto, translated from the functional currency of Norwegian Kroner into U.S. dollars as of the date of acquisition, November 15, 2004. Included in restricted cash, is $23,688 temporarily restricted to cover a portion of the Pluto employees' payroll tax withholdings, as required by Norwegian law. Since the funds are periodically remitted to the related taxing authorities, this amount is presented as a current asset at December 31, 2004. The excess of the purchase price paid over the value of the assets acquired, has been recorded as purchased research and development in the amount of $601,260 and charged to operations during the period ended December 31, 2004. (see below).

The Company purchased the rights to the billing system in development by Pluto. Although the billing system was generating revenues in Europe, it had not been developed to be marketed to the Company's target market in the United States at the purchase date. The fair value of the shares issued to effect the acquisition was used to determine the consideration paid for the assets acquired. Based upon this the Company allocated $601,260 of the purchase price to acquired In-Process Research and Development.

This acquired research and development represents products currently under development that have not yet been proven to be commercially feasible in the United States and have no alternative future use. To date although there have been sales of the product in Europe they have not produced significant gross margins and there have been no sales in the United States. Future projected cash flows of the European sales discounted to the present value using a reasonable discount rate yields a nominal value and no future cash flows can be predicted in the United States with reasonable reliability. Therefore no value was assigned to the products under development as there remained a substantial amount of development to be done, the related risks of further development, the Company's lack of funds or commitment for funds for development.

The following unaudited summarized pro forma information assumes the acquisition had occurred on January 1, 2004:

               Net sales                            $   731,385
                                                    ===========

               Net (loss)                           $(6,039,227)
                                                    ===========

               (Loss) per share:basic and diluted   $     (0.06)
                                                    ===========

CENTRAL SOLUTIONS

Effective December 10, 2004, the Company entered into a marketing and distribution agreement with Central Solutions, Inc. ("Central"), a Delaware corporation, whereby the Company granted Central the right to market, distribute and support any and all technology directly or indirectly controlled, licensed, owned joint ventured or otherwise approved for the Company, exclusively in the healthcare markets in the U.S. and Canada. In connection with this, the Company issued 10,000,000 shares of its restricted common stock in exchange for 35% of Central's issued and outstanding common stock. Central was a dormant and inactive entity at the acquisition date. The excess of the purchase price paid over the value of the assets acquired, has been determined to be impaired at December 31, 2004, because of the non performance by Central under the terms of the agreement and the fair value of the shares issued of $902,000 has been charged to operations.

MERCURY MOBILE

Effective May 18, 2004, the Company entered into a Stock Purchase Agreement with Mercury Mobile AS ("Mercury"), a Norwegian Corporation, whereby the Company purchased 58,845 shares (2.5% of the then issued and outstanding Mercury shares) of Mercury for cash in the amount of $147,851. Management of the Company believes this investment to be fully realizable, therefore no impairment has been recorded as of December 31, 2004. During the year ended December 31, 2004, the Company paid $100,200 to Mercury for certain materials related to its ComSecure Controller product, which amount is included in cost of goods sold (see Note 7).

NOTE 14. EXCLUSIVE PURCHASE AND SUPPLY AGREEMENT

Effective October 27, 2003, the Company through its wholly-owned subsidiary OSSI, entered into an exclusive purchase and supply agreement for certain specialized equipment, with the manufacturer, a foreign entity. The term of the agreement extends through December 31, 2006 and provides for two automatic two-year extensions. The agreement calls for an annual minimum purchase quota of (pound)160,000, denominated in UK Pounds. Pursuant to the terms of the Stock Repurchase Agreement discussed in Note 12., this agreement transferred to the president of OSSI, therefore as of March 17, 2005, the Company has no further obligation under this agreement.

NOTE 15. COMMITMENTS

EMPLOYMENT AGREEMENTS

As a condition to the OSSI stock purchase agreement (Note 13), effective January 1, 2004, the Company has negotiated an employment agreement with the CEO/President of OSSI. The agreement provides for an annual salary of $225,000 through December 31, 2008. Effective March 17, 2005, this individual has resigned, as a condition to the Stock Repurchase Agreement and discontinued operations related to the OSSI SatSecure(C) Systems division (see Notes 6 and 12). Payment of prior amounts owed to him for accrued salary and expenses are incorporated into the payment structure of the Stock Repurchase Agreement.

Effective January 1, 2004, the Company has entered into employment agreements with its three employees. The agreements call for aggregate annual salaries of $294,000, through December 31, 2008. At December 31, 2003, $93,380 is included in accrued expenses, related to these employment agreements.

DISTRIBUTOR AGREEMENT

Effective January 1, 2004, the Company, through its wholly-owned subsidiary OSSI, entered into an exclusive distributor agreement with a foreign entity. As per the terms of the agreement, OSSI is granted an exclusive license to distribute, promote, sell, install, service and otherwise maintain and reproduce by its own means, certain surveillance equipment to the U.S. government as well as non-exclusive rights to certain equipment for both the U.S. governmental and commercial entities. The term of the agreement extends to December 31, 2007 and provides for an automatic two-year renewal period. The agreement calls for the sale of a minimum of fifty licenses, of which at least five must be "Advanced". The cost per license for both the Advanced and Basic systems is, $80,000 and $40,000, respectively, with annual support agreement costs of $20,000 and $10,000, respectively.

OPERATING LEASES

On January 29, 2004, the Company entered into an operating lease agreement for office space for its subsidiary, OSSI. The term commences February 1, 2004 and continues through April 30, 2007. The Company remains liable on the OSSI lease through its term and is actively pursuing a sublessee, since the McClean, VA operations have been discontinued (see Notes 6 and 12). Effective April 1, 2004, the Company entered into an operating lease agreement for its corporate headquarters in Albuquerque, NM, commencing April 1, 2004 and continuing through March 31, 2006.

Future minimum lease payments pursuant to these agreements are as follows:

                             Year ended
                             December 31     Amount
                             -----------   --------
                             2005          $ 85,720
                             2006            87,781
                             2007            24,253
                                           --------
                                           $197,754
                                           ========


Aggregate  rent  expense  amounted  to $74,040  and  $18,968 for the years ended
December 31, 2004 and 2003, respectively, of which $22,508 and $3,302, respectively are included in discontinued operations (Note 6) and $51,532 and $15,666, respectively, are included in general and administrative expenses.

CONSULTING AGREEMENTS

Effective June 1, 2004, the Company entered into an agreement for financial consulting services. As consideration for the services, the Company issued 3,000,000 shares of its restricted common stock to this individual. The shares were valued at the fair market value of the stock on the effective date of the agreement, and will have piggy-back registration rights for a period of three years. As of December 31, 2004, $667,342 has been expensed as stock compensation and $472,658 is reflected as deferred stock compensation. In addition, the Company has agreed to issue 1,500,000 and 1,500,000 additional shares to the consultant at September 1, 2005 and 2006, respectively, at prices to be determined in the future, based on the then fair market value of the stock.

Effective June 14, 2004, the Company entered into a one year agreement for research and public relations services to be provided through June 15, 2005. As consideration for these services, the Company issued 186,000 shares of its restricted common stock. The shares were valued at the fair market value of the stock on the effective date of the agreement. As of December 31, 2004, $33,673 has been expensed as stock compensation and $20,267 is reflected as deferred stock compensation.

Effective November 3, 2004, the Company entered into a twelve month agreement for investor /media relations consulting services to be provided through November 30, 2005 and continuing on a month to month basis thereafter. The agreement calls for monthly payments of $7,500 plus approved expenses. As a condition to the agreement, the Company issued 499,500 shares of its restricted common stock to the consultant. The shares were valued at the fair market value of the stock on the effective date of the agreement. As of December 31, 2004, $8,869 has been expensed as stock compensation and $51,071 is reflected as deferred stock compensation. In addition, the Company has agreed to issue the consultant 45,500 shares of its restricted common stock per month, throughout the term of the engagement. Further, and subject to certain performance objectives, the consultant will be eligible for a discretionary bonus of up to 1,000,000 shares. In the event the Company files a registration statement, the consultant shares will have "piggy-back" and demand registration rights.

NOTE 16. REPORTABLE SEGMENTS

The Company has two reportable segments, billing solutions systems and network security and video surveillance systems. The accounting policies of the segments are substantially the same as those described in the summary of significant accounting policies, as presented in Note 1. All revenues generated in the segments are external. For the years ended December 31, 2004 and 2003, the total reportable segment information is as follows:

                                         Billing
                                        Solutions     Network                     Total as
                                         Systems     Security      Corporate      Reported
                                        ---------    ---------    -----------    -----------

For the year ended December 31, 2004:
  Reportable segments
    External revenues                   $  47,480    $ 448,510    $        --    $   495,990
    Depreciation and amortization          17,644        4,318            867         22,829
    Operating (loss)                     (202,979)    (545,026)    (4,011,971)    (4,759,976)
    Assets                                 73,756        3,265        376,550        453,571
    Capital expenditures                    2,000       10,994             --         12,994

For the year ended December 31, 2003:
  Reportable segments
    External revenues                   $      --    $      --    $        --    $        --
    Depreciation and amortization              --          271          1,012          1,283
    Operating (loss)                           --           --     (5,223,527)    (5,223,527)
    Assets                                     --        8,296        144,260        152,556
    Capital expenditures                       --      (15,621)         6,279         (9,342)


External revenues for groups of similar products and services, consisted principally of the ComSecure(TM) network security system, ($448,510) and telephone billing systems ($47,480). The security segment is operating and has derived its revenues from a single customer in the United States during the year ended December 31, 2004, and had no revenues in 2003. The Billing solutions systems segment is operating in Norway and has derived its revenues in Norway and Sweden in 2004.

NOTE 17. SUBSEQUENT EVENTS

STOCK ISSUANCE

Subsequent to December 31, 2004, the Company issued an aggregate of 500,000 shares of its common stock for cash in the amount of $30,000, 417,000 shares in connection with the conversion of $20,000 of debentures, as well as 7,579,034 shares in connection with the Standby Agreement (Note 3).

On January 14, 2005, the Company issued an unsecured promissory note to Cornell in the amount of $250,000 and received net proceeds of $225,033 after payment of financing costs of $24,967. Effective March 3, 2005, the Company issued an additional unsecured promissory to Cornell in the amount of $1,000,000 and received net proceeds of $915,099, after payment of financing costs of $84,901. The loan is evidenced by a promissory note dated March 3, 2005, which bears interest at a rate of 12% per annum and is due within 296 days of the execution of the note (November 26, 2005), unless otherwise mutually extended. As a condition precedent to the loan and per the Standby Agreement, the Company agreed to issue and hold in escrow 40,000,000 shares of its common stock to be released in connection with repayment of the loan.

NOTE 18. RESTATEMENT AND CORRECTION OF AN ERROR

The financial statements for the 2005 periods have been restated to reflect the correction of an error as discussed below. No other changes have been made.

The Company has amended its annual report for the year ended December 31, 2004, and quarterly reports for the quarters ended March 31, 2005 and June 30, 2005, to reflect the accounting for the convertible debentures and unsecured promissory notes in connection with the Company's financing transactions with Cornell. In October 2005, the Staff of the SEC issued a comment letter concerning the accounting for convertible debt instruments that are subject to a registration rights agreements and/or that have embedded derivative instruments. The Company has re-evaluated its debt agreements in light of the issues raised by the Staff in accordance with EITF 00-19 and has concluded that there are embedded derivative instruments that are required to be bifurcated and accounted for as derivative liabilities (see Note 4). The Company is responding to comments provided by the Staff in connection with the Company's December 31, 2004, Form 10-KSB and subsequent filings under the Exchange Act.

The accompanying financial statements have been restated to reflect the above correction. The adjustments increased the net loss for the year ended December 30, 2004, as previously reported from $(5,488,455) to $(5,929,891) or $(0.06)
per share. In addition, the liability for convertible debentures and notes payable to Cornell previously reported on the balance sheet was reduced $575,000 to $0, the amount reported on the balance sheet for derivative instruments was increased from $0 to $827,402.

We  have  not   authorized   any   dealer,
salesperson or other person to provide any
information  or make  any  representations
about Nexicon, Inc. except the information
or   representations   contained  in  this
Prospectus. You should not rely on any additional information or representations if made.

          -----------------------

This  Prospectus  does not  constitute  an          ----------------------
offer to  sell,  or a  solicitation  of an
offer to buy any securities:                              PROSPECTUS

   o  except the common  stock  offered by           ---------------------
      this Prospectus;

   o  in any  jurisdiction  in  which  the
      offer   or   solicitation   is   not          Shares of Common Stock
      authorized;

   o  in  any   jurisdiction   where   the
      dealer or other  salesperson  is not               NEXICON, INC.
      qualified   to  make  the  offer  or
      solicitation;

   o  to  any   person   to   whom  it  is
      unlawful   to  make  the   offer  or
      solicitation; or
                                                      _____________, 2006
   o  to any  person  who is not a  United
      States  resident  or who is  outside
      the   jurisdiction   of  the  United
      States.

The delivery of this Prospectus or any accompanying sale does not imply that:

   o  there  have been no  changes  in the
      affairs of Nexicon,  Inc.  after the
      date of this Prospectus; or

   o  the  information  contained  in this
      Prospectus is correct after the date
      of this Prospectus.

          -----------------------

Until   __________,   2006,   all  dealers
effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification Of Directors And Officers

Nexicon's bylaws provide that we have the power to indemnify any officer or director against damages if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of our Company. No indemnification may be made (i) if a person is adjudged liable unless a Court determines that such person is entitled to such indemnification, (ii) with respect to amounts paid in settlement without court approval or (iii) expenses incurred in defending any action without court approval.

Item 25. Other Expenses Of Issuance And Distribution

The following  table sets forth  estimated  expenses  expected to be incurred in
connection  with  the  issuance  and   distribution  of  the  securities   being
registered. All expenses will be paid by Nexicon.

         SEC registration fee                               $$1,207.72
         Printing and engraving fees*                       $ 2,500.00
         Accounting fees and expenses*                      $20,000.00
         Legal fees and expenses                            $50,000.00
         Miscellaneous (including Blue Sky fees, transfer
           agent fees and registrar fees)*                  $11,292.28
                                                            ----------
         Total Estimated Expenses                           $   85,000
                                                            ==========
         -------------
         *   Estimated.


Item 26. Recent Sales of Unregistered Securities

      During the last three years, Nexicon has issued the following unregistered securities:

      Subsequent to September 30, 2005, the Company issued 16,500,000 shares of its common stock for cash in the amount of $155,000, 5,106,250 shares to employees as compensation valued at $110,425, 3,947,369 shares to Richard Urrea valued at $75,000, 3,947,369 shares to Daniel Urrea valued at $75,000 and 2,631,579 shares to an employee valued at $25,000 as payment for bonuses accrued in the fiscal year ended 2003, and 1,439,900 shares to John Morrison for investor relations services valued at $31,177.

      On November 21, 2005, the Company entered into the November 2005 SPA with Cornell pursuant to which the Company issued to Cornell the November 2005 Debentures. The November 2005 Debentures were issued as follows: (i) $1,085,481 of which was issued to replace secured promissory notes previously issued and sold to Cornell on March 3, 2005 in the principal amount of $1,000,000 plus $85,481 in accrued interest due and outstanding; (ii) $389,337 of which was issued to replace secured promissory notes previously issued and sold to Cornell on May 4, 2005 in the principal amount of $360,000 plus $29,337 in accrued interest due and outstanding; and (iii) $525,182 of which consists of new secured convertible debentures issued and sold (or to be issued and sold, as applicable) to Cornell as follows: (a) $100,000 was funded on November 22, 2005,
(b) $100,000 will be funded two business days prior to the date on which the Company files the Registration Statement with the Commission to register the securities underlying the November 2005 Debentures, and (c) $325,182 will be funded one business day prior to the Registration Statement being declared effective by the SEC.

The November 2005 Debentures are secured by substantially all of the Company's assets, have two-year maturity dates, and accrue interest at 10% per annum.

      During the nine months ended September 30, 2005, Nexicon issued an aggregate of 24,818,164 shares of its common stock of which 7,600,000 shares were issued for cash of $137,000. In addition 400,000 shares were issued to employees as compensation valued at the market price on the date of issue of $8,000, 1,500,000 shares were issued to Brent Jay for market consulting services valued at $30,000, 318,500 shares of which were issued to CCG Investor Relations for market consulting services valued at $3,185 (which is included in non-cash compensation - general and administrative), 3,066,124 shares were issued in connection with the conversion of $65,000 of debentures, and 11,933,540 shares were issued in connection with the SEDA discussed in Note 7.

      On July 22, 2005, Nexicon and Central Solutions, Inc., a Delaware corporation ("Central") agreed to terminate the Investment, Marketing and Distribution Agreement entered into on December 10, 2004. As a result of terminating said agreement, the Company returned its 35% ownership interest in Central Solutions and Central Solutions has returned the 10,000,000 shares of the Company's common stock received per said agreement.

      On July 5, 2005, we entered into the 2005 SEDA, effective as of June 24, 2005, pursuant to which, at our discretion, we could have periodically sold to Cornell shares of our common stock for a total purchase price of up to
$20,000,000. For each share of common stock purchased under the 2005 SEDA, Cornell would have paid Nexicon 99% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Further, Cornell would have retained a fee of 5% of each advance under the 2005 SEDA. In light of the limitations contained in the 2005 SEDA, we would have had to submit a $300,000 advance request approximately every six trading days for 24 months in order to attain the full $20,000,000 available under the 2005 SEDA. The 2005 SEDA was terminated on November 21, 2005 pursuant to a November 2005 Termination Agreement.

      On July 5, 2005, we refinanced the 2004 Debentures as the 2005 Debentures in the principal amount of $380,000, effective as of June 24, 2005. The 2005 Debentures were convertible at the holder's option any time up to maturity at a conversion price per share equal to $0.01. At maturity, the remaining unpaid principal and accrued interest under the 2005 Debentures would be, at Nexicon's option, either paid or converted into shares of common stock at a conversion price equal to $0.01. The 2005 Debentures were secured by substantially all of our assets, and accrued interest at a rate of 5% per year and had a 2-year term. On July 1, 2005, the Company issued 1,086,957 shares of its common stock to Cornell for conversion of $20,000 under the 2005 Debentures. The 2005 Debentures were terminated pursuant to the November 2005 Termination Agreement. The balance of $389,337 outstanding at November 21, 2005 under the 2005 Debentures was refinanced under the November 2005 Debentures.

      On March 17, 2005, Nexicon discontinued operations of its OSSI SatSecure(C) Systems business, pursuant to the terms of a Stock Repurchase Agreement. The Company repurchased 15,000,000 shares of its common stock held by the President of OSSI.

      On January 14, 2005, Nexicon issued an unsecured promissory note to Cornell in the amount of $250,000 and received net proceeds of $225,033 after payment of financing costs of $24,967. Effective March 3, 2005, Nexicon issued an additional unsecured promissory note to Cornell in the amount of $1,000,000 and received net proceeds of $915,099, after payment of financing costs of $84,901. The loan was evidenced by a promissory note dated March 3, 2005, which has an interest at a rate of 12% per annum and was due on November 26, 2005. As a condition precedent to the loan, Nexicon agreed to issue and hold in escrow 40,000,000 shares of its common stock to be released in connection with repayment of the loan. On November 21, 2005, the promissory note was terminated and Cornell surrendered the promissory note and 35,889,410 shares of stock to Nexicon. The balance of $1,085,481 outstanding on the promissory note as of November 21, 2005 was converted into the November 2005 Debentures.

      During the year ended December 31, 2004, Nexicon issued 6,600,000 shares of Common Stock in 2004 for cash consideration of $587,800. An additional 8,799,833 shares were issued in exchange for services valued at $2,016,384, the fair market value of the shares on the date Nexicon agreed to issue the stock. Included in those issued for services were 3,800,000 shares issued to Nexicon's employees at a value of $760,000. Deferred stock compensation at December 31, 2004 was $543,996 to be amortized over the terms of certain consulting agreements.

      The following table sets forth to whom Nexicon issued an aggregate of $2,016,384 shares of its common stock in exchange for services:

                            Common Stock Issued for Services
---------------------------------------------------------------------------------------
Name                              Date       Shares       Amount          Service
----------------------------   ----------   ---------   ----------   ------------------
Laurence L. Levison             3/19/2004      50,000   $   24,950   Product Consulting
Frank J. Loch                   3/19/2004      50,000       24,950   Product Consulting
Kenneth B. Baircar              3/19/2004      50,000       24,950   Product Consulting
Joel Newberger                  3/19/2004      50,000       24,950   Product Consulting
Frank M. Reganato               3/19/2004      50,000       24,950   Product Consulting
Cornell Capital Partners, LP    3/23/2004     512,833      255,400       2004 SEDA
Yorkville Advisors, LLC          4/6/2004     254,000      127,000       2004 SEDA
Waterville                      6/14/2004     186,000       93,000       2004 SEDA
Lynn Budagher                   9/22/2004   2,000,000      400,000        Employee
John Morrison                   9/22/2004   1,600,000      320,000        Employee
Simon Hampton                   9/22/2004     200,000       40,000        Employee
Brent Jay                       6/28/2004   3,000,000      490,868    Public Relations
CEO Cast                        3/31/2004     214,167      107,083    Public Relations
CCG                            11/15/2004     499,500       49,950    Public Relations
Dealflow                       11/15/2004      83,333        8,333    Public Relations
                                            ---------   ----------
Totals                                      8,799,333   $2,016,384
                                            =========   ==========


      Effective December 10, 2004, Nexicon entered into a marketing and distribution agreement with Central whereby Nexicon granted Central the right to market, distribute and support any and all technology directly or indirectly controlled, licensed, owned joint ventured or otherwise approved for Nexicon, exclusively in the healthcare markets in the United States. and Canada. In connection with this, Nexicon issued 10,000,000 shares of its restricted common stock in exchange for 35% of Central's issued and outstanding common stock.

      On November 15, 2004, Nexicon, Inc. purchased all of the outstanding common stock of Pluto, a Norwegian company, that provides a range of billing and customer care solutions for telecommunication carriers and service providers via their CHARON billing and customer care real-time, client/server system. In the stock for stock purchase, Nexicon, Inc. issued 5,010,496 shares of common stock in exchange for all of the issued and outstanding common stock of Pluto.

      Nexicon acquired the stock of Pluto from the following people in exchange for the number of shares of Nexicon's common stock set forth opposite their names:

                           Number                             Number
Name                      of shares   Name                   of shares
-----------------------   ---------   --------------------   ---------

Teigland Eiendom AS       1,117,043   Nordea Liv Norge AS      155,400
Mercury Mobile AS           827,820   Holberg @                133,980
Frank Mjos                  656,250   Tommy Eide               105,000
Toman Invest AS             388,500   Lie Invest AS             38,850
Tommy Stiansen              262,500   Rune Svendsen             34,965
Reidar Asphaug              262,500   Jens Petter Teigland      31,248
Svein Erik Fauskanger       262,500   Vest Kapital AS           26,250
Eiendomsgruppen Vest AS     242,498   Anders Giske               7,770
Holberg Norden              235,200   Eivind Boe                 5,250
Holberg Norge               216,972                          ---------

                                      Total Shares           5,010,496
                                                             =========


      In May 2004, the Company entered into the 2004 SPA whereby up to $500,000 of 5% secured, convertible debentures may be issued. During the year ended December 31, 2004, Nexicon received net proceeds of $369,323 after payment of expenses in the amount of $130,677, from the sale of $500,000 of debentures. The Investor converted $75,000 of the debentures for 679,855 shares of its common stock. The 2004 Debentures were mutually terminated by Nexicon and Cornell pursuant to the June 2005 Termination Agreement. The principal amounts and accrued interest outstanding under the 2004 Debentures were refinanced under the 2005 Debentures in the principal sum of $380,000.

      On March 23, 2004, Nexicon entered into the 2004 SEDA with Cornell. This agreement replaced the 2001 SEDA entered into in September 2001. Pursuant to this agreement, Nexicon may, at its discretion for up to two years, periodically issue and sell shares of common stock for a total purchase price of $20 million. If Nexicon requests an advance under the 2004 SEDA, Cornell will purchase shares of common stock for 99% of the volume weighted average price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Cornell intends to sell any shares purchased under the 2004 SEDA at the market price. On June 10, 2004 the Company filed the 2004 Registration Statement for the registration of 69,513,810 shares of the Company's common stock. The 2004 Registration Statement became effective on August 11, 2004. Effective March 23, 2004, upon the execution of the 2004 SEDA, the Company issued 490,000 shares of its common stock to Cornell at $0.48 per share, plus 20,833 shares of its common stock to Newbridge Securities Corporation, the Placement Agent for the 2004 SEDA, at $0.48 per share. The total fees of $245,000 are capitalized as financing costs net of $85,200 amortization of non-cash interest expense in the accompanying financial statements, in the amount of $160,000 at September 15, 2004.

      On November 19, 2003, Nexicon purchased all of the outstanding common stock of OSSI. In the stock for stock purchase, Nexicon issued 50,000,000 shares of common stock in exchange for all of the issued and outstanding common stock of OSSI. The shares were at valued $0.09 per share, the fair market value at November 19, 2003.

      In 2003, Nexicon acquired the stock of OSSI from the following people in exchange for the number of shares of Nexicon's common stock set forth opposite their names:

                                                            No. of
              Name:                                        Shares:
              ---------------------------------------   ----------
              Robert V. Demson                          26,000,000
              Francisco Urrea, Jr                       20,000,000
              Paul B. Goldberg                           1,800,000
              Harry A. Montefusco                        1,800,000
              John F. Morrison                             400,000
                                                        ----------
                                        Total Shares:   50,000,000
                                                        ==========


      In October 2003, Nexicon issued 1,000,000 shares of common stock to Francisco Urrea, Jr. , a director at the time of the issuance, for consulting fees.

      Effective July 1, 2003, Nexicon agreed to sell its Internet tobacco products business to American Indian CigCo, LLC ("AIC"). In conjunction with this sale, AIC agreed to purchase 2,000,000 shares of Nexicon's common stock for $2,800,000 payable in the form of a promissory note bearing interest at 7% per year. Interest payments are due annually commencing July 31, 2004 and the principal is due July 31, 2008. In November 2004, the agreement was amended to effect monthly interest-only payments at an annual rate of 4.223%, commencing December 31, 2004, with the principal due on or before December 31, 2009, at AIC's option. To date, AIC has paid no interest on the note.

      In August 2002, Nexicon issued a total of 5,000,000 shares of common stock valued at $150,000 as follows: 1,000,000 shares each to Richard Urrea, Daniel Urrea, Brent Wolford, Lynnette Budagher and Trey Urrea.

      With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder. In each instance, the purchaser had access to sufficient information regarding Nexicon so as to make an informed investment decision. More specifically, Nexicon had a reasonable basis to believe that each purchaser was either an accredited investor as defined in Regulation D of the Securities Act or otherwise had the requisite sophistication to make an investment in Nexicon's common stock.

Exhibits Required by Item 601 of Regulation S-B

      (a) The  following  exhibits  are  filed  as  part  of  this  Registration
Statement:

Exhibit No.   Description                                               Location
-----------   -------------------------------------------------------   -----------------------------------------------

2.1           Acquisition Agreement between Ave and DMI                 Incorporated  by  reference  to Exhibit  2.1 to
                                                                        the  Company's  Annual Report on Form 10-KSB as
                                                                        filed   with  the   Securities   and   Exchange
                                                                        Commission on April 16, 2001

2.2           Letter of Intent between Ave and Nexicon dated July 9,    Incorporated  by  reference  to Exhibit  2.2 to
              1999                                                      the  Company's  Annual Report on Form 10-KSB as
                                                                        filed   with  the   Securities   and   Exchange
                                                                        Commission on April 16, 2001

3.1           Certificate of Amendment to Change name to Ave, Inc.      Incorporated  by  reference  to Exhibit  2.7 to
              dated 5/7/90                                              the  Company's  Annual Report on Form 10-KSB as
                                                                        filed   with  the   Securities   and   Exchange
                                                                        Commission on April 16, 2001

3.2           Certificate of Agreement of Merger of DeLuxe Onyx         Incorporated  by  reference  to Exhibit  2.8 to
              Company dated January 23, 1987                            the  Company's  Annual Report on Form 10-KSB as
                                                                        filed   with  the   Securities   and   Exchange
                                                                        Commission on April 16, 2001

3.3           Certificate and Agreement of Merger of DeLuxe dated       Incorporated  by  reference  to Exhibit  2.9 to
              1/23/87                                                   the  Company's  Annual Report on Form 10-KSB as
                                                                        filed   with  the   Securities   and   Exchange
                                                                        Commission on April 16, 2001

3.4           Certificate Amending Certificate of Incorporation         Incorporated  by  reference  to Exhibit 2.10 to
              dated January 23, 1987                                    the  Company's  Annual Report on Form 10-KSB as
                                                                        filed   with  the   Securities   and   Exchange
                                                                        Commission on April 16, 2001

3.5           Ave, Inc. Bylaws                                          Incorporated  by  reference  to Exhibit  3.0 to
                                                                        the  Company's  Annual Report on Form 10-KSB as
                                                                        filed   with  the   Securities   and   Exchange
                                                                        Commission on April 16, 2001

3.6           Articles in Incorporation of Nexicon, Inc. the Wholly     Incorporated  by  reference  to Exhibit 21.1 to
              Owned Subsidiary Nexicon, Inc. (formerly Ave, Inc.)       the  Company's  Annual Report on Form 10-KSB as
                                                                        filed   with  the   Securities   and   Exchange
                                                                        Commission on April 16, 2001

3.7           Certificate of Amendment to Articles of Nexicon, Inc.     Incorporated  by  reference  to Exhibit 21.2 to
              to change name from Ave, Inc. to Nexicon, Inc.            the  Company's  Annual Report on Form 10-KSB as
                                                                        filed   with  the   Securities   and   Exchange
                                                                        Commission on April 16, 2001

3.8           Certificate of Amendment of Nexicon, Inc.                 Incorporated  by  reference  to Exhibit 21.3 to
                                                                        the  Company's  Annual Report on Form 10-KSB as
                                                                        filed   with  the   Securities   and   Exchange
                                                                        Commission on April 16, 2001

Exhibit No.   Description                                               Location
-----------   -------------------------------------------------------   -----------------------------------------------

3.9           Bylaws of Nexicon, Inc.                                   Incorporated  by  reference  to Exhibit 21.5 to
                                                                        the  Company's  Annual Report on Form 10-KSB as
                                                                        filed   with  the   Securities   and   Exchange
                                                                        Commission on April 16, 2001

3.10          Articles of Amendment and Restatement to Articles of      Incorporated  by  reference  to Exhibit 3.10 to
              Incorporation of AVE, Inc.                                Nexicon's  Registration  Statement on Form SB-2
                                                                        filed   with  the   Securities   and   Exchange
                                                                        Commission on September 15, 2001

3.11          Certificate of Amendment to Articles of Incorporation     Incorporated  by  reference  to Exhibit 3.11 to
              of Nexicon, Inc. filed with Nevada Secretary of State     Nexicon's  Registration  Statement on Form SB-2
              on August 9, 2001                                         filed   with  the   Securities   and   Exchange
                                                                        Commission on September 15, 2001

4.1           Stock Specimen                                            Incorporated  by  reference  to Exhibit  2.4 to
                                                                        the  Company's  Annual Report on Form 10-KSB as
                                                                        filed   with  the   Securities   and   Exchange
                                                                        Commission on April 16, 2001

5.1           Opinion re: Legality                                      Provided herewith

10.1          Promissory note from Nexicon, Inc. to Francisco           Incorporated  by reference to Exhibit 99 to the
              Urrea, Jr.                                                Company's  Annual  Report  on  Form  10-KSB  as
                                                                        filed   with  the   Securities   and   Exchange
                                                                        Commission on April 16, 2001

10.2          May Davis Extension Agreement                             Incorporated  by reference to Exhibit 99 to the
                                                                        Company's   Quarterly  Report  on  Form  10-QSB
                                                                        filed   with  the   Securities   and   Exchange
                                                                        Commission on January 4, 2001

10.3          R. Gene Klawetter Letter of Resignation                   Incorporated  by  reference  to Exhibit 99.2 to
                                                                        the  Company's  8-K filed  with the  Securities
                                                                        and Exchange Commission on August 22, 2000

10.4          Lease Agreement                                           Incorporated  by  reference  to Exhibit 99.3 to
                                                                        the  Company's  8-K filed  with the  Securities
                                                                        and Exchange Commission on August 22, 2000

10.5          Asset Purchase and Investment  agreement dated June 13,   Incorporated  by reference to Exhibit  10.11 to
              2003 between  Nexicon,  Inc. and American Indian Cigco,   the  Company's  Quarterly  Report on Form 10QSB
              LLC.                                                      as  filed  with  the  Securities  and  Exchange
                                                                        Commission on August 19, 2003.

10.6          One Year Installment Note dated June 13, 2003,  between   Incorporated  by reference to Exhibit  10.12 to
              Cyco.net, Inc. and American Indian Cigco, LLC.            the  Company's  Quarterly  Report on Form 10QSB
                                                                        as  filed  with  the  Securities  and  Exchange
                                                                        Commission on August 19, 2003

10.7          Five Year  Capital  Note  dated  June 13,  2003,  among   Incorporated  by reference to Exhibit  10.13 to
              Nexicon,   Inc.,   American   Indian  Cigco,   LLC  and   the  Company's  Quarterly  Report on Form 10QSB
              CigCo-Epic Venture.                                       as  filed  with  the  Securities  and  Exchange
                                                                        Commission on August 19, 2003

Exhibit No.   Description                                               Location
-----------   -------------------------------------------------------   -----------------------------------------------

10.8          Purchase  Agreement  dated  November  19, 2003  between    Incorporated  by reference to Exhibit 10.14 to
              Cyco.net, Inc. and Orion Security Services, Inc.          the Company's  Current  Report on Form 8K dated
                                                                        November  19,  2003 filed  with the  Securities
                                                                        and Exchange Commission on December 4, 2003.

              Employment  Agreement  dated  as  of  January  1,  2004   Incorporated  by reference to Exhibit  10.18 to
10.9          between Cyco.net and Richard Urrea                        the  Company's  Annual Report on Form 10-KSB as
                                                                        filed   with  the   Securities   and   Exchange
                                                                        Commission on April 13,2004

10.10         Employment  Agreement  dated  as  of  January  1,  2004   Incorporated  by reference to Exhibit  10.19 to
              between Cyco.net and Daniel Urrea                         the  Company's  Annual Report on Form 10-KSB as
                                                                        filed   with  the   Securities   and   Exchange
                                                                        Commission on April 13, 2004

10.11         Share  Exchange  Agreement  dated as of June  16,  2004   Incorporated  by  reference  to Exhibit 99.1 to
              between   the   Company   and   Pluto    Communications   the  Company's  Current  Report  on  Form 8K as
              International A.S.                                        filed on March 2, 2004

10.12         Amendment  to  Share  Exchange  Agreement  between  the   Incorporated  by  reference  to Exhibit 99.2 to
              Company  and Pluto  Communications  International  A.S.   the  Company's  Current  Report  on  Form 8K as
              dated as of November 15, 2004                             filed on March 2, 2005

10.13         Repurchase   Agreement  dated  as  of  March  17,  2005   Incorporated  by  reference  to Exhibit 99.1 to
              between Nexicon and Robert V. Demson                      the  Company's  Current  Report  on  Form 8K as
                                                                        filed on March 19, 2005

10.14         Termination  Agreement  dated June 23, 2005 between the   Incorporated  by reference to Exhibit  99.10 to
              Company and Cornell Capital Partners, LP                  the  Company's  Current  Report  on Form 8-K as
                                                                        filed   with  the   Securities   and   Exchange
                                                                        Commission on July 7, 2005


10.15         Securities  Purchase Agreement dated as of November 21,   Incorporated  by  reference  to Exhibit 99.1 to
              2005 by and between  Nexicon,  Inc. and Cornell Capital   the  Company's  Current  Report  on Form 8-K as
              Partners, LP                                              filed   with  the   Securities   and   Exchange
                                                                        Commission on November 28, 2005

10.16         Investor  Registration  Rights  Agreement  dated  as of   Incorporated  by  reference  to Exhibit 99.2 to
              November  21, 2005 by and  between  Nexicon,  Inc.  and   the  Company's  Current  Report  on Form 8-K as
              Cornell Capital Partners, LP                              filed   with  the   Securities   and   Exchange
                                                                        Commission on November 28, 2005


10.17         Secured  Convertible  Debenture in the principal amount   Incorporated  by  reference  to Exhibit 99.8 to
              of $1,085,481 dated as of November 21, 2005,  issued to   the  Company's  Current  Report  on Form 8-K as
              Cornell Capital Partners, LP                              filed   with  the   Securities   and   Exchange
                                                                        Commission on November 28, 2005


10.18         Secured  Convertible  Debenture in the principal amount   Incorporated  by  reference  to Exhibit 99.5 to
              of $389,337  dated as of November 21,  2005,  issued to   the  Company's  Current  Report  on Form 8-K as
              Cornell Capital Partners, LP                              filed   with  the   Securities   and   Exchange
                                                                        Commission on November 28, 2005

Exhibit No.   Description                                               Location
-----------   -------------------------------------------------------   -----------------------------------------------

10.19         Secured  Convertible  Debenture in the principal amount   Incorporated  by  reference  to Exhibit 99.6 to
              of $100,000.00  dated as of November 21, 2005,  between   the  Company's  Current  Report  on Form 8-K as
              Nexicon Inc. and Cornell Capital Partners, LP             filed   with  the   Securities   and   Exchange
                                                                        Commission on November 28, 2005

10.20         Amended and  Restated  Security  Agreement  dated as of   Incorporated  by  reference  to Exhibit 99.7 to
              November  21, 2005  between  Nexicon,  Inc. and Cornell   the  Company's  Current  Report  on Form 8-K as
              Capital Partners, LP                                      filed   with  the   Securities   and   Exchange
                                                                        Commission on November 28, 2005

10.21         Warrant  dated  as  of  November  21,  2005  issued  to   Incorporated  by  reference  to Exhibit 99.9 to
              Cornell Capital Partners, LP                              the  Company's  Current  Report  on Form 8-K as
                                                                        filed   with  the   Securities   and   Exchange
                                                                        Commission on November 28, 2005

10.22         Escrow  Agreement  dated November 21, 2005 by and among   Incorporated  by reference to Exhibit  99.10 to
              Nexicon,  Inc., Cornell Capital Partners,  LP and David   the  Company's  Current  Report  on Form 8-K as
              Gonzalez, Esq.                                            filed   with  the   Securities   and   Exchange
                                                                        Commission on November 28, 2005

10.23         Termination  Agreement dated as of November 21, 2005 by   Incorporated  by reference to Exhibit  99.10 to
              and  between   Nexicon,   Inc.   and  Cornell   Capital   the  Company's  Current  Report  on Form 8-K as
              Partners, LP                                              filed   with  the   Securities   and   Exchange
                                                                        Commission on November 28, 2005

10.24         Form of Service Agreement,  dated as of July 8, 2005 by   Incorporated  by reference to Exhibit  99.11 to
              and  between  Nexicon,  Inc.  and  the  Motion  Picture   the  Company's  Current  Report  on Form 8-K as
              Association of America                                    filed   with  the   Securities   and   Exchange
                                                                        Commission on July 13, 2005

14.01         Code of Ethics                                            Incorporated  by  reference  to Exhibit 14.1 to
                                                                        the   Company's   10-KSB  for  the  year  ended
                                                                        December  31,  2003 filed  with the  Securities
                                                                        and Exchange Commission on April 8, 2004

23.1          Consent of Stark Winter Schenkein & Co., LLP              Provided herewith

ITEM 28. UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) Include any additional or changed information on the plan of distribution.

      (2) For determining liability under the Securities Act, the Company will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

            (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in Albuquerque, New Mexico, on February 8, 2006.

                                        NEXICON, INC.

                                        By:   /s/ Richard A. Urrea
                                              ----------------------------------
                                              February 13, 2006
                                              Richard A. Urrea
                                              President, Chief Executive Officer
                                              and Principal Executive Officer

                                        By:   /s/ Daniel Urrea
                                              ----------------------------------
                                              February 13, 2006
                                              Daniel Urrea
                                              Chief Financial Officer and
                                              Principal Accounting Officer

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                        TITLE                        DATE

/s/  Richard Urrea               Director                     February 13, 2006
-----------------------
Richard Urrea